Exhibit 10.1

SECOND AMENDED AND RESTATED

CAPACITY PURCHASE AGREEMENT

among

Continental Airlines, Inc.,

ExpressJet Holdings, Inc.,

XJT Holdings, Inc.

and

ExpressJet Airlines, Inc.

Dated as of June 5, 2008

Table of Contents

ARTICLE I DEFINITIONS          1

ARTICLE II CAPACITY PURCHASE, SCHEDULES AND FARES            1

Section 2.01            Capacity Purchase            1

Section 2.02            Flight-Related Revenues            3

Section 2.03            Replacement Aircraft            3

Section 2.04            Return Aircraft            3

Section 2.05            Withdrawal of Covered Aircraft            5

Section 2.06            Exchange of Covered Aircraft            6

Section 2.07            Contractor’s Right of First Opportunity            7

Section 2.08            Return Conditions; Storage            7

ARTICLE III CONTRACTOR COMPENSATION     9

Section 3.01            Base and Incentive Compensation            9

Section 3.02            Periodic Adjustment of Base and Incentive Compensation            9

Section 3.03            Contractor Expenses            9

Section 3.04            Continental Expenses            10

Section 3.05            Audit Rights  10

Section 3.06            Billing and Payment; Reconciliation.            10

ARTICLE IV CONTRACTOR OPERATIONS AND AGREEMENTS WITH CONTINENTAL       12

Section 4.01            Crews; Resource Allocation.            12

Section 4.02            Governmental Regulations            12

Section 4.03            Quality of Service            13

Section 4.04            Safety Matters            13

Section 4.05            Amended and Restated Master Facility and Ground Handling Agreement            14

Section 4.06            Codeshare Terms            14

Section 4.07            Amended and Restated Administrative Support and Information Services Provisioning Agreement            14

Section 4.08            Amended and Restated Fuel Purchasing Agreement            14

Section 4.09            Slots and Route Authorities            14

Section 4.10            Use of Continental Marks  15

Section 4.11            Use of Contractor Marks  15

Section 4.12            Catering Standards            15

Section 4.13            Ticket Handling Terms  15

Section 4.14            Fuel Efficiency Program            16

Section 4.15            Basic Rent Abatement under Covered Aircraft Subleases            16

Section 4.16            Covered Aircraft Sublease            16

Section 4.17            Uncovered Aircraft Sublease            16

Section 4.18            Other Rights Relating to Uncovered Aircraft by Contractor            16

ARTICLE V EXCLUSIVITY AND CERTAIN RIGHTS OF CONTINENTAL       17

Section 5.01            Exclusivity; Use of Covered Aircraft            17

Section 5.02            Exclusive Arrangements at Existing Hub Airports            17

Section 5.03            Change of Control            18

ARTICLE VI INSURANCE            18

Section 6.01            Minimum Insurance Coverages            18

Section 6.02            Endorsements 19

Section 6.03            Evidence of Insurance Coverage            19

Section 6.04            Insurance Through Combined Placement.            19

ARTICLE VII INDEMNIFICATION            21

Section 7.01            Contractor Indemnification of Continental            21

Section 7.02            Continental Indemnification of Contractor            21

Section 7.03            Indemnification Claims 22

Section 7.04            Employer’s Liability; Independent Contractors; Waiver of Control            23

Section 7.05            Survival         24

ARTICLE VIII TERM, TERMINATION AND DISPOSITION OF AIRCRAFT            24

Section 8.01            Base Term    24

Section 8.02            Early Termination.            24

Section 8.03            Disposition of Aircraft during Wind-Down Period.            25

Section 8.04            Other Remedies for Breach.            29

Section 8.05            Contractor’s Right to Retain Covered Aircraft.            30

ARTICLE IX REPRESENTATIONS, WARRANTIES AND COVENANTS            32

Section 9.01            Representations, Warranties and Covenants of Holdings, XJT and ExpressJet            32

Section 9.02            Representations and Warranties of Continental            33

ARTICLE X MISCELLANEOUS  34

Section 10.01            Conversion of Covered Aircraft Livery            34

Section 10.02            Amendment of Certain Contracts            34

Section 10.03            Notices            35

Section 10.04            Binding Effect; Assignment            36

Section 10.05            Amendment and Modification            36

Section 10.06            Waiver            36

Section 10.07            Interpretation 36

Section 10.08            Confidentiality            36

Section 10.09            Arbitration      37

Section 10.10            Counterparts  39

Section 10.11            Severability    39

Section 10.12            Equitable Remedies            39

Section 10.13            Relationship of Parties 40

Section 10.14            Entire Agreement; No Third Party Beneficiaries            40

Section 10.15            Governing Law            40

Section 10.16            Guarantees.   40

Section 10.17            Right of Set-Off            41

Section 10.18            Cooperation with Respect to Reporting            41

Section 10.19            Refinancing of Uncovered Aircraft at Contractor’s Option 41

SCHEDULE 1:            Covered Aircraft

SCHEDULE 2:            Continental Increased Lease Rate

SCHEDULE 3:            Compensation for Capacity Purchase

EXHIBIT A:            Definitions

EXHIBIT B:            [Reserved.]

EXHIBIT C:            Master Facility and Ground Handling Agreement

EXHIBIT D:            Terms of Codeshare Arrangements

EXHIBIT E:            Administrative Support and Information Services Provisioning Agreement

EXHIBIT F:            Fuel Purchasing Agreement

EXHIBIT G:            Use of Continental Marks

EXHIBIT H:            Use of Contractor Marks

EXHIBIT I:            Catering Standards

EXHIBIT J:            Ticket Handling Terms

EXHIBIT K:            Fuel Efficiency Program

SECOND AMENDED AND RESTATED
CAPACITY PURCHASE AGREEMENT

            This Second Amended and Restated Capacity Purchase Agreement (this “Agreement”), dated as of June 5, 2008, is among Continental Airlines, Inc., a Delaware corporation (“Continental”), ExpressJet Holdings, Inc., a Delaware corporation (“Holdings”), XJT Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings (“XJT”), and ExpressJet Airlines, Inc., a Delaware corporation and a wholly owned subsidiary of XJT (“ExpressJet” and, collectively with Holdings and XJT, “Contractor”).

            WHEREAS, Contractor, certain of its Affiliates and Continental are parties to that certain Amended and Restated Capacity Purchase Agreement, dated as of April 17, 2002, as amended (the “Existing CPA”); and

            WHEREAS, the parties to the Existing CPA wish to further amend, and to restate, the Existing CPA effective July 1, 2008; and

            WHEREAS, contemporaneously with the execution of this Agreement, the parties are either amending or ratifying the Ancillary Agreements, in each case as an integral part of this Agreement;

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and obligations hereinafter contained, the parties agree to amend the Existing CPA, and to restate it in its entirety with this Agreement, as follows:

DEFINITIONS

            Capitalized terms used in this Agreement (including, unless otherwise defined therein, in the Schedules, Appendices and Exhibits to this Agreement) shall have the meanings set forth in Exhibit A hereto.

CAPACITY PURCHASE, SCHEDULES AND FARES

            Section 2.01  Capacity Purchase. Continental agrees to purchase the capacity of the Covered Aircraft for the period beginning on the date such aircraft becomes a Covered Aircraft under this Agreement and ending on the earlier of (i) the sublease or lease expiration date, as applicable, for such aircraft on Schedule 1 and (ii) the date on which such aircraft is withdrawn pursuant to a Wind-Down Schedule or other withdrawal schedule pursuant to this Agreement, as such date may be extended, shortened or otherwise modified pursuant to the terms of this Agreement, under the terms and conditions set forth herein and for the consideration described in Article III.  Subject to the terms and conditions of this Agreement, Contractor shall provide all of the capacity of the Covered Aircraft solely to Continental and use the Covered Aircraft solely to operate the Scheduled Flights.

            (a)  Fares, Rules and Seat Inventory.  Continental shall establish and publish all fares and related tariff rules for all seats on the Covered Aircraft.  Contractor shall not publish any fares, tariffs, or related information for the Covered Aircraft.  In addition, Continental shall have complete control over all seat inventory and inventory and revenue management decisions for the Covered Aircraft, including overbooking levels, discount seat levels and allocation of seats among various fare buckets.

            (b)  Flight Schedules.  Continental shall, in its sole discretion, establish and publish all schedules for the Covered Aircraft, including determining the city-pairs served, frequencies, utilization and timing of scheduled arrivals and departures, and charter flights and ferry flights; provided that such schedules shall be subject to Reasonable Operating Constraints.  Consistent with past practices, Continental shall also be entitled, at any time prior to takeoff, to direct Contractor to delay or cancel a Scheduled Flight for ATC or weather related purposes, and Contractor shall take all necessary and reasonable action to give effect to any such direction.  Contractor and Continental shall meet monthly (but not later than the fourth Friday of each calendar month) to review the planned flight schedules for the Covered Aircraft for each of the next 11 months.   Prior to such meeting, Continental shall prepare and distribute a rolling forecast of planned operational levels and associated statistics for the Covered Aircraft for each of the next 11 months.  At such meeting, Continental shall present a three month schedule that will include a proposed Final Monthly Schedule for the next calendar month and a detailed schedule for the two months following the Final Monthly Schedule.    At such meeting, Continental shall review and consider any changes to the planned flight schedule for the Covered Aircraft, including the proposed Final Monthly Schedule, suggested by Contractor.  Following such monthly meeting, Continental shall make such adjustments to the proposed Final Monthly Schedule as it deems appropriate (subject to Reasonable Operating Constraints), and, not later than three Business Days prior to the beginning of each calendar month, will deliver to Contractor the Final Monthly Schedule.  Notwithstanding the foregoing, Continental shall not schedule any Scheduled Flights with respect to any Covered Aircraft in the ten days immediately prior to the anticipated withdrawal of such Covered Aircraft pursuant to a Wind-Down Schedule delivered pursuant to Article VIII of this Agreement (other than a Wind-Down Schedule delivered in connection with a termination pursuant to Section 8.02(a)).

            (c) Spare Aircraft.  Notwithstanding anything to the contrary contained in this Section 2.01, Contractor shall maintain one Spare Aircraft, plus any additional Spare Aircraft determined by both Continental and Contractor to be required by Reasonable Operating Constraints, to operate Scheduled Flights at each Hub Airport where Contractor provides Regional Airlines Services.  Contractor shall be entitled to use the Spare Aircraft in Contractor’s reasonable discretion to replace another aircraft in the operation of a flight scheduled in the Final Monthly Schedule.  In addition, subject to applicable Reasonable Operating Constraints, Contractor shall use such Spare Aircraft to operate flights as directed by Continental (unless such Spare Aircraft was, prior to such direction by Continental, already scheduled as contemplated by the immediately preceding sentence), including flights originally scheduled to be operated by other Continental service providers. Such flights will be considered changes to the Final Monthly Schedule and will be reflected as extra sections or charter flights in the final performance statistics.

            Section 2.02 Flight-Related Revenues. Contractor acknowledges and agrees that all revenues resulting from the sale and issuance of passenger tickets associated with the operation of the Covered Aircraft and all other sources of revenue associated with the operation of the Covered Aircraft, including without limitation revenues relating to the transportation of cargo or mail and revenues associated with food, beverage and duty-free services and guaranteed or incentive payments from airport, local or municipal authorities in connection with scheduling flights to such airport or locality, are the sole property of and shall be retained by Continental (or, if received by Contractor, shall be promptly remitted to Continental).

            Section 2.03 Replacement Aircraft  If, at the time of withdrawal of a Covered Aircraft from the capacity purchase provisions of this Agreement as a result of the expiration of the head lease related to such Covered Aircraft prior to the end of the Base Term (other than an expiration resulting from a default by Contractor hereunder or under any Ancillary Agreement), (x) at least one fifty-seat Original Aircraft (i) is then being stored by or on behalf of Continental, (ii) has not had a restructuring or impairment charge associated with a planned or actual grounding, (iii) is not the subject of any sublease, and (iv) is not the subject of any contract or other agreement for the sale of such Original Aircraft and (y) after giving effect to such withdrawal, the number of Covered Aircraft will be less than (aa) at any time prior to the first anniversary of the Effective Date, 205 Covered Aircraft or (bb) at any time on or after the first anniversary of the Effective Date, 190 Covered Aircraft,, then such Original Aircraft shall be deemed a Covered Aircraft and become subject to the capacity purchase provisions of this Agreement; provided if, following the delivery of such Original Aircraft to Continental after the Effective Date, such Original Aircraft has been operated by or on behalf of Continental (other than storing such Original Aircraft), then Continental shall cause each such Original Aircraft to be prepared in such livery required by Paragraph 8 of Exhibit G and appropriate configuration prior to its being placed into such service, and Continental shall be responsible for all costs related to such preparation; and further provided that if there is more than one fifty-seat Original Aircraft meeting the conditions set forth in clauses (i) through (iv) above, then Continental shall select the fifty-seat Original Aircraft that shall be deemed a Covered Aircraft pursuant to this Section 2.03.  If a Labor Strike that affects Contractor’s performance under this Agreement is occurring, the obligations set forth in this Section 2.03 shall be tolled for the duration of such Labor Strike.

            Section 2.04 Return Aircraft

            (a)            Delta CPA Aircraft. Contractor operates 10 Original Aircraft pursuant to the terms and conditions of the Delta CPA, such aircraft being identified in Section B of Schedule 1 hereto (“Delta CPA Aircraft”).  Contractor, at its option, may return any or all of the Delta CPA Aircraft to Continental (i) if the Delta CPA terminates prior to June 1, 2009 and Contractor, at the time of delivery of the notice described in the immediately following sentence is not operating any aircraft for or on behalf of Delta under a capacity purchase arrangement or other similar arrangement with Delta, then with 30 days following the termination of the Delta CPA, or (ii) if the circumstances described in foregoing clause (i) do not occur, then as of the later of July 1, 2009 and the 30th day following the termination or expiration of the Delta CPA with respect to such aircraft.  Contractor shall provide Continental notice in writing of any termination, non-renewal, expiration or extension of the Delta CPA promptly upon Contractor receiving notice from, or delivering notice to, Delta of such termination, non-renewal, expiration or extension, or promptly upon Contractor otherwise determining that the Delta CPA shall terminate or expire as of a date certain, which notice shall designate an effective date for such Delta CPA Aircraft to be returned to Continental; provided that in any event Contractor shall give Continental not less than 30 days’ advance written notice prior to such effective date.

            (b)            Revenue-Risk Aircraft. Contractor operates 13 Original Aircraft pursuant to the terms and conditions of the Delta Pro-Rate Agreement (“Delta Pro-Rate Aircraft”) and an additional 46 Original Aircraft under its own brand through scheduled service under the “ExpressJet Airlines” brand and also through charter operations (“Branded Aircraft”), such Delta Pro-Rate Aircraft and Branded Aircraft being identified in Section C of Schedule 1 hereto (collectively, the “Revenue-Risk Aircraft”).

            (i)            Contractor, at its option, may designate up to 29 of the Revenue-Risk Aircraft to be returned to Continental as of any date on or prior to December 1, 2008.  Contractor shall provide Continental at least 30 days advance notice in writing of any such designation, which notice shall designate an effective date for such Revenue-Risk Aircraft to be returned to Continental.

            (ii)            The parties acknowledge that the 30 Revenue-Risk Aircraft identified as “Retained” in Section C of Schedule 1 hereto (the “Retained Aircraft”) shall be retained by Contractor as Uncovered Aircraft until the seventh anniversary of the Effective Date, on which date, subject to the provisions of Section 8.05, Contractor shall deliver possession of such Retained Aircraft to Continental (or its designee) in accordance with the provisions of Section 2.08.  Contemporaneously with the execution of this Agreement, the Basic Rent payable under each Uncovered Aircraft Sublease related to a Retained Aircraft shall be reduced by [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] percent for such seven year period.

            (c)                        Disposition of Returned Aircraft by Continental. Following Continental’s receipt of notice from Contractor pursuant to Sections 2.04(a), or 2.04(b)(i) containing an effective date for the return of an aircraft to Continental, and not less than 20 days prior to such effective date, Continental shall notify Contractor as to whether such Delta CPA Aircraft or Revenue-Risk Aircraft, as the case may be, shall, on such effective date, (x) become a Covered Aircraft in exchange for the withdrawal of another Covered Aircraft pursuant to Section 2.06, (y) become a Covered Aircraft without any such exchange, or (z) be put into storage by Continental.  The provisions of Section 2.08 and 10.01 shall apply to each aircraft pursuant to this Section 2.04, and provided that the provisions of Sections 2.08 and 10.01 shall have been satisfied by Contractor prior to the effective date, the Uncovered Aircraft Sublease for each such returned Delta CPA Aircraft or Revenue-Risk Aircraft shall be terminated; provided, further, that if such Uncovered Aircraft becomes a Covered Aircraft pursuant to clauses (x) or (y) above, then such Uncovered Aircraft Sublease shall become a Covered Aircraft Sublease and remain in effect as provided herein.  At the time of delivery of any notice delivered by Contractor pursuant to Section 2.04(a) or Section 2.04(b)(i), Contractor shall deliver to Continental a reasonably detailed current summary and forecast of the maintenance and repair status and condition of each Covered Aircraft and Engine and a list detailing the location of each Engine (by aircraft or, if appropriate, maintenance facility).  Continental shall have complete discretion to select the particular aircraft and Engines to be designated as Covered Aircraft pursuant to this Section 2.04(c) from among the aircraft being returned pursuant to Section 2.04(a) or Section 2.04(b)(i).  Continental shall bear the cost of any engine swaps reasonably necessary to accommodate the engine selections, based on the engine-location list provided to Continental by Contractor; provided that Contractor shall use its commercially reasonable efforts to minimize the number and cost of engine swaps reasonably necessary to accommodate the engine selections and shall be responsible for the cost of all such swaps, if any, required because of any inaccuracy in the engine-location list provided to Continental by Contractor.  For the avoidance of doubt, each Delta CPA Aircraft and Revenue-Risk Aircraft (other than Retained Aircraft), if any, that Contractor elects not to return to Continental pursuant to either Section 2.04(a) or Section 2.04(b)(i) shall be retained by Contractor for the remaining term of the Uncovered Aircraft Sublease related to such aircraft, as determined pursuant to the terms of such sublease.

            Section 2.05 Withdrawal of Covered Aircraft. Continental, at its option to be exercised at any time or from time to time, may withdraw any Excess Aircraft from the capacity purchase provisions of this Agreement.  Continental shall provide Contractor at least 60 days advance notice in writing of any such withdrawal.  Continental’s notice to Contractor shall designate an effective date for such withdrawal (which may be given in advance in respect of aircraft that will be Excess Aircraft as of the date of withdrawal).  On such effective date, the Covered Aircraft Sublease relating to such aircraft shall be terminated and such aircraft shall be returned to Continental.  Promptly after receipt of such notice (but in any event within 10 days thereafter), Contractor shall deliver to Continental a reasonably detailed current summary and forecast of the maintenance and repair status and condition of each Covered Aircraft and Engine and a list detailing the location of each Engine (by aircraft or, if appropriate, maintenance facility).  Continental shall have complete discretion to select the particular Excess Aircraft and Engines to be withdrawn pursuant to this Section 2.05.  Upon the withdrawal from the capacity purchase provisions of this Agreement of a Covered Aircraft that is being returned to Continental (or its designee) pursuant to this Section 2.05, the provisions of Section 2.08 shall apply.   Continental shall bear the cost of any engine swaps reasonably necessary to accommodate the engine selections, based on the engine-location list provided to Continental by Contractor; provided that Contractor shall use its commercially reasonable efforts to minimize the number and cost of engine swaps reasonably necessary to accommodate the engine selections and shall be responsible for the cost of all such swaps, if any, required because of any inaccuracy in the engine-location list provided to Continental by Contractor.

            Section 2.06 Exchange of Covered Aircraft. Continental shall be entitled to withdraw and subsequently shall replace any Covered Aircraft from the capacity purchase provisions of this Agreement in accordance with and subject to the limitations, terms and conditions contained in this Section 2.06; provided that, with respect to any Original Aircraft selected by Continental to replace a Covered Aircraft under this Section 2.06, all out-of pocket expenses incurred by Contractor in connection with the preparation of any aircraft for such withdrawal or replacement (other than the expenses for which Contractor is responsible to Section 10.01 with respect to the return of Original Aircraft to Continental) shall be reimbursed by Continental.

            (a)            For each Covered Aircraft withdrawn from the capacity purchase provisions of this Agreement pursuant to this Section 2.06, Continental shall designate as a Covered Aircraft under this Agreement an Original Aircraft that is not, at such time, operated by Contractor.  If, following the delivery of such Original Aircraft to Continental after the Effective Date, such Original Aircraft has been operated by or on behalf of Continental (other than storing such Original Aircraft), then Continental shall cause each such Original Aircraft to be prepared in such livery required by Paragraph 8 of Exhibit G and appropriate configuration prior to its being placed into such service, and Continental shall be responsible for all costs related to such preparation.

            (b)            To effect a replacement under Section 2.06(a), at any time and from time to time, Continental shall give Contractor not less than 60 days advance written notice of replacement of any Covered Aircraft.  Such notice shall specify a replacement date (the “Replacement Date”) for each such Covered Aircraft to be replaced (which may not include any Covered Aircraft for which Contractor shall have already delivered a notice of retention pursuant to Section 8.05) and the type and number of Covered Aircraft to be replaced and the type of Original Aircraft to replace such Covered Aircraft.  Promptly after receipt of such notice (but in any event within 10 days thereafter), Contractor shall deliver to Continental a reasonably detailed current summary and forecast of the maintenance and repair status and condition of each Covered Aircraft and Engine and a list detailing the location of each Engine (by aircraft or, if appropriate, maintenance facility).  Within 10 days after receipt of such summary, Continental shall select the individual aircraft and Engines to be replaced and the individual aircraft and Engines to become Covered Aircraft, and shall provide written notice to Contractor of its selection.  Continental shall bear the cost of any engine swaps reasonably necessary to accommodate the engine selections, based on the engine-location list provided to Continental by Contractor; provided that Contractor shall use its commercially reasonable efforts to minimize the number and cost of engine swaps reasonably necessary to accommodate the engine selections and shall be responsible for the cost of all such swaps, if any, required because of any inaccuracy in the engine-location list provided to Continental by Contractor.

            (c)            Upon the Replacement Date, the applicable Covered Aircraft to be replaced shall cease being a Covered Aircraft, and Contractor shall immediately deliver possession of such aircraft to Continental or its designee and the Covered Aircraft Sublease for such aircraft and the Engines shall, upon such delivery, be terminated in accordance with the terms of such Covered Aircraft Sublease, and the provisions of Sections 2.08 shall apply.

            Section 2.07 Contractor’s Right of First Opportunity.  If, at any time beginning on the Effective Date and ending on the last day of the Base Term, Continental proposes to engage any third party to operate on its behalf any Original Aircraft, then Continental shall promptly provide at least 180 days’ advance notice in writing of such intent to Contractor identifying the specific Original Aircraft and setting forth the proposed dates on which the operation of such aircraft for Continental shall begin.  Contractor, at its option, may designate any such Original Aircraft as a Covered Aircraft under this Agreement by providing written notice to Continental within 30 days of its receipt of Continental’s written notice, specifying the Original Aircraft to become Covered Aircraft on the corresponding dates proposed by Continental; provided that if such Original Aircraft has not been operated on behalf of Continental at any time during the twelve months immediately preceding the beginning of such proposed engagement, and Continental has received any bona fide offer to operate such aircraft from a third party on economic terms more beneficial to Continental than the terms hereof, then (i) Continental’s notice to Contractor shall include the terms of such bona fide offer, (ii) Contractor’s option to operate such aircraft as a Covered Aircraft hereunder shall constitute an option to operate such aircraft on the economic terms contained in such bona fide offer, and (iii) in connection with any such election by Contractor to operate such aircraft, Contractor shall agree to amend the terms hereof as applied to such aircraft to match such economic terms.  In the event such Original Aircraft becomes a Covered Aircraft under this Agreement, the parties shall execute a Covered Aircraft Sublease relating to such Covered Aircraft effective as of the date on which the operation of such aircraft for Continental shall begin.

            Section 2.08 Return Conditions; Storage.  Upon (i) the date for withdrawal from the capacity purchase provisions of this Agreement of a Covered Aircraft or (ii) the return to Continental or its designee of an Uncovered Aircraft, in each case, pursuant to Sections 2.04, 2.05, 2.06, 8.03(a) or 8.03(b), as applicable, (x) as to a Covered Aircraft such aircraft shall cease being a Covered Aircraft, and, if such aircraft is to be returned to Continental or its designee pursuant to the terms hereof, then Contractor shall immediately deliver possession of such aircraft to Continental or its designee, and the Covered Aircraft Sublease for such aircraft shall be terminated in accordance with the return conditions and other terms of such Covered Aircraft Sublease, provided that, subject to the terms of this Section 2.08,  Contractor shall comply with the return conditions applicable to such aircraft under such Covered Aircraft Sublease in connection with such return to Continental, and any failure to comply therewith shall be deemed a breach of such Covered Aircraft Sublease by Contractor as to which Continental may exercise all applicable remedies provided for in such Covered Aircraft Sublease, and (y) as to an Uncovered Aircraft, Contractor shall immediately deliver possession of such aircraft to Continental or its designee, and the Uncovered Aircraft Sublease for such aircraft shall be terminated in accordance with the terms of such Uncovered Aircraft Sublease; provided that, subject to the terms of this Section 2.08, Contractor shall comply with the return conditions applicable to such aircraft under such Uncovered Aircraft Sublease in connection with such return to Continental, and any failure to comply therewith shall be deemed a breach of such Uncovered Aircraft Sublease by Contractor as to which Continental may exercise all applicable remedies provided for in such Uncovered Aircraft Sublease.  Notwithstanding the provisions of any Covered Aircraft Sublease or Uncovered Aircraft Sublease, (i) as to a Covered Aircraft, upon the withdrawal of a Covered Aircraft that is being returned to Continental (or its designee) and (ii) as to an Uncovered Aircraft that is being returned to Continental (or its designee), Contractor shall not be required to meet the return conditions applicable to such aircraft that relate to time or cycles remaining between maintenance events or to any time- or cycle- controlled part under clause (v) of Section 4 of the Covered Aircraft Sublease or any similar provision in any Uncovered Aircraft Sublease, as applicable, provided that the foregoing waiver shall not apply in the case of the return of any Uncovered Aircraft except those Uncovered Aircraft being returned to Continental under Section 2.04 hereof; provided further that if Continental makes an Immediate Withdrawal Election, an Uncovered Aircraft Sublease put in place as a result of such Immediate Withdrawal Election with respect to a particular aircraft will not terminate until such aircraft is returned to Continental in accordance with the Wind Down Schedule; provided further that Contractor shall remain obligated to comply with all other provisions of the Covered Aircraft Sublease or Uncovered Aircraft Sublease, including without limitation provisions generally applicable to the maintenance, airworthiness, repair and general operating condition and cleanliness of the aircraft; and provided further, that the general condition of the Covered Aircraft or Uncovered Aircraft being returned shall not have materially changed relative to the condition of Contractor’s fleet of the same aircraft type since the notice of termination was delivered by Continental to Contractor, and the withdrawn aircraft being returned shall have not been discriminated against or operated, maintained or otherwise treated differently (including with respect to the removal of any part for convenience or without cause) than any other Covered Aircraft or Uncovered Aircraft.  Upon the termination of the applicable Covered Aircraft Sublease or Uncovered Aircraft Sublease, as applicable (or, in the event of a termination pursuant to Section 8.02(b)(iii) or (vi), promptly after the end of any grounding that would prevent a ferrying of the aircraft), Contractor shall ferry the applicable aircraft at Continental’s expense to a location within the continental United States selected by Continental.  Promptly after the delivery pursuant to the terms hereof of any termination notice by any party hereto to another party, but in no event more than ten days after such delivery (and immediately in connection with a termination pursuant to Section 8.02(a)) or 180 days prior to the end of the Base Term, Contractor shall deliver to Continental a reasonably detailed current summary and forecast of the maintenance and repair status and condition of each aircraft and each Engine, and a list detailing the location of each such engine (by aircraft or, if appropriate, maintenance facility).  In addition, so long as this Agreement is in effect, Contractor shall update such summary from time to time promptly upon Continental’s request.  With respect to any Covered Aircraft being returned to Continental by Contractor, so long as the applicable Covered Aircraft is not being withdrawn from the capacity purchase provisions of this Agreement pursuant to Section 8.02(c) (in which case, the following provisions of this Section 2.08 shall not apply), at Continental’s request and cost, Contractor shall (i) perform such maintenance on such aircraft, consistent with Contractor’s maintenance program, as and when requested by Continental prior to such return, and (ii) at the direction of Continental, make arrangements for the storage of any aircraft upon its return to Continental by Contractor, together with the Engines relating thereto, at a location selected by Continental, and for its continued maintenance in accordance with Contractor’s maintenance program (including, without limitation, the Flight Hour Agreements and all other maintenance cost per hour agreements and arrangements).  At Continental’s option and cost, Contractor will provide Continental (or its designee) with all manuals and will provide other detailed information in Contractor’s possession relating to Contractor’s maintenance program, for use by Continental (or such designee) until Continental (or such designee) has successfully transitioned maintenance on all aircraft returned to Continental pursuant to this Section 2.08 to the maintenance program of Continental (or such designee), and Contractor shall provide reasonable assistance to Continental (or such designee) at Continental’s cost during such transition period in connection with Contractor’s maintenance program and the transition to such other maintenance program.

CONTRACTOR COMPENSATION

            Section 3.01 Base and Incentive Compensation.  For and in consideration of the transportation services, facilities and other services to be provided by Contractor hereunder, Continental shall pay Contractor the base and incentive compensation as provided in Paragraph A of Schedule 3 hereto, subject to the terms and conditions set forth in this Article III.

            Section 3.02 Periodic Adjustment of Base and Incentive Compensation.  The rates under this Agreement set forth in Appendix 1 to Schedule 3 hereto and the Controllable Completion Factor Incentive Rate set forth in Appendix 2 to Schedule 3 hereto shall remain in effect through the day immediately preceding the first anniversary of the Effective Date, and shall be adjusted on each anniversary of the Effective Date (each, an “Adjustment Date”) as follows: the new rates, applicable beginning on such Adjustment Date, shall equal the rates in effect on the date immediately preceding the Adjustment Date multiplied by the lower of (i) the Annual CPI Change and (ii) 1.035.

            Section 3.03 Contractor Expenses.  Except as provided otherwise in Section 3.04, Contractor shall pay in accordance with commercially reasonable practices all expenses incurred in connection with Contractor’s provision of Regional Airline Services.  Contractor and Continental agree that, in connection with the provision of Regional Airline Services by Contractor to Continental hereunder and the provision of the other services contemplated to be performed by Contractor under the Ancillary Agreements, the parties shall collaborate and use commercially reasonable efforts to minimize costs incurred by Contractor if such costs would be reimbursable by Continental to Contractor in accordance with the terms of this Agreement or any Ancillary Agreement.  Further, with respect to any service or item provided or contemplated to be performed by Contractor hereunder or under the Ancillary Agreements and the cost of which Continental is required to reimburse Contractor hereunder or under any Ancillary Agreement, if (x) Continental can provide or arrange to provide such service or item at a lower cost than the reimbursement cost that Continental would otherwise be charged and (y) the provision of or arrangement to provide such service or item by Contractor would not materially adversely affect Contractor under any contracts or agreements, unreasonably interfere with the business operations of Contractor or result any non-reimbursed out-of-pocket expenses incurred by Contractor, then Contractor shall allow Continental to provide  at its own expense or arrange to provide such service or item in order to permit Continental to lower its costs.

            Section 3.04 Continental Expenses.  In addition to the reconciliation pursuant to Section 3.06(b) of all or a portion of the actual costs of certain expenses, the anticipated costs of which are provided for in the Block Hour Rates:

            (a)            Certain Revenue-Related Expenses.  Continental shall be responsible for all passenger and cargo revenue-related expenses relating to the Regional Airlines Services, as described in Paragraph B(1) of Schedule 3.

            (b)            Design Changes.  Except with respect to Contractor’s obligations set forth in Section 10.01, Continental shall be responsible for any reasonable out-of-pocket expenses relating to interior and exterior design changes to the Covered Aircraft and other product-related changes required by Continental that occur outside of Contractor’s normal aircraft and facility refurbishment program, including facility-related design changes and the cost of changes in uniforms and other livery.

            Section 3.05 Audit Rights.  Contractor shall make available for inspection by Continental and its outside auditors, within a reasonable period of time after Continental makes a written request therefor, all of Contractor’s books and records relating to the Covered Aircraft, this Agreement or any Ancillary Agreement, as reasonably necessary to audit any reimbursement of expenses set forth on Appendix 3 of Schedule 3 hereto (all such books and records collectively, “CPA Records”) until the later of (i) eighteen months following the date such expenses are billed to Continental by Contractor in accordance with the terms hereof or (ii) the final resolution of any ongoing good faith dispute arising during such 18-month period.  In connection with such audit, Continental and its outside auditors and advisors shall be entitled to make copies and notes of such CPA Records as they deem necessary solely for the purpose of (x) conducting such audit or (y) enforcing Continental’s rights under this Agreement or any Ancillary Agreement and to discuss such CPA Records with Contractor’s Chief Financial Officer or such other employees or agents of Contractor knowledgeable about such records.

Billing and Payment; Reconciliation.

            (a)            Billing and Payment.  On the next Business Day after Contractor receives the Final Monthly Schedule from Continental pursuant to Section 2.01(b), Contractor shall present a reasonably detailed written invoice for amounts due under this Agreement in respect of the Base Compensation for the Scheduled Flights during the month to which such Final Monthly Schedule pertains.  Continental shall pay Contractor the amount due under such invoice (the “Invoiced Amount”), subject to Continental’s right to dispute any calculations set forth on such invoice that do not comply with the terms of this Agreement, net of amounts owed by Contractor to Continental under the Administrative Support and Information Services Provisioning Agreement, the Master Facility and Ground Handling Agreement, the Fuel Purchasing Agreement and/or any Covered Aircraft Sublease or Uncovered Aircraft Sublease, any amounts to be prepaid to Continental pursuant to Section 3.06(c) during the month covered by the Final Monthly Schedule, any Insurance costs paid by Continental on Contractor’s behalf covering the month covered by the Final Monthly Schedule pursuant to Schedule 3 and/or any other amounts as mutually agreed to by both Contractor and Continental, as follows:

            (i)            One-quarter of the Invoiced Amount shall be payable by Continental to Contractor, by electronic transfer of funds to a bank account designated by Contractor, available on or before the first day of the month (or if such day is not a Business Day, the next Business Day) to which such invoice relates;

            (ii)            One-quarter of the Invoiced Amount shall be payable by Continental to Contractor, by electronic transfer of funds to a bank account designated by Contractor, available on or before the 8th day of the month (or if such day is not a Business Day, the next Business Day) to which the invoice relates;

            (iii)            One-quarter of the Invoiced Amount shall be payable by Continental to Contractor, by electronic transfer of funds to a bank account designated by Contractor, available on or before the 15th day of the month (or if such day is not a Business Day, the next Business Day) to which the invoice relates; and

            (iv)            One-quarter of the Invoiced Amount shall be payable by Continental to Contractor, by electronic transfer of funds to a bank account designated by Contractor, available on or before the 22nd day of the month (or if such day is not a Business Day, the next Business Day) to which the invoice relates.

            (b)            Reconciliation.  Not later than 14 days following the end of each month, Contractor and Continental shall reconcile actual amounts due in respect of such month with the estimated amounts included in the Invoiced Amount for such items for such month in accordance with the terms and conditions set forth in Schedule 3.  On or before the 15th day following the end of such month (or if such day is not a Business Day, the next Business Day), such reconciled amounts for such month to the extent applicable: (a) shall be paid by Continental to Contractor, together with any payment to be made by Continental pursuant to Section 3.06(a)(iii) above, or (b) shall be paid by Contractor to Continental or set off by Continental against any other amounts owing to Contractor.  Further reconciliations shall be made on or prior to the 22nd day following the end of such month (or if such day is not a Business Day, the next Business Day) to the extent necessary as a result of Continental’s review of financial information provided by Contractor in respect of such month.  Such further reconciled amounts for such month to the extent applicable (x) shall be paid by Continental to Contractor, together with any other payment to be made by Continental pursuant to Section 3.06(a)(iv) above, or (y) shall be paid by Contractor to Continental or set off by Continental against any other amounts owing to Contractor.  If, subsequent to any reconciliation payments or set-off, as the case may be, Contractor’s financial statements, maintained as provided in Section 3.05(a), are restated, amended or otherwise adjusted for any month or fiscal quarter, then the reconciled amounts for such period shall be recalculated in accordance with the terms and conditions set forth in Schedule 3, and the parties shall make further payments or set off further amounts as appropriate in respect of such recalculations.

ARTICLE IV

CONTRACTOR OPERATIONS AND AGREEMENTS WITH CONTINENTAL

            Section 4.01     Crews; Resource Allocation.

            (a)            Personnel Employed.  Contractor shall be responsible for providing all crews (flight and cabin) and maintenance personnel and, at Contractor Airports, gate agents and other ground personnel, necessary to operate the Scheduled Flights and for all aspects (personnel and other) of dispatch control.

            (b)            Resource Allocation.  If Contractor is flying any Uncovered Aircraft, then for so long as either (i) the number of Scheduled Flights in a calendar month represent at least 50% of the aggregate number of Contractor’s scheduled flights of Covered and Uncovered Aircraft in such month or (ii) the number of Covered Aircraft is at least 200, then Contractor crews, maintenance personnel and other resources shall be allocated on a priority basis to Scheduled Flights above all other flights and aircraft.

            (c)            Preferential Interviews.  Continental agrees to give Contractor pilots, flight attendants, mechanics and dispatchers who remain on Contractor’s relevant seniority list preferential interview status for any pilot, flight attendant, mechanic or dispatcher openings, respectively, that may occur at Continental, unless such status is in conflict with Continental’s commitments concerning such employees of other carriers.  Contractor agrees to give Continental pilots, flight attendants, mechanics or dispatchers who remain on Continental’s relevant seniority list preferential interview status for any pilot, flight attendant, mechanic or dispatcher openings, respectively, that may occur at Contractor, unless such status is in conflict with Contractor’s commitments concerning employees of other carriers.  Any furloughed Continental employee hired by Contractor shall be required to comply with all standard terms and conditions of employment applicable to employees of Contractor, but will not be required by Contractor to resign his or her seniority position with Continental as a condition for applying or being employed by Contractor.

            Section 4.02 Governmental Regulations.  Contractor has and shall maintain all FAA, DOT and other certifications, permits, licenses, certificates and insurance required by governmental authorities to enable Contractor to perform the services required by this Agreement.  All flight operations, dispatch operations and all other operations undertaken by Contractor pursuant to this Agreement shall be conducted and operated by Contractor in compliance in all material respects with all governmental regulations, including, without limitation, those relating to airport security, the use and transportation of hazardous materials, crew qualifications, crew training and crew hours.  Without limiting Contractor’s obligations under any Covered Aircraft Sublease, all Covered Aircraft shall be operated and maintained by Contractor in compliance in all material respects with all governmental regulations, Contractor’s own operations manuals and maintenance manuals and procedures, and all applicable equipment manufacturer’s instructions.

            Section 4.03 Quality of Service.  At all times, Contractor shall provide Regional Airline Services with appropriate standards of care, but in no event lower than such standards utilized by Contractor as of the date of this Agreement.  Continental procedures, performance standards and means of measurement thereof concerning the provision of air passenger and air cargo services shall be applicable to all Regional Airline Services provided by Contractor.  Contractor shall achieve at least the comparable quality of airline service as provided by Continental, subject to limitations imposed by the type of aircraft used by Contractor, its route network and the availability of equipment and facilities, as compared to those of Continental.  Contractor shall comply with all airline customer service commitments or policies of Continental as of the date hereof, including without limitation the “CustomerFirst” commitments, and employee conduct, appearance and training policies in place as of the date hereof, and shall handle customer-related services in a professional, businesslike and courteous manner.  In connection therewith, Contractor shall maintain aircraft cleaning cycles and policies, and shall maintain adequate staffing levels, to ensure at least a comparable level of customer service and operational efficiency that Continental achieves, including without limitation in respect of customer complaint response, ticketing and boarding timing, and baggage services.  In addition, at the request of Continental, Contractor shall comply with all such airline customer service commitments, policies or standards of care of Continental as adopted, amended or supplemented after the date hereof, provided that Continental shall reimburse Contractor for the reasonable out-of-pocket costs of Contractor of complying with such policies in excess of the costs of complying with such policies as in effect as of the date of this Agreement.  Contractor shall provide Continental with timely communication regarding the status of all Scheduled Flights, and shall perform closeout procedures at service levels at least as high as those of Continental at comparably-sized airports.  Contractor will use Continental’s standard procedures for processing and adjudicating all claims for which Contractor is responsible in an effort to avoid such matters becoming the subject of litigation or insurance claims.  Contractor and Continental will periodically meet to discuss and review Contractor’s customer service and handling procedures and policies and its employees’ conduct, appearance and training standards and policies in an effort to ensure compliance with this Agreement, and to agree to the terms of any necessary corrective action plan and the timing of its implementation.

            Section 4.04 Safety Matters.

            (a)            Incidents or Accidents.   Contractor shall promptly notify Continental of all irregularities involving a flight operated by Contractor which result in any damage to persons or property or are otherwise likely to result in a complaint or claim by passengers or an investigation by a governmental agency or authority, shall furnish to Continental as much detail as practicable concerning such irregularities and shall cooperate with Continental at Contractor’s own expense in any appropriate investigation.  Contractor shall use Continental’s Emergency Response Plan with respect to the Scheduled Flights for aircraft accidents or incidents, and shall be responsible for Continental’s direct costs resulting from Contractor’s participation in such plan.  In the event of an accident or incident involving a Covered Aircraft, Continental will have the right, but not the obligation, to manage the emergency response efforts on behalf of Contractor and to approve settlement of any liability claims resulting from the accident or incident.

            (b)            Safety Audits.  Continental shall have the right, at its own cost, to inspect, review, and observe Contractor’s operations of Scheduled Flights, and/or to conduct a full safety and/or service audit of Contractor’s operations, manuals and procedures reasonably related to Scheduled Flights, at such intervals as Continental reasonably requests and so long as such activities do not unreasonably interfere with the operations of Contractor.  Any such safety review may include an audit of Contractor’s maintenance and operating procedures, crew planning, passenger and baggage handling, customer service, personnel records, spare parts, inventory records, training records and manuals, and flight, flight training and operational personnel records.

            Section 4.05 Amended and Restated Master Facility and Ground Handling Agreement.  Contemporaneous with the execution and delivery of this Agreement, Contractor and Continental shall enter into a Master Facility and Ground Handling Agreement in the form attached hereto as Exhibit C.

            Section 4.06 Codeshare Terms.  Contractor agrees to operate all Scheduled Flights using the Continental flight code and flight numbers assigned by Continental, or such other flight codes and flight numbers as may be assigned by Continental (to accommodate, for example, a Continental alliance partner), and otherwise under the codeshare terms set forth in Exhibit D.

            Section 4.07 Amended and Restated Administrative Support and Information Services Provisioning Agreement.  Contemporaneous with the execution and delivery of this Agreement, Continental and Contractor shall enter into the Administrative Support and Information Services Provisioning Agreement in the form attached hereto as Exhibit E.

            Section 4.08 Amended and Restated Fuel Purchasing Agreement.  Contemporaneous with the execution and delivery of this Agreement, Continental and Contractor shall enter into the Fuel Purchasing Agreement in the form attached hereto as Exhibit F.

            Section 4.09 Slots and Route Authorities .  Contractor and Continental agree and acknowledge that each airport takeoff or landing slot, route authority or other similar regulatory authorization (each, a “Slot or Route Authorization”) held by Contractor and used for Scheduled Flights or any other flights conducted by or on behalf of Continental is held for the benefit and on behalf of Continental. In that regard, at the request of Continental made at any time and from time to time, including upon termination of this Agreement, Contractor shall use its commercially reasonable efforts to transfer to Continental or its designee, to the extent permitted by law, any Slot or Route Authorization held by Contractor and used for Scheduled Flights or any other flights conducted by or on behalf of Continental, in consideration of the payment to Contractor of the net book value, if any, of such Slot or Route Authorization on Contractor’s books; provided, that for the purposes of this Section 4.09, the net book value shall not exceed the actual out of pocket consideration paid by Contractor for such Slot or Route Authorization.  Contractor’s obligations pursuant to the immediately preceding sentence shall survive the termination of this Agreement for so long as any transfer requested pursuant to this Section 4.09 shall not have been completed.  Contractor hereby agrees that all of Contractor’s contacts or communications with any applicable regulatory authority concerning any Slot or Route Authorization used for Scheduled Flights will be coordinated through Continental.  If any Slot or Route Authorization held by Contractor and used for Scheduled Flights or any other flights conducted by or on behalf of Continental is withdrawn or otherwise forfeited as a result of (i) Controllable Cancellations or any other reason within Contractor’s reasonable control, then Contractor agrees to pay to Continental promptly upon demand an amount equal to the market value of such withdrawn or forfeited Slot or Route Authorization or (ii) any action or inaction by Continental, then Continental agrees to pay to Contractor promptly upon demand an amount equal to the net book value of such withdrawn or forfeited Slot or Route Authorization on Contractor’s books; provided, that for the purposes of this Section 4.09, the net book value shall not exceed the actual out of pocket consideration paid by Contractor for such Slot or Route Authorization.

            Section 4.10 Use of Continental Marks.  Continental hereby grants to Contractor the non-exclusive and non-transferable rights to use the Continental Marks and other Identification as provided in, and Contractor shall use the Continental Marks and other Identification in accordance with the terms and conditions of Exhibit G.

            Section 4.11 Use of Contractor Marks.  Contractor hereby grants to Continental the non-exclusive and non-transferable rights to use the Contractor Marks as provided in, and Continental shall use the Contractor Marks in accordance with the terms and conditions of, Exhibit H.

            Section 4.12 Catering Standards .  Continental and Contractor shall comply with the catering requirements set forth on Exhibit I hereto.  The parties agree that, in the event of a conflict between the provisions of Exhibit I and the Contractor Ground Handling Agreement, the provisions of Exhibit I shall control.

            Section 4.13 Ticket Handling Terms.  Continental and Contractor shall comply with the ticket handling requirements set forth in Exhibit J hereto.  The parties agree that, in the event of a conflict between the provisions of Exhibit J and the Contractor Ground Handling Agreement, the provisions of Exhibit J shall control.

            Section 4.14 Fuel Efficiency Program.  Contractor shall comply with the fuel efficiency program requirements as described on Exhibit K hereto.

            Section 4.15 Basic Rent Abatement under Covered Aircraft Subleases.  Basic Rent payable under each Covered Aircraft Sublease shall be entirely abated unless and until such Covered Aircraft has been withdrawn from the capacity purchase provisions of this Agreement and no longer constitutes a Covered Aircraft; provided, however, that in the event of any conflict between any terms of this Agreement relating to the payment of Basic Rent or the terms of Sections 2.08, 4.18 and 8.05 of this Agreement and the terms of any Covered Aircraft Sublease or Uncovered Aircraft Sublease, the terms of this Agreement shall govern.  Nothing contained in this Section 4.15 or the other sections of this Agreement referenced herein shall derogate from or otherwise affect the subordination of the Uncovered Aircraft Subleases and Covered Aircraft Subleases to the terms of the relevant head leases and other aircraft financing documents covering such aircraft, as provided in such Uncovered Aircraft Subleases and Covered Aircraft Subleases.

            Section 4.16 Covered Aircraft Sublease.  The Covered Aircraft Sublease for each Covered Aircraft existing on the Effective Date shall remain in full force and effect, except as modified hereby and until it expires or is terminated in accordance with its terms or in accordance with the terms of this Agreement.  In addition, Contractor agrees that it shall not exercise any right under a Covered Aircraft Sublease to cause Continental to exercise a renewal or similar option under the applicable head lease.

            Section 4.17 Uncovered Aircraft Sublease.  The Uncovered Aircraft Sublease for each Uncovered Aircraft existing on the Effective Date shall remain in full force and effect, except as modified hereby and until it expires or is terminated in accordance with its terms or in accordance with the terms of this Agreement.

            Section 4.18 Other Rights Relating to Uncovered Aircraft by Contractor. The parties agree that, with respect to each Uncovered Aircraft Sublease, Contractor shall be entitled to direct Continental to exercise its rights under the related head lease with respect to the applicable Uncovered Aircraft for the benefit of, and as directed by, Contractor, provided that Continental shall have no obligation (i) to take any action that could reasonably be expected to increase Continental’s obligations or liabilities, (ii) to take any action inconsistent with this Agreement, such head lease  or such Uncovered Aircraft Sublease, (iii) to take any action that might require a payment by Continental unless Contractor shall have previously paid to Continental an amount sufficient, in Continental’s reasonable judgment, to satisfy in full such Continental payment obligation, (iv) to request registration of the applicable Uncovered Aircraft in a jurisdiction other than the United States, (v) to follow any direction relating to Continental’s obligation to indemnify any Person, (vi)  to take any action to amend or modify, or waive any rights of Continental under, any agreement, (vii) to extend or renew the term of any head lease, or (viii) to follow any direction if an “Event of Default” under such Uncovered Aircraft Sublease shall have occurred and is continuing.  Notwithstanding the foregoing, Continental agrees that it shall not withhold its consent to Contractor under an Uncovered Aircraft Sublease to any proposed further sublease or sub-sublease of an Uncovered Aircraft by Contractor to another Person, subject to satisfaction of each of the following conditions:

            (a)            the head lease and any related aircraft financing documents covering such Uncovered Aircraft permits such further subleasing or sub-subleasing or the head lessor under an applicable head lease and any related aircraft financing documents has consented to such further subleasing or sub-subleasing, and such proposed further sublease or sub-sublease shall comply with all applicable requirements and conditions contained in the applicable head lease and related aircraft financing documents,

            (b)            such Uncovered Aircraft shall not be a Retained Aircraft,

            (c)            such proposed further sublease or sub-sublease would be subject and subordinate to all the terms of the Uncovered Aircraft Sublease for such Uncovered Aircraft and to the rights, powers and remedies of Continental thereunder,

            (d)            the term of such proposed further sublease or sub-sublease would not extend beyond the term of the head lease for such aircraft or the term of the Uncovered Aircraft Sublease and be consistent with the provisions of Section 8.05,

            (e)            no default or event of default shall have occurred and be continuing under the Uncovered Aircraft Sublease for such Uncovered Aircraft or under this Agreement, and

            (f)            Contractor shall bear the expense of entering into such proposed further sublease or sub-sublease and reimburse Continental for all of its out-of-pocket expenses (including outside counsel fees) and any costs and expenses of the head lessor and financing parties of the Uncovered Aircraft for which Continental is liable under the applicable head lease and related financing documents.

ARTICLE V

EXCLUSIVITY AND CERTAIN RIGHTS OF CONTINENTAL

            Section 5.01            Exclusivity; Use of Covered Aircraft.  Contractor agrees that, except as otherwise directed or approved in writing by Continental in Continental’s sole discretion, (i) the Covered Aircraft may be used only to provide the Regional Airline Services contemplated by this Agreement and (ii) the Covered Aircraft may not be used by Contractor for any other purpose (other than ferrying and other non-revenue flights related to the provision of the Regional Airline Services and consistent with past practices and Reasonable Operating Constraints), including without limitation flying for any other airline or on Contractor’s own behalf.

            Section 5.02 Exclusive Arrangements at Existing Hub Airports.  In furtherance of the capacity purchase arrangements hereunder, Continental and Contractor agree that Contractor shall not operate any scheduled service operated under Contractor’s brand in or out of any Existing Hub Airport or any other airport within fifty miles of any Existing Hub Airport prior to the Termination Date, except as otherwise approved in writing by Continental in its sole discretion.  Notwithstanding the foregoing, Contractor shall not be prohibited from operating charter service from such locations.

            Section 5.03 Change of Control.  Upon the occurrence of a Change of Control, at any time during the Base Term, to which Change of Control Continental shall not have consented in writing in advance, the provisions of Section 8.02(b) shall apply.

ARTICLE VI

INSURANCE

            Section 6.01 Minimum Insurance Coverages.  During the Term, in addition to any insurance required to be maintained by Contractor pursuant to the terms of any aircraft lease (including without limitation each Covered Aircraft Sublease and Uncovered Aircraft Sublease), or by any applicable governmental authority, Contractor shall maintain, or cause to be maintained, in full force and effect policies of insurance with insurers of recognized reputation and responsibility, in each case to the extent available on a commercially reasonable basis, as follows:

            (a)            Comprehensive aircraft hull and liability insurance, including aircraft third party, passenger liability (including passengers’ baggage and personal effects), cargo and mail legal liability, and all-risk ground and flight physical damage, with a combined single limit of not less than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per occurrence and a minimum limit in respect of personal injury (per clause AVN 60 or its equivalent) of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per occurrence and in the aggregate, and war risk hull and liability insurance as provided by the FAA program or by commercial providers of such insurance with a combined single limit no less than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per occurrence;

            (b)            Workers’ compensation as required by the appropriate jurisdiction and employer’s liability with a limit of not less than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] combined single limit; and

            (c)            Other property and liability insurance coverages of the types and in the amounts that would be considered reasonably prudent for a business organization of Contractor’s size and nature, under the insurance market conditions in effect at the time of placement, but in any event of the type and the amount that Continental may reasonably require to prevent or minimize a disruption in the provision of Regional Airline Services resulting from a casualty or liability incident related to Contractor’s operations.  All coverages described in this Section 6.01 shall be placed with deductibles reasonably prudent for a business organization of Contractor’s size and nature, under the insurance market conditions in effect at the time of placement.

            Section 6.02 Endorsements.  Unless Contractor and Continental are participating in a combined policy placement, Contractor shall cause the policies described in Section 6.01 to be duly and properly endorsed by Contractor’s insurance underwriters with respect to Contractor’s flights and operations as follows:

            (a)            To provide that the underwriters shall waive subrogation rights against Continental, its directors, officers, agents, employees and other authorized representatives, except for their gross negligence or willful misconduct;

            (b)            To provide that Continental, its directors, officers, agents, employees and other authorized representatives shall be endorsed as additional insured parties, except for their gross negligence or willful misconduct;

            (c)            To provide that insurance shall be primary to and without right of contribution from any other insurance which may be available to the additional insureds;

            (d)            To include a breach of warranty provision in favor of the additional insureds;

            (e)            To accept and insure Contractor’s hold harmless and indemnity undertakings set forth in this Agreement, but only to the extent of the coverage afforded by the policy or policies; and

            (f)            To provide that such policies shall not be canceled, terminated or materially altered, changed or amended until 30 days (but seven days or such lesser period as may be available in respect of hull, war and allied perils) after written notice shall have been sent to Continental.

            Section 6.03 Evidence of Insurance Coverage.  At the commencement of this Agreement, and thereafter at Continental’s request, Contractor shall furnish to Continental evidence reasonably satisfactory to Continental of such insurance coverage and endorsements (other than that obtained pursuant to Section 6.04 below), including certificates certifying that the such insurance and endorsements are in full force and effect.  Initially, this evidence shall be a certificate of insurance.  If Contractor fails to acquire or maintain insurance as herein provided, Continental may at its option secure such insurance on Contractor’s behalf at Contractor’s expense.

            Section 6.04 Insurance Through Combined Placement.

            (a)          Combined Placement.  Promptly after the date hereof, Continental and Contractor shall seek to obtain bids from insurance providers with respect to airline hull and liability insurance, based on Continental’s and Contractor’s combined exposures.  Each party will determine at its own discretion whether it will acquire this insurance based on the bids received.  Any insurance so obtained will be a combined placement evidenced as appropriate by separate policies in the names of Continental and Contractor.  If either party determines that it does not want to participate in such combined placement of insurance it will provide the other party written notice at least 120 days prior to the date for renewal of any existing insurance policy that covers both Contractor and Continental.

            (b)            Allocation of Costs.  The parties hereto shall allocate the costs of any such combined placements as provided in Paragraph B(5) of Schedule 3.

            (c)            Adjustment for Major Loss.  If there is a Major Loss under a combined placement insurance policy, Continental and Contractor will adjust the premium amounts paid by each party in accordance with the provisions set forth in Paragraph B(5) of Schedule 3.

ARTICLE VII

INDEMNIFICATION

            Section 7.01 Contractor Indemnification of Continental.  Contractor shall be liable for and hereby agrees to fully defend, release, discharge, indemnify and hold harmless Continental, its directors, officers, employees and agents from and against any and all claims, demands, damages, liabilities, suits, judgments, actions, causes of action, losses, costs and expenses of any kind, character or nature whatsoever (in each case whether groundless or otherwise), including attorney’s fees, costs and expenses in connection therewith and expenses of investigation and litigation thereof, which may be suffered by, accrued against, charged to, or recoverable from Continental or its directors, officers, employees or agents (including any such losses, costs and expenses involving (i) death or injury (including claims of emotional distress and other non-physical injury by passengers) to any person including any of  Contractor’s or Continental’s directors, officers, employees or agents, (ii) loss of, damage to, or destruction of property (including real, tangible and intangible property, and specifically including regulatory property such as route authorities, slots and other landing rights), including any loss of use of such property, and (iii) damages due to delays) in any manner arising out of, connected with, or attributable to (w) any act or omission by Contractor or any of its directors, officers, employees or agents relating to the provision of Regional Airline Services, (x) the performance, improper performance, or non-performance of any and all obligations to be undertaken by Contractor or any of its directors, officers, employees or agents pursuant to this Agreement or (y) the operation, non-operation, or improper operation of the Covered Aircraft or Contractor’s equipment or facilities (including any Uncovered Aircraft) at any location, excluding only claims, demands, damages, liabilities, suits, judgments, actions, causes of action, losses, costs and expenses to the extent resulting from the negligence or willful misconduct of Continental or its directors, officers, agents or employees.  Contractor will do all things necessary to cause and assure, and will cause and assure, that Contractor will at all times be and remain in custody and control of all aircraft, equipment, and facilities of, or operated by, Contractor, and Continental and its directors, officers, employees and agents shall not, for any reason, be deemed to be in the custody or control, or a bailee, of such aircraft, equipment or facilities.

            Section 7.02 Continental Indemnification of Contractor.  Continental shall be liable for and hereby agrees fully to defend, release, discharge, indemnify, and hold harmless Contractor, its directors, officers, employees, and agents from and against any and all claims, demands, damages, liabilities, suits, judgments, actions, causes of action, losses, costs and expenses of any kind, character or nature whatsoever (in each case whether groundless or otherwise), including attorneys’ fees, costs and expenses in connection therewith and expenses of investigation and litigation thereof, which may be suffered by, accrued against, charged to, or recoverable from Contractor, or its directors, officers, employees or agents (including any such losses, costs and expenses involving (i) death or injury (including claims of emotional distress and other non-physical injury by passengers) to any person including any of Contractor’s or Continental’s directors, officers, employees or agents, (ii) loss of, damage to, or destruction of property (including any loss of use of such property including real, tangible and intangible property, and specifically including regulatory property such as route authorities, slots and other landing rights), and (iii) damages due to delays) in any manner arising out of, connected with, or attributable to, (x) the performance, improper performance, or nonperformance of any and all obligations to be undertaken by Continental or any of its directors, officers, employees or agents pursuant to this Agreement, or (y) the operation, non-operation or improper operation of Continental’s aircraft, equipment or facilities (excluding, for the avoidance of doubt, Covered Aircraft, Uncovered Aircraft and any equipment or facilities leased or subleased by Continental to Contractor) at any location, excluding only claims, demands, damages, liabilities, suits judgments, actions, causes of action, losses, costs and expenses to the extent resulting from the negligence or willful misconduct of Contractor or its directors, officers, agents or employees.  Continental will do all things necessary to cause and assure, and will cause and assure, that Continental will at all times be and remain in custody and control of any aircraft, equipment and facilities of, or operated by, Continental, and Contractor and its directors, officers, employees and agents shall not, for any reason, be deemed to be in the custody or control, or a bailee, of such aircraft, equipment or facilities.

            Section 7.03 Indemnification Claims.  A party (the “Indemnified Party”) entitled to indemnification from another party under the terms of this Agreement (the “Indemnifying Party”) shall provide the Indemnifying Party with prompt written notice (an “Indemnity Notice”) of any third party claim which the Indemnified Party believes gives rise to a claim for indemnity against the Indemnifying Party hereunder.  The Indemnifying Party shall be entitled, if it accepts financial responsibility for the third party claim, to control the defense of or to settle any such third party claim at its own expense and by its own counsel; provided that the Indemnified Party’s prior written consent (which may not be unreasonably withheld or delayed) must be obtained prior to settling any such third party claim.  If the Indemnifying Party does not accept financial responsibility for the third party claim or fails to defend against the third party claim that is the subject of an Indemnity Notice within 30 days of receiving such notice (or sooner if the nature of the third party claim so requires), or otherwise contests its obligation to indemnify the Indemnified Party in connection therewith, the Indemnified Party may, upon providing written notice to the Indemnifying Party, pay, compromise or defend such third party claim.  The Indemnified Party shall provide the Indemnifying Party with such information as the Indemnifying Party shall reasonably request to defend any such third party claim and shall otherwise cooperate with the Indemnifying Party in the defense of any such third party claim.  Except as set forth in this Section 7.03, the Indemnified Party shall not enter into any settlement or other compromise or consent to a judgment with respect to a third party claim as to which the Indemnifying Party has an indemnity obligation hereunder without the prior written consent of the Indemnifying Party (which may not be unreasonably withheld or delayed), and the entering into of any settlement or compromise or the consent to any judgment in violation of the foregoing shall constitute a waiver by the Indemnified Party of its right to indemnity hereunder to the extent the Indemnifying Party was prejudiced thereby.  Any Indemnifying Party shall be subrogated to the rights of the Indemnified Party to the extent that the Indemnifying Party pays for any loss, damage or expense suffered by the Indemnified Party hereunder.

            Section 7.04 Employer’s Liability; Independent Contractors; Waiver of Control

            (a)            Employer’s Liability and Workers’ Compensation.  Each party hereto assumes full responsibility for its employer’s liability and workers’ compensation liability to its own officers, directors, employees or agents on account of injury or death resulting from or sustained in the performance of their respective service under this Agreement.  Each party, with respect to its own employees, accepts full and exclusive liability for the payment of workers’ compensation and employer’s liability insurance premiums with respect to such employees, and for the payment of all taxes, contributions or other payments for unemployment compensation or old age benefits, pensions or annuities now or hereafter imposed upon employers by the government of the United States or any other governmental body, including state, local or foreign, with respect to such employees measured by the wages, salaries, compensation or other remuneration paid to such employees, or otherwise, and each party further agrees to make such payments and to make and file all reports and returns, and to do everything to comply with the laws imposing such taxes, contributions or other payments.

            (b)            Independent Contractors.  The employees, agents, and independent contractors of Contractor engaged in performing any of the services Contractor is to perform pursuant to this Agreement are employees, agents, and independent contractors of Contractor for all purposes, and under no circumstances will be deemed to be employees, agents or independent contractors of Continental.  In its performance under this Agreement, Contractor will act, for all purposes, as an independent contractor and not as an agent for Continental.  Notwithstanding the fact that Contractor has agreed to follow certain procedures, instructions and standards of service of Continental pursuant to this Agreement, Continental will have no supervisory power or control over any employees, agents or independent contractors engaged by Contractor in connection with its performance hereunder, and all complaints or requested changes in procedures made by Continental will, in all events, be transmitted by Continental to Contractor’s designated representative.  Nothing contained in this Agreement is intended to limit or condition Contractor’s control over its operations or the conduct of its business as an air carrier, and Contractor and its principals assume all risks of financial losses which may result from the operation of the air services to be provided by Contractor hereunder.

            (c)            Employees.  The employees, agents, and independent contractors of Continental engaged in performing any of the services Continental is to perform pursuant to this Agreement are employees, agents, and independent contractors of Continental for all purposes, and under no circumstances will be deemed to be employees, agents, or independent contractors of Contractor.  Contractor will have no supervision or control over any such Continental employees, agents and independent contractors and any complaint or requested change in procedure made by Contractor will be transmitted by Contractor to Continental’s designated representative.  In its performance under this Agreement, Continental will act, for all purposes, as an independent contractor and not as an agent for Contractor.

            (d)            Contractor Flights.  The fact that Contractor’s operations are conducted under Continental’s Marks and listed under the CO designator code will not affect their status as flights operated by Contractor for purposes of this Agreement or any other agreement between the parties, and Contractor and Continental agree to advise all third parties, including passengers, of this fact.

            Section 7.05 Survival.  The provisions of this Article VII shall survive the termination of this Agreement for a period of seven years.

ARTICLE VIII

TERM, TERMINATION AND DISPOSITION OF AIRCRAFT

            Section 8.01 Base Term.  The Base Term of this Agreement shall commence on and shall be effective as of July 1, 2008 (the “Effective Date”) and, unless earlier terminated or extended as provided herein, shall continue until June 30, 2015 (the “Base Term”).

            Section 8.02 Early Termination.

            (a)            By Continental for Cause.  Continental may terminate this Agreement, immediately upon written notice (but without any prior notice), upon the occurrence and continuation of any event that constitutes Cause (after giving effect to any notice and cure periods provided for in the definition of “Cause”).

            (b)            By Continental for Breach.  Continental may terminate this Agreement, with not less than two (2) business days notice, upon the occurrence of a material breach of this Agreement by Contractor as described in clauses (iv) or (ix) below.  Continental may terminate this Agreement upon the occurrence of any other material breach of this Agreement by Contractor, which breach shall not have been cured within 90 days after written notice of such breach is delivered by Continental to Contractor.  The parties hereto agree that, without limiting the circumstances or events that may constitute a material breach, each of the following shall constitute a material breach of this Agreement: (i) the occurrence of a System Flight Disruption, (ii) a Labor Strike that results in Contractor’s failure to complete at least [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]% of Scheduled Flights for three consecutive days (calculated based on Scheduled Flights on the schedule for such days prior to any changes to the schedule in anticipation of or as a result of such Labor Strike), (iii) any event constituting Cause, (iv) at any time that Continental makes a reasonable and good faith determination, using recognized standards of safety, that there is a material safety concern with the operation of any Scheduled Flights, (v) the grounding of any of the Embraer Fleets by regulatory or court order or other governmental action, (vi) a Controllable Cancellation Factor for any two consecutive calendar months of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]% or below, (vii) a Controllable On-Time Departure Rate for any 60 consecutive days of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]% or below, (viii) the non-carrier specific grounding of any Contractor Fleet by regulatory or court order or other governmental action, or (ix) the occurrence of a Change of Control under Section 5.03.

            (c)            By Contractor for Breach.  Contractor may terminate this Agreement upon the occurrence of any material breach of this Agreement by Continental, which breach shall not have been cured within 90 days after written notice of such breach is delivered by Contractor to Continental.

            (d)            Survival During Wind-Down Period.  Upon any termination hereunder, the Term shall continue, and this Agreement shall survive in full force and effect, beyond the Termination Date until the end of the Wind-Down Period, and the rights and obligations of the parties under this Agreement, including without limitation remedies available upon the occurrence of events constituting Cause or material breach, shall continue with respect to the Covered Aircraft until they become Uncovered Aircraft or are returned to Continental pursuant to and in compliance with the terms of this Agreement and each applicable Ancillary Agreement.

            Section 8.03 Disposition of Aircraft during Wind-Down Period.

            (a)            Termination by Continental for Cause.  If this Agreement is terminated by Continental under Section 8.02(a), then the Covered Aircraft shall be withdrawn from the capacity purchase provisions of this Agreement and Continental shall have the option to take possession (or direct possession to its designee) of any of such aircraft in accordance with the following terms and conditions:

                        (i)            For the purposes of this Section 8.03(a), the date of the notice delivered pursuant to Section 8.02(a) shall be the Termination Date.  Within five Business Days after the Termination Date, Continental may elect by written notice to Contractor to withdraw, effective as of the Termination Date, all of the Covered Aircraft from the capacity purchase provisions of this Agreement and all of the Covered Aircraft Subleases shall become Uncovered Aircraft Subleases (such an election being referred to as an “Immediate Withdrawal Election”).  If Continental makes an Immediate Withdrawal Election, Continental shall provide to Contractor within five Business Days after the Termination Date a Wind-Down Schedule that provides for the return to Continental (and for the termination of the related Uncovered Aircraft Sublease) of any of such aircraft that Continental elects to retain, delineating the date of the return of such aircraft.  Such Wind-Down Schedule will provide for the return to Continental (or its designee) of all such aircraft within 18 months following the Termination Date.  Contractor shall deliver possession of such aircraft to Continental or its designee in accordance with the Wind-Down Schedule and the provisions of Section 2.08.

                        (ii)            If Continental determines not to make an Immediate Withdrawal Election, Continental shall provide to Contractor within five Business Days after the Termination Date a Wind-Down Schedule providing for the withdrawal of all Covered Aircraft from the capacity purchase provisions of this Agreement, delineating the date of the withdrawal of each Covered Aircraft.  The Wind-Down Schedule will provide for the withdrawal of all Covered Aircraft within 18 months following the Termination Date.  Continental shall also indicate in the Wind-Down Schedule which aircraft shall be returned to Continental (or its designee).  Contractor shall deliver possession of such aircraft to Continental or its designee upon the withdrawal of such aircraft from the capacity provisions of this Agreement in accordance with the Wind-Down Schedule and the provisions of Section 2.08.

                        (iii)            In connection with the withdrawal of each Covered Aircraft from the capacity purchase provisions of this Agreement pursuant to this Section 8.03(a), Continental shall have complete discretion in the selection of the particular Engines to be withdrawn in connection with any particular aircraft and shall notify Contractor of its selection not less than 10 days after Continental shall have selected aircraft to be withdrawn pursuant to this Section 8.03(a).  At Continental’s request, Contractor shall promptly provide a list detailing the location of each engine (by aircraft or, if appropriate, maintenance facility).  Continental shall bear the cost of any engine swaps reasonably necessary to accommodate the engine selections, based on the engine-location list provided to Continental by Contractor; provided that Contractor shall use its commercially reasonable efforts to minimize the number and cost of engine swaps reasonably necessary to accommodate the engine selections and shall be responsible for the cost of all such swaps, if any, required because of any inaccuracy in the engine-location list provided to Continental by Contractor.

            (b)            Termination by Continental for Breach.  If this Agreement is terminated by Continental under Section 8.02(b), then the Covered Aircraft shall be withdrawn from the capacity purchase provisions of this Agreement in accordance with the following terms and conditions:

                        (i)            The notice of termination delivered pursuant to Section 8.02(b) shall specify a Termination Date.  Within 120 days of the delivery of the notice under Section 8.02(b), Continental shall deliver a to Contractor a Wind-Down Schedule providing for the withdrawal of all Covered Aircraft from the capacity purchase provisions of this Agreement, delineating the number of each aircraft type to be withdrawn by month.  The Wind-Down Schedule may not commence until the later of the Termination Date and 30 days following Continental’s delivery of the Wind-Down Schedule to Contractor.  Such Wind Down Schedule may not provide for the withdrawal of any Covered Aircraft more than 18 months after the Termination Date.

                        (ii)            Subject to the provisions of Section 8.05, Contractor shall deliver possession of such aircraft to Continental or its designee in accordance with the Wind-Down Schedule and the provisions of Section 2.08.

            (c)            Termination by Contractor for Breach.  If this Agreement is terminated by Contractor under Section 8.02(c), then the Covered Aircraft shall be withdrawn from the capacity purchase provisions of this Agreement in accordance with the following terms and conditions:

                        (i)            The notice of termination delivered by Contractor to Continental pursuant to Section 8.02(c) shall contain a Termination Date that is at least 180 days after the date of such notice, and a Wind-Down Schedule beginning on such Termination Date and setting forth the number and type of Covered Aircraft that Contractor elects to retain as Uncovered Aircraft pursuant to Section 8.05.  The Wind-Down Schedule may not provide for the withdrawal of more than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Covered Aircraft per month, and may not provide for the withdrawal of any Covered Aircraft more than 60 months after the Termination Date.

                        (ii)            Continental shall, within 120 days of receipt of such Wind-Down Schedule from Contractor, propose a schedule for the withdrawal from the capacity purchase provisions of this Agreement of the Covered Aircraft not being retained by Contractor, which aircraft shall be returned to Continental (or its designee) upon their withdrawal from the capacity purchase provisions of this Agreement; provided that such Wind-Down Schedule may not provide for the withdrawal of more than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Covered Aircraft per month (inclusive of those aircraft being retained by Contractor), and may not provide for the withdrawal of any Covered Aircraft more than 60 months after the Termination Date.  Continental shall select the individual aircraft to be withdrawn according to the Wind-Down Schedule, including those aircraft to be retained by Contractor, and shall notify Contractor of its selection.  Continental shall have complete discretion in the selection of the particular Covered Aircraft to be withdrawn in any month and those to be retained by Contractor; provided that Continental must adhere to the timing, number and type of aircraft to be retained by Contractor as provided in Contractor’s notice to Continental delivered pursuant to Section 8.03(c).  In addition, in connection with the withdrawal of each Covered Aircraft, whether such aircraft is being retained by Contractor as an Uncovered Aircraft or returned to Continental or its designee, Continental shall have complete discretion in the selection of the particular Engines to be withdrawn in connection with any particular aircraft and shall notify Contractor of its selection not less than 10 days after Continental shall have selected aircraft to be withdrawn pursuant to this Section 8.03(c). Continental shall bear the cost of any engine swaps reasonably necessary to accommodate its engine selections, based on the engine-location list provided to Continental by Contractor; provided that Contractor shall use its commercially reasonable efforts to minimize the number and cost of engine swaps reasonably necessary to accommodate Continental’s engine selections and shall be responsible for the cost of all such swaps, if any, required because of any inaccuracy in the engine-location list provided to Continental by Contractor.

                        (iii)            Within 30 days of receipt of Continental’s Wind-Down Schedule, Contractor may elect in writing to have all of the Covered Aircraft being returned to Continental (or its designee) converted to Uncovered Aircraft and returned to Continental effective as of the Termination Date.  If Contractor does not make such an election, such Covered Aircraft shall be converted to Uncovered Aircraft and returned to Continental both in accordance with Continental’s Wind-Down Schedule delivered pursuant to Section 8.03(c).

                        (iv)            With respect to each aircraft that is retained by Contractor pursuant to this Section 8.03(c), the provisions of Section 8.03(c) shall apply as if the aircraft were being retained by Contractor in connection with a termination under Section 8.02(a).  With respect to each such aircraft being returned to Continental (or its designee) pursuant to this Section 8.03(c), the provisions of Section 8.03(a)(iii) shall apply as if the aircraft were being returned to Continental in connection with a termination under Section 8.02(a).

            (d)            Termination at End of Base Term.  If the Agreement is terminated at the end of the Base Term, then the Covered Aircraft shall be withdrawn from the capacity purchase provisions of this Agreement in accordance with the following terms and conditions:

                        (i)            No later than July 1, 2013, Continental shall deliver to Contractor a Wind-Down Schedule designating the end of the Base Term as the Termination Date and providing for the withdrawal of all Covered Aircraft from the capacity purchase provisions of this Agreement, delineating the number of each aircraft type to be withdrawn by month.  The Wind-Down Schedule may not provide for the withdrawal of more than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Covered Aircraft per month, and may not provide for the withdrawal of any Covered Aircraft more than 18 months after the Termination Date.

                        (ii)            Contractor shall have 12 months after receipt of the proposed Wind-Down Schedule to notify Continental of any Covered Aircraft that Contractor elects to retain pursuant to Section 8.05 of this Agreement.

                        (iii)            Subject to the provisions of Section 8.05, Contractor shall deliver possession of such aircraft to Continental or its designee in accordance with the Wind-Down Schedule and the provisions of Section 2.08.

            (e)            Maintenance at Continental’s Expense.  With respect to any aircraft being returned to Continental by Contractor, if pursuant to the provisions of this Agreement Contractor is released from the obligation to meet any return conditions applicable to such aircraft under the Covered Aircraft Sublease applicable thereto, Contractor shall, perform such maintenance on such aircraft, consistent with Contractor’s maintenance program, as and when requested by Continental prior to such return, provided that Continental shall reimburse Contractor for such cost as incurred by Contractor in performing these services.

            (f)            Flight Hour Program Balances.  In connection with the return of any aircraft or Engine by Contractor to Continental, Contractor shall use its commercially reasonable efforts to facilitate the participation by Continental or its designee in any Flight Hour Agreements or any other similar program for components relating to such aircraft or Engine.  Any reserve balances held by a flight hour contractor in respect any such aircraft or Engine (or, in each case, components thereof) shall be deemed to be held for Continental’s account, and Contractor shall execute an assignment, if any, in a form and substance reasonably acceptable to Contractor required by Continental or such flight hour contractor in connection therewith or, if such assignment is not permitted under such Flight Hour Agreement, Contractor shall pay an amount equal to the value of such reserve balance to the extent such balance is actually refunded or paid to Contractor or otherwise utilized by Contractor for its benefit.  Contractor shall not amend or modify any Flight Hour Agreement in any manner that would substantially deprive Continental of the benefit of this Section 8.03(f) with respect to such Flight Hour Agreement without the prior written consent of Continental, which consent shall not be unreasonably withheld.

            (g)            Excess Inventory and Improvements.

                        (i)            In connection with the return of any Covered Aircraft to Continental pursuant to this Article VIII, Continental shall promptly purchase from Contractor the Excess Inventory relating thereto at a price equal to the net book value of such Excess Inventory on Contractor’s most recent financial statements.

                        (ii)            In connection with the return of any Covered Aircraft to Continental pursuant to this Article VIII, which Covered Aircraft shall contain improvements that are reflected as an asset on Contractor’s most recent financial statements, then Continental shall promptly pay to Contractor the net book value of such improvements as reflected in such financial statements.

                        (iii)            In connection with the retention of any Covered Aircraft by Contractor as an Uncovered Aircraft pursuant to this Article VIII, which Covered Aircraft shall contain improvements that are reflected as an asset on Continental’s most recent financial statements, then Contractor shall promptly pay to Continental the net book value of such improvements as reflected in such financial statements.

            Section 8.04 Other Remedies for Breach.

            (a)            Material Breach by Continental.  Upon a material breach of this Agreement by Continental, which breach shall not have been cured within 60 days after written notice delivered by Contractor to Continental, then for the period from such 60th day until such breach is cured or the Agreement is otherwise terminated by Contractor pursuant to Section 8.02, in addition to, and not in limitation of, any recourse or remedy available to Contractor at law or in equity, Contractor shall be entitled to obtain the payments due to it hereunder directly from Airline Clearing House, Inc. for the duration of such default.

            (b)            Labor Strike and Other Circumstances.  In the event of a Labor Strike, (i) the provisions of Paragraph B(3)(e) of Schedule 3 shall apply, and (ii) after each of the 2nd, 15th, 30th, 45th, 60th and 75th days of such Labor Strike, Continental (or its designee) shall be entitled to take immediate possession of up to 20 Covered Aircraft (up to a total of 120 aircraft after such 75th day) designated by Continental, which shall simultaneously be withdrawn from the capacity purchase provisions of this Agreement and the provisions of Section 8.03(a)(iii) shall apply as if such aircraft were being returned to Continental in connection with a termination under Section 8.02(a), and (iii) if Continental (or its designee) shall take possession of any aircraft pursuant to clause (ii) above, then for so long as the Labor Strike shall continue and for 180 days thereafter, Contractor shall provide Continental or its designee with first-priority access to all of Contractor’s operating and training facilities, including without limitation, flight simulators and hangars, at the standard rental rate charged by Contractor to third parties prior to the beginning of the Labor Strike (or, if Contractor had not rented any such facility, at non-strike market rates), and to its inventory of spare parts and other equipment at market rates, in each case for such period of time and to such extent as is necessary and prudent in Continental’s judgment to operate such aircraft safely and to integrate such aircraft and such operations into Continental’s (or its designee’s) fleet and operations.   The rights set forth in this Section 8.04(b) are in addition to, and not in limitation of, any other right of Continental arising hereunder.

            (c)            Punitive Damages.  No party to this Agreement or any of its Affiliates shall be liable to any other party hereto or any of its Affiliates for claims for punitive, special or exemplary damages, arising out of or relating to this Agreement or the transactions contemplated hereby, regardless of whether a claim is based on contract, tort (including negligence), strict liability, violation of any applicable deceptive trade practices act or similar law or any other legal or equitable principle, and each party releases the others and their respective Affiliates from liability for any such damages.  No party shall be entitled to rescission of this Agreement as a result of breach of any other party’s representations, warranties, covenants or agreements, or for any other matter.

            Section 8.05            Contractor’s Right to Retain Covered Aircraft.

            (a)            Except to the extent otherwise provided in this Agreement, all Covered Aircraft withdrawn from the capacity purchase provisions of this Agreement shall be returned to Continental in accordance with the provisions of Section 2.08.  Notwithstanding the foregoing, Contractor shall have the option to retain as Uncovered Aircraft (i) any Covered Aircraft the head lease for which is scheduled to expire after the date of such withdrawal and on or prior to December 31, 2017, and (ii) any Covered Aircraft, or any Retained Aircraft from and after the end of the seven-year term set forth in Section 2.04(b)(ii)in respect thereof, in each case in respect of which, as of the time of exercise of such option, Continental has been fully and finally released in writing from any and all liabilities and obligations (contingent or otherwise) arising under any lease to which Continental is a party or guarantee given or made by Continental, or any other similar instrument to which Continental is a party, in each case relating to such aircraft, by the lessor, guaranteed party or other party to whom such liabilities or obligations may be owed; provided that Contractor shall have complied with the provisions set forth in Sections 8.05(c) and 8.05(d) in connection with the exercise of any such option; provided, further, that the foregoing option to retain aircraft set forth in clause (i) of this Section 8.05(a) shall not apply to any Covered Aircraft withdrawn pursuant to Sections 2.05 or 2.06; provided, further, that the foregoing option to retain aircraft shall not apply to any additional Covered Aircraft if the aggregate number of Covered Aircraft retained by   Contractor pursuant to this Section 8.05 and Retained Aircraft (whether still within the seven-year term referenced in Section 2.04(ii)or having been retained pursuant to this Section 8.05) at such time is equal to or greater than [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]; provided, further, that, at Continental’s option, the foregoing option to retain aircraft shall not apply to any Covered Aircraft after Continental shall have delivered any termination notice pursuant to Section 8.02(a) (regardless of whether any notice shall have been previously delivered by Contractor pursuant to Section 8.05(b)); and provided, further, that, at Continental’s option, the foregoing option to retain aircraft set forth in clause (i) of this Section 8.05(a) shall not apply to any Covered Aircraft after Continental shall have delivered any termination notice pursuant to Section 8.02(b) (regardless of whether any notice shall have been previously delivered by Contractor pursuant to Section 8.05(b)).  For the avoidance of doubt, nothing in this Section 8.05 shall grant Contractor any right to retain any aircraft owned by Continental.

            (b)            If Contractor elects to retain a Covered Aircraft pursuant to this Section 8.05, then Contractor shall provide written notice to Continental that it elects to retain such Covered Aircraft, which notice shall be delivered not later than the earliest of (i) one year prior to the scheduled expiration of the applicable head lease, (ii) if such Covered Aircraft is being withdrawn pursuant to a termination notice delivered pursuant to Section 8.03(b), within ten days of the date of such termination notice, (iii) if such Covered Aircraft is being withdrawn pursuant to a termination notice delivered by Contractor pursuant to Section 8.03(c), the date of such termination notice, and (iv) July 1, 2014.  Any notice delivered with respect to a Covered Aircraft described in clause (ii) of Section 8.05(a) must be accompanied by the full and final effective written release contemplated by such clause in form and substance reasonably satisfactory to Continental.  To facilitate Contractor’s election, Continental shall provide Contractor with a Wind-Down Schedule not later than July 1, 2013 pursuant to Section 8.03(d).

            (c)            Contractor shall include in any notice delivered pursuant to Section 8.05(b) a reasonably detailed current summary of the maintenance and repair condition of each Covered Aircraft and Engine and a list detailing the location of each Engine (by aircraft or, if appropriate, maintenance facility).  Within 30 days after receipt of any such notice, Continental shall select the individual aircraft and Engines to be retained by Contractor; provided that such aircraft shall be of the same type designated by Contractor in such notice, and shall notify Contractor of its selection.  Continental shall bear the cost of any engine swaps reasonably necessary to accommodate the engine selections, based on the engine-location list provided to Continental by Contractor; provided that Contractor shall use its commercially reasonable efforts to minimize the number and cost of engine swaps reasonably necessary to accommodate the engine selections and shall be responsible for the cost of all such swaps, if any, required because of any inaccuracy in the engine-location list provided to Continental by Contractor.

            (d)            If any Covered Aircraft is being retained by Contractor pursuant to this Section 8.05, then effective on the first day of the month in which such Covered Aircraft becomes an Uncovered Aircraft pursuant to the Wind-Down Schedule the Covered Aircraft Sublease with respect to such aircraft shall become an Uncovered Aircraft Sublease.  Upon each such aircraft becoming an Uncovered Aircraft, Contractor shall calculate a maintenance reimbursement equal to the product of (x) the average cost during the previous six months of (i) the previous scheduled heavy maintenance visit and (ii) the next scheduled heavy maintenance visit for such aircraft type and (y) a fraction, the numerator of which is the number of hours remaining until the next heavy maintenance visit coming due for such aircraft minus ½ of the total number of hours allowable between heavy maintenance visits for such aircraft, and the denominator of which is the total number of hours allowable between heavy maintenance visits for such aircraft.  At the time of such withdrawal (I) Continental shall pay Contractor an amount equal to such maintenance reimbursement, if the numerator of such fraction is less than zero, (II) Contractor shall pay Continental an amount equal to such maintenance reimbursement, if the numerator of such fraction is greater than zero, and (III) there shall be no maintenance reimbursement payable pursuant to this sentence if the numerator of such fraction is equal to zero.  In addition, if Continental shall have previously reimbursed Contractor for the cost of any engine life-limited component pursuant to Schedule 3 which component is installed in such aircraft, then Contractor shall pay to Continental an amount equal to the cost of such life-limited component multiplied by a fraction, the numerator of which is the number of hours remaining in the life of such life-limited part, and the denominator of which is the total number of hours in the life of such life-limited part.  Contractor may elect, in lieu of making the payment contemplated by the preceding sentence to pay such amount plus accrued interest, which interest shall accrue monthly at the interest rate used in the Uncovered Aircraft Sublease for such aircraft to determine the lease payments thereunder, in equal monthly installments over the remaining term of the Uncovered Aircraft Sublease with respect to such aircraft.

ARTICLE IX

REPRESENTATIONS, WARRANTIES AND COVENANTS

            Section 9.01 Representations, Warranties and Covenants of Holdings, XJT and ExpressJet.  Holdings, XJT and ExpressJet, jointly and severally, represent, warrant and covenant to Continental as of the date hereof as follows:

            (a)            Organization and Qualification.  Each of Holdings, XJT and ExpressJet is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate and use its assets and operate the Regional Airline Services.

            (b)            Authority Relative to this Agreement.  Each of Holdings, XJT and ExpressJet has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Holdings, XJT and ExpressJet.  This Agreement has been duly and validly executed and delivered by each of Holdings, XJT and ExpressJet and is, assuming due execution and delivery thereof by Continental and that Continental has legal power and right to enter into this Agreement, a valid and binding obligation of each of Holdings, XJT and ExpressJet, enforceable against each of Holdings, XJT and ExpressJet in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or otherwise under applicable law).

            (c)            Conflicts; Defaults.  Neither the execution or delivery of this Agreement nor the performance by each of Holdings, XJT and ExpressJet of the transactions contemplated hereby will (i) violate, conflict with, or constitute a default under any of the terms of either Holdings’, XJT’s or ExpressJet’s certificate of incorporation, by-laws, or any provision of, or result in the acceleration of any obligation under, any material contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease or other agreement to which Holdings, XJT or ExpressJet is a party, (ii) result in the creation or imposition of liens in favor of any third person or entity, (iii) violate any law, statute, judgment, decree, order, rule or regulation of any governmental authority, or (iv) constitute any event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration or creation or imposition of liens.

Broker.  None of Holdings, XJT or ExpressJet has retained or agreed to pay any broker or finder with respect to this Agreement and the transactions contemplated hereby.

            Section 9.02 Representations and Warranties of Continental.  Continental represents and warrants to Holdings, XJT and ExpressJet as of the date hereof as follows:

            (a)            Organization and Qualification.  Continental is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware.

            (b)            Authority Relative to this Agreement.  Continental has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Continental.  This Agreement has been duly and validly executed and delivered by Continental and is, assuming due execution and delivery thereof by Holdings, XJT and ExpressJet and that Holdings, XJT and ExpressJet each has legal power and right to enter into this Agreement, a valid and binding obligation of Continental, enforceable against Continental in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or otherwise under applicable law).

            (c)            Conflicts; Defaults.  Neither the execution or delivery of this Agreement nor the performance by Continental of the transactions contemplated hereby will (i) violate, conflict with, or constitute a default under any of the terms of Continental’s certificate of incorporation, by-laws, or any provision of, or result in the acceleration of any obligation under, any material contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease or other agreement to which Continental is a party, (ii) result in the creation or imposition of any liens in favor of any third person or entity, (iii) violate any law, statute, judgment, decree, order, rule or regulation of any governmental authority, or (iv) constitute any event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration or creation or imposition of liens.

            (d)            Broker.  Continental has not retained or agreed to pay any broker or finder with respect to this Agreement and the transactions contemplated hereby.

ARTICLE X

MISCELLANEOUS

            Section 10.01 Conversion of Covered Aircraft Livery.  Without limiting Contractor’s obligations in respect of any return conditions under any Covered Aircraft Sublease or Uncovered Aircraft Sublease, for each Delta CPA or Revenue Risk Aircraft, at such time as such aircraft (i) enters regional airline service as a Covered Aircraft or (ii) otherwise enters regional airline service for or on behalf of Continental, if such aircraft is not already prepared in the livery required by Paragraph 8 of Exhibit G and not already configured in the same manner such aircraft was configured at the time of its withdrawal from the capacity purchase provisions of the Existing CPA prior to becoming a Delta CPA or Revenue Risk Aircraft, as applicable (including the removal of all items installed in connection with XM radio), then Contractor shall cause each such aircraft to be prepared in such livery and be configured in the same manner such aircraft was configured at the time of its withdrawal from the capacity purchase provisions of the Existing CPA prior to becoming a Delta CPA or Revenue Risk Aircraft, as applicable (including the removal of all items installed in connection with XM radio), prior to its being placed into such service, and Contractor shall be responsible for all costs related to such preparation.

            Section 10.02 Amendment of Certain Contracts.  Without Continental’s express prior written consent, Contractor shall not amend, supplement, grant a waiver or extension under, or otherwise modify (i) the Embraer Contract in any manner that results in changes to the financing or leasing arrangements contained therein, or any other changes that may be expected to adversely affect Continental’s rights, benefits or obligations under this Agreement or Contractor’s ability to perform hereunder, or (ii) the Engine Maintenance Agreement in any manner that adversely affects the engine maintenance costs of Contractor or Continental in respect of the Covered Aircraft.  Contractor agrees to consent to any amendment of the Embraer Contract that reduces the financing or other obligations of Continental under the Embraer Contract, provided that such amendment does not increase the obligations of Contractor under such contract.

            Section 10.03 Notices.  All notices made pursuant to this Agreement shall be in writing and shall be deemed given upon (a) a transmitter’s confirmation of a receipt of a facsimile transmission (but only if followed by confirmed delivery by a standard overnight courier the following Business Day or if delivered by hand the following Business Day), or (b) confirmed delivery by a standard overnight courier or delivered by hand, to the parties at the following addresses:

if to Continental:

            Continental Airlines, Inc.

            1600 Smith Street, HQSCD

            Houston, Texas 77002

            Attention: Chief Financial Officer

            Telecopy No.: (713) 324-5225

with a copy to:

            Continental Airlines, Inc.

            1600 Smith Street, HQSLG

            Houston, Texas 77002

            Attention: General Counsel

            Telecopy No.: (713) 324-5161

if to Holdings, XJT or ExpressJet to:

            ExpressJet Holdings, Inc.

            700 North Sam Houston Parkway West, Suite 200

            Houston, Texas 77067

            Attention:  Chief Financial Officer

            TelecopyNo.: (832) 353-1144

with a copy to:

            ExpressJet Holdings, Inc.

            700 North Sam Houston Parkway West, Suite 200

            Houston, Texas 77067

            Attention:  Vice President & General Counsel

            TelecopyNo.: (832) 353-1141

or to such other address as any party hereto may have furnished to the other parties by a notice in writing in accordance with this Section 10.03.

            Section 10.04 Binding Effect; Assignment.  This Agreement and all of the provisions hereof shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Except with respect to a merger of either party with another Person, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.

            Section 10.05 Amendment and Modification.  This Agreement may not be amended or modified in any respect except by a written agreement signed by the parties hereto.

            Section 10.06 Waiver.  The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted.  Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.  No failure by any party to take any action or assert any right or privilege hereunder shall be deemed to be a waiver of such right or privilege in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by each party against whom the existence of such waiver is asserted.

            Section 10.07 Interpretation.  The table of contents and the section and other headings and subheadings contained in this Agreement and in the exhibits and schedules hereto are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit or schedule hereto.  All references to days or months shall be deemed references to calendar days or months.  All references to “$” shall be deemed references to United States dollars.  Unless the context otherwise requires, any reference to an “Article,” a “Section,” an “Exhibit,” or a “Schedule” shall be deemed to refer to a section of this Agreement or an exhibit or schedule to this Agreement, as applicable.  The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, unless otherwise specifically provided, they shall be deemed to be followed by the words “without limitation.” This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing the document to be drafted.

            Section 10.08 Confidentiality.  Except as required by law or in any proceeding to enforce the provisions of this Agreement, Continental, ExpressJet, XJT and Holdings hereby agree not to publicize or disclose to any third party the terms or conditions of this Agreement or any of the Ancillary Agreements, or any exhibit, schedule or appendix hereto or thereto, without the prior written consent of the other parties thereto.  Except as required by law or in any proceeding to enforce the provisions of this Agreement or any of the Ancillary Agreements, Continental, ExpressJet, XJT and Holdings hereby agree not to disclose to any third party any confidential information or data, both oral and written, received from the other, whether pursuant to or in connection with this Agreement or any of the Ancillary Agreements, and designated as such by the other without the prior written consent of the party providing such confidential information or data.  Continental, ExpressJet, XJT and Holdings hereby agree not to use any such confidential information or data of the other party other than in connection with performing their respective obligations or enforcing their respective rights under this Agreement or any of the Ancillary Agreements, or as otherwise expressly contemplated by this Agreement or any of the Ancillary Agreements.  If any party is served with a subpoena or other process requiring the production or disclosure of any of such agreements or information, then the party receiving such subpoena or other process, before complying with such subpoena or other process, shall immediately notify the other parties of same and permit said other parties a reasonable period of time to intervene and contest disclosure or production.  Upon termination of this Agreement, each party must return to each other any confidential information or data received from the other and designated as such by the party providing such confidential information or data which is still in the recipient’s possession or control.  The provisions of this Section 10.08 shall survive the termination of this Agreement for a period of ten years.

            Section 10.09 Arbitration

.

            (a)            Agreement to Arbitrate.  Subject to Section 10.10, any and all claims, demands, causes of action, disputes, controversies, and other matters in question arising out of or primarily relating to Article III or Schedule 3 to this Agreement, including without limitation the definition of any term used therein (all of which are referred to herein as “Claims”) shall be resolved by binding arbitration pursuant to the Federal Arbitration Act.  Each of the parties agrees that arbitration under this Section 10.09 is the exclusive method for resolving any Claim and that it will not commence an action or proceeding based on a Claim hereunder, except to enforce the arbitrators’ decisions as provided in this Section 10.09, to compel any other party to participate in arbitration under this Section 10.09 or as otherwise provided in Section 10.12.  The governing law for any such action or proceeding shall be the law set forth in Section 10.09(f).

            (b)            Initiation of Arbitration.  If any Claim has not been resolved by mutual agreement on or before the 15th day following the first notice of the subject matter of the Claim to or from a disputing party, then the arbitration may be initiated by any party by providing to the others a written notice of arbitration specifying the Claim or Claims to be arbitrated.  If a party refuses to honor its obligations under this agreement to arbitrate, any other party may compel arbitration in either federal or state court.

            (c)            Place of Arbitration.  The arbitration proceeding shall be conducted in Houston, Texas, or some other place mutually agreed upon by the parties.

            (d)            Selection of Arbitrators.  Within thirty days of the notice initiating the arbitration procedure, each party shall designate one arbitrator, who shall not be disqualified on the basis of minimal past or present relationships with the party appointing such arbitrator.  If a party fails to designate an arbitrator, the other party may have an arbitrator appointed by applying to the senior active United States District Judge for the Southern District of Texas.  The two arbitrators so selected shall then select a third arbitrator.  If the two arbitrators chosen by the parties fail to agree on the third arbitrator, then the parties (or either of them) may apply to the senior active United States District Judge for the Southern District of Texas for the appointment of a third arbitrator.  All three arbitrators shall take an oath of neutrality.  The three arbitrators shall make all of their decisions by majority vote.  Evident partiality on the part of an arbitrator exists only where the circumstances are such that a reasonable person would have to conclude there in fact existed actual bias and a mere appearance or impression of bias will not constitute evident partiality or otherwise disqualify an arbitrator.  Minimal or trivial past or present relationships between the neutral arbitrator and the party selecting such arbitrator or any of the other arbitrators, or the failure to disclose such minimal or trivial past or present relationships, will not by themselves constitute evident partiality or otherwise disqualify any arbitrator.

            (e)            Choice of Law as to Procedural Matters.  The enforcement of this agreement to arbitrate, the making, validity, construction, and interpretation of this agreement to arbitrate, and all procedural aspects of the proceeding pursuant to this agreement to arbitrate, including but not limited to, the issues subject to arbitration (i.e., arbitrability), the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act.

            (f)            Choice of Law as to Substantive Claims.  In deciding the substance of the parties’ Claims, the arbitrators shall apply the substantive laws of the State of Texas (excluding Texas choice-of-law principles that might call for the application of the law of another jurisdiction).

            (g)            Procedure.  Except as modified in this Agreement, the arbitration shall be conducted in accordance with the rules of arbitration of the Federal Arbitration Act and, to the extent an issue is not addressed by the federal law of arbitration, by the Commercial Arbitration Rules of the American Arbitration Association.  It is contemplated that although the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, the arbitration proceeding will be self-administered by the parties; provided, however, that if a party believes the process will be enhanced if it is administered by the American Arbitration Association, such party shall have the right to cause the process to become administered by the American Arbitration Association by applying to the American Arbitration Association and, thereafter, the arbitration shall be conducted pursuant to the administration of the American Arbitration Association.  In determining the extent of discovery, the number and length of depositions, and all other pre-hearing matters, the arbitrators shall endeavor to the extent possible to streamline the proceedings and minimize the time and cost of the proceedings.

            (h)            Final Hearing.  The final hearing shall be conducted within 120 days of the selection of the third arbitrator.  The final hearing shall not exceed ten working days, with each party to be granted one-half of the allocated time to present its case to the arbitrators.

            (i)            Damages.  Only actual damages may be awarded.  It is expressly agreed that the arbitrators shall have no authority to award treble, exemplary or punitive damages of any type under any circumstances regardless of whether such damages may be available under the applicable law.

            (j)            Decision of the Arbitration.  The arbitrators shall render their final decision within twenty days of the completion of the final hearing completely resolving all of the Claims that are the subject of the arbitration proceeding.  The arbitrators’ ultimate decision after final hearing shall be in writing.  The arbitrators shall certify in their decision that no part of their award includes any amount for treble, exemplary or punitive damages.  The arbitrators’ decision shall be final and non-appealable to the maximum extent permitted by law.  Any and all of the arbitrators’ orders and decisions may be enforceable in, and judgment upon any award rendered in the arbitration proceeding may be confirmed and entered by, any federal or state court having jurisdiction.

            (k)            Confidentiality.  All proceedings conducted hereunder and the decision of the arbitrators shall be kept confidential by the parties, except to the extent required by applicable law.

            Section 10.10 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The Agreement may be executed by facsimile signature.

            Section 10.11 Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            Section 10.12 Equitable Remedies.  Each of Continental, Holdings, XJT and ExpressJet acknowledges and agrees that under certain circumstances the breach by Continental, Holdings, XJT or ExpressJet of a term or provision of this Agreement will materially and irreparably harm the other party, that money damages will accordingly not be an adequate remedy for such breach and that the non-defaulting party, in its sole discretion and in addition to its rights under this Agreement and any other remedies it may have at law or in equity, may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any breach of the provisions of this Agreement.

            Section 10.13 Relationship of Parties.  Nothing in this Agreement shall be interpreted or construed as establishing between the parties a partnership, joint venture or other similar arrangement.

            Section 10.14 Entire Agreement; No Third Party Beneficiaries.  This Agreement (including the exhibits and schedules hereto) and the Ancillary Agreements are intended by the parties as a complete statement of the entire agreement and understanding of the parties with respect to the subject matter hereof and all matters between the parties related to the subject matter herein or therein set forth.  Specifically, this Agreement and each Ancillary Agreement shall constitute a single, integrated agreement.  This Agreement is made among, and for the benefit of, the parties hereto, and the parties do not intend to create any third-party beneficiaries hereby, and no other Person shall have any rights arising under, or interests in or to, this Agreement.

            Section 10.15 Governing Law.  Except with respect to matters referenced in Section 10.09(e) (which shall be governed by and construed pursuant to the Federal Arbitration Act), this Agreement shall be governed by and construed in accordance with the laws of the State of Texas (excluding Texas choice-of-law principles that might call for the application of the law of another jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.  Except as otherwise provided in Section 10.09(e), any action arising out of this Agreement or the rights and duties of the parties arising hereunder may be brought, if at all, only in the state or federal courts located in Harris County, Texas.

            Section 10.16 Guarantees.

            (a)            Holdings Guarantee.  Holdings hereby unconditionally and irrevocably guarantees to Continental the due and punctual performance by each of XJT and ExpressJet of all of their obligations arising under this Agreement and the Ancillary Agreements.  If either XJT or ExpressJet shall fail or be unable to perform such obligations as and when the same shall be required to be performed, then Holdings shall be obligated to perform or cause to be performed such obligations in accordance with the terms hereof and thereof.  This guaranty is a guaranty of payment, performance and compliance and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by ExpressJet or XJT or upon any other event or condition whatsoever.

            (b)            XJT Guarantee.  XJT hereby unconditionally and irrevocably guarantees to Continental the due and punctual performance by ExpressJet of all of its obligations arising under this Agreement and the Ancillary Agreements.  If ExpressJet shall fail or be unable to perform such obligations as and when the same shall be required to be performed, then XJT shall be obligated to perform or cause to be performed such obligations in accordance with the terms hereof and thereof.  This guaranty is a guaranty of payment, performance and compliance and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by ExpressJet or upon any other event or condition whatsoever.

            Section 10.17 Right of Set-Off.  If  (i) any party hereto shall be in default hereunder to any other party, (ii) Contractor shall be in default under any Covered Aircraft Sublease or Uncovered Aircraft Sublease, or (iii) any party to any tax agreement among the parties hereto shall be in default to any other party thereunder, then in any such case the non-defaulting party shall be entitled to set off from any payment owed by such non-defaulting party to the defaulting party hereunder any amount owed by the defaulting party to the non-defaulting party thereunder; provided that contemporaneously with any such set-off, the non-defaulting party shall give written notice of such action to the defaulting party; provided further that the failure to give such notice shall not affect the validity of the set-off.  It is specifically agreed that (i) for purposes of the set-off by any non-defaulting party, mutuality shall be deemed to exist among Continental, Holdings, XJT and ExpressJet; (ii) reciprocity among Continental, Holdings, XJT and ExpressJet exists with respect to their relative rights and obligations in respect of any such set-off; and (iii) the right of set-off is given as additional security to induce the parties to enter into the transactions contemplated hereby and by the Ancillary Agreements.  Upon completion of any such set-off, the obligation of the defaulting party to the non-defaulting party shall be extinguished to the extent of the amount so set-off.  Each party hereto further waives any right to assert as a defense to any attempted set-off the requirements of liquidation or mutuality.  This set-off provision shall be without prejudice, and in addition, to any right of set-off, combination of accounts, lien or other right to which any non-defaulting party is at any time otherwise entitled (either by operation of law, contract or otherwise).

            Section 10.18 Cooperation with Respect to Reporting .  Each of the parties hereto agrees to use its commercially reasonable efforts to cooperate with each other party in providing necessary data, to the extent in the possession of the first party, required by such other party in order to meet any reporting requirements to, or otherwise in connection with any filing with or provision of information to be made to, any regulatory agency or other governmental authority.

            Section 10.19 Refinancing of Uncovered Aircraft at Contractor’s Option.  If Contractor shall have successfully negotiated a transaction at any time providing for the refinancing of an Uncovered Aircraft and the termination by Continental of the head lease relating to such aircraft, then Continental shall use its reasonable efforts to cooperate with Contractor to consummate the transaction; provided, that Continental shall not be required to terminate such head lease if (i) such termination is not permitted by such head lease or such termination would violate any applicable law or cause a breach under any other contract to which Continental is a party, or (ii) Continental has not been fully and finally released in writing from any and all liabilities and obligations (contingent or otherwise) arising under such head lease or guarantee thereof given or made by Continental, or any other similar instrument to which Continental is a party by the lessor, guaranteed party or other party to whom such liabilities or obligations may be owed,in which event the Uncovered Aircraft Sublease shall not be terminated; and provided furtherthat Continental’s expenses in connection with such transaction shall be reimbursed by Contractor.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first written above.

CONTINENTAL AIRLINES, INC.

By:       /s/ Lawrence W. Kellner

Name:            Lawrence W. Kellner

Title:            Chairman and

Chief Executive Officer

EXPRESSJET HOLDINGS, INC.

By:       /s/ James B. Ream

Name:  James B. Ream

Title:            President and

Chief Executive Officer

XJT HOLDINGS, INC.

By:       /s/ James B. Ream

Name:  James B. Ream

Title:            President and

Chief Executive Officer

EXPRESSJET AIRLINES, INC.

By:       /s/ James B. Ream

Name:  James B. Ream

Title:            President and

Chief Executive Officer

SCHEDULE 1

Section A

Covered Aircraft

Aircraft	Tail	US Reg
1	501	N16501
2	502	N16502
3	503	N19503
4	504	N25504
5	505	N14505
6	506	N27506
7	507	N17507
8	508	N14508
9	509	N15509
10	510	N16510
11	511	N16511
12	512	N27512
13	513	N17513
14	514	N14514
15	515	N29515
16	516	N14516
17	517	N24517
18	518	N28518
19	519	N12519
20	520	N16520
21	521	N17521
22	522	N14522
23	523	N27523
24	524	N17524
25	525	N16525
26	526	N11526
27	527	N15527
28	528	N12528
29	529	N28529
30	530	N12530
31	925	N14925
32	926	N15926
33	927	N16927
34	928	N17928
35	929	N13929
36	930	N14930
37	932	N15932
38	933	N14933
39	934	N12934
40	935	N13935
41	936	N13936
42	937	N14937
43	938	N14938
44	939	N14939
45	940	N14940
46	941	N15941
47	942	N14942
48	943	N14943
49	944	N16944
50	945	N14945
51	946	N12946
52	947	N14947
53	948	N15948
54	949	N13949
55	950	N14950
56	951	N16951
57	952	N14952
58	953	N14953
59	954	N16954
60	955	N13955
61	956	N13956
62	957	N12957
63	958	N13958
64	959	N14959
65	960	N14960
66	961	N16961
67	962	N27962
68	963	N16963
69	964	N13964
70	965	N13965
71	966	N19966
72	967	N12967
73	968	N13968
74	969	N13969
75	970	N13970
76	971	N22971
77	972	N14972
78	973	N15973
79	974	N14974
80	975	N13975
81	976	N16976
82	977	N14977
83	978	N13978
84	979	N13979
85	980	N15980
86	981	N16981
87	982	N18982
88	983	N15983
89	984	N17984
90	985	N15985
91	986	N15986
92	987	N16987
93	988	N13988
94	989	N13989
95	990	N13990
96	991	N14991
97	992	N13992
98	993	N14993
99	994	N13994
100	995	N13995
101	996	N12996
102	997	N13997
103	998	N14998
104	999	N16999
105	924	N12924
106	923	N14923
107	922	N12922
108	921	N12921
109	920	N14920
110	919	N16919
111	918	N16918
112	917	N29917
113	916	N14916
114	915	N36915
115	914	N13914
116	913	N13913
117	912	N15912
118	911	N16911
119	910	N15910
120	906	N22906
121	905	N14905
122	904	N14904
123	903	N13903
124	902	N14902
125	901	N48901
126	900	N12900
127	535	N11535
128	536	N11536
129	537	N21537
130	538	N13538
131	539	N11539
132	540	N12540
133	541	N16541
134	542	N14542
135	543	N14543
136	545	N26545
137	548	N11548
138	564	N12564
139	565	N11565
140	566	N13566
141	567	N12567
142	571	N16571
143	572	N15572
144	573	N14573
145	574	N15574
146	101	N18101
147	102	N18102
148	103	N24103
149	104	N41104
150	105	N14105
151	106	N11106
152	107	N11107
153	108	N17108
154	109	N11109
155	110	N34110
156	111	N34111
157	112	N16112
158	113	N11113
159	114	N18114
160	115	N17115
161	116	N14116
162	117	N14117
163	118	N13118
164	119	N11119
165	120	N18120
166	121	N11121
167	122	N12122
168	123	N13123
169	124	N13124
170	125	N14125
171	126	N12126
172	127	N11127
173	128	N24128
174	129	N21129
175	130	N21130
176	131	N31131
177	132	N13132
178	133	N13133
179	134	N25134
180	135	N12135
181	136	N12136
182	137	N11137
183	138	N17138
184	139	N23139
185	140	N11140
186	141	N26141
187	142	N12142
188	143	N14143
189	144	N21144
190	145	N12145
191	146	N17146
192	147	N16147
193	148	N14148
194	149	N16149
195	150	N11150
196	151	N16151
197	152	N27152
198	153	N14153
199	154	N21154
200	155	N11155
201	156	N10156
202	157	N12157
203	158	N14158
204	159	N17159
205	160	N12160

Section B

Delta CPA Aircraft

Aircraft	Tail	US Reg
1	171	N14171
2	172	N12172
3	176	N11176
4	177	N14177
5	179	N14179
6	180	N14180
7	181	N11181
8	182	N33182
9	183	N16183
10	184	N11184

Section C

Revenue Risk Aircraft

Delta-Prorate Aircraft
Aircraft	Tail	US Reg	Retained
1	165	N11165	X
2	167	N12167	X
3	168	N14168	X
4	169	N17169	X
5	170	N16170	X
6	173	N14173	X
7	175	N12175	X
8	569	N12569	X
9	570	N14570	X
10	575	N11575	X
11	907	N14907	X
12	908	N13908	X
13	909	N22909	X
Branded Aircraft
Aircraft	Tail	US Reg
1	161	N13161
2	162	N14162
3	163	N12163	X
4	164	N11164	X
5	166	N12166	X
6	174	N14174	X
7	178	N16178	X
8	185	N17185	X
9	186	N14186	X
10	187	N11187	X
11	188	N14188
12	189	N11189
13	190	N27190
14	191	N11191
15	192	N11192
16	193	N11193
17	194	N11194
18	195	N12195
19	196	N17196
20	197	N21197
21	198	N14198
22	199	N11199
23	200	N27200
24	201	N12201
25	202	N13202
26	203	N14203
27	204	N14204
28	544	N11544	X
29	546	N16546	X
30	547	N11547	X
31	549	N26549
32	550	N13550
33	551	N11551
34	552	N12552
35	553	N13553
36	554	N19554
37	555	N15555
38	556	N18556
39	557	N18557
40	558	N14558
41	559	N16559	X
42	560	N17560	X
43	561	N16561	X
44	562	N14562	X
45	563	N12563	X
46	568	N14568	X

SCHEDULE 2

Continental Increased Lease Rate

Calculations for Uncovered Aircraft Subleases

            Except as otherwise provided in the Agreement, the interest rate used in a Covered Aircraft Sublease relating to an aircraft to determine the lease payments thereunder shall be increased by 200 basis points based on the financing terms and rates applicable as of the Covered Aircraft’s original delivery date and used to determine the lease payments under the Uncovered Aircraft Sublease for the same aircraft.

SCHEDULE 3

Compensation for Capacity Purchase

A.        Base and Incentive Compensation.

            1.            Base Compensation.  Continental will pay to Contractor, in respect of each calendar month, as follows:

            a.            an amount equal to [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]% of the number of block hours set forth on the Final Monthly Schedule for such calendar month, multiplied by the “block hour” rate as set forth in Appendix 1 hereto.

            In addition, Continental will pay Contractor an allocation for Reconciled Expenses set forth in Appendix 3, and as reconciled and further described in Paragraph B(4)(a) below:

            b.            for Reconciled Expenses constituting payments described in clauses (i), (ii), (v), (viii), (ix), (xi), (xii) and (xiv) of Paragraph 4 of this Schedule 3, Base Compensation shall include the amount set forth for such Reconciled Expenses on Appendix 3; and

            c.            for Reconciled Expenses described in clauses (iii), (iv), (vi), (vii), (x), (xiii), (xv) and (xvi) of Paragraph 4 of this Schedule 3,  Base Compensation shall include an allocation based on the statistical drivers set forth for such Reconciled Expenses on Appendix 3 and calculated in accordance with Paragraph B(4)(b).

            The aggregate Base Compensation shall be invoiced as provided in Section 3.06(b).

            2.            Incentive Compensation.  With respect to each calendar month, incentive compensation shall be calculated as follows:

            a.            On-Time Bonus/Rebate.  The reconciliation for any calendar month shall include, as applicable, a bonus (represented by a payment by Continental to Contractor) or a rebate (represented by a payment by Contractor to Continental), in each case in respect of on-time performance, as determined pursuant to Appendix 4 to this Schedule 3.

The aggregate Incentive Compensation shall be invoiced as provided in Section  3.06(b).

B.            Expenses and Reconciliation.

            1.            Passenger, Certain Aircraft, Facility and Cargo Revenue-Related Expenses.  With respect to Scheduled Flights, in consideration of the provision by Contractor of Regional Airline Services and its compliance with the other terms and conditions of this Agreement, the following expenses shall be incurred directly by Continental:

                        i.            passenger and cargo revenue-related expenses, including but not limited to commissions, taxes and fees related to the transportation of passengers or cargo, food, beverage costs and catering (including, but not limited to, catering security), charges for fare or tariff filings, sales and advertising costs, computer reservation system fees, credit card fees, interline fees, revenue taxes, GDS fees, airport collateral materials, ticket jackets, reservation costs, revenue accounting costs, including costs associated with ticket sales reporting and unreported sales, OnePass participation costs and Continental Currencies;

                        ii.            glycol, de-icing and snow removal costs at Continental Airports;

                        iii.            passenger inconvenience or denied boarding expenses (interrupted trip expense, travel certificates, mishandled baggage etc.)

                        iv.            fuel, fuel taxes and fuel into plane charges, including administration fees, if any;

                        v.            rent for Terminal Facilities at Continental Airports;

                        vi.            ground handling costs at Continental Airports for which Continental is responsible pursuant to the Continental Ground Handling Agreement;

                        vii.            aircraft appearance costs at Continental Airports;

                        viii.            of the date hereof and any other Administrative services pursuant to the Administrative Services Agreement; and

                        ix,            TSA fees or charges and any other passenger security fees or charges for security at all Continental Airports.

            2.            Flight Reconciliation.

                        a.            With respect to Scheduled Flights, for any calendar month in which Contractor’s actual block hours flown exceeds the block hours invoiced pursuant to Paragraph A(1)(a) for such calendar month, then the reconciliation for such period shall include a payment by Continental to Contractor in an amount equal to the product of (i) the difference between the actual block hours flown for Scheduled Flights and such invoiced block hours, multiplied by (ii) the Base Compensation per block houras set forth in Appendix 1 hereto.

                        b.            With respect to Scheduled Flights, for any calendar month for which the block hours invoiced pursuant to Paragraph A(1)(a) exceeds Contractor’s actual block hours flown in such calendar month, then the reconciliation for such period shall include a payment by Contractor to Continental in an amount equal to the product of (i) the difference between such invoiced block hours and the actual block hours flown for Scheduled Flights, multiplied by (ii) the Base Compensation per block hour as set forth in Appendix 1 hereto.

            3.            Flight Cancellation Reconciliation.

                        a.            With respect to Scheduled Flights, for any calendar month in which (x) the actual number of Controllable Cancellations exceeds (y) the product of [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] multiplied by the total number of actual Scheduled Flight departures in such calendar month (the “Benchmark Controllable Cancellation Number” for such calendar month), then the reconciliation for such period shall include a payment by Contractor to Continental in an amount equal to the product of (i) the Controllable Completion Factor Incentive Rate set forth on Appendix 2 multiplied by (ii) the number of such excess actual Controllable Cancellations over the Benchmark Controllable Cancellation Number.

                        b.            With respect to Scheduled Flights, for any calendar month in which (x) the Benchmark Controllable Cancellation Number for such calendar month exceeds (y) the actual number of Controllable Cancellations in such calendar month, then the reconciliation for such period shall include a payment by Continental to Contractor in an amount equal to the product of (i) the Controllable Completion Factor Incentive Rate as set forth in Appendix 2 multiplied by (ii) the excess of such Benchmark Controllable Cancellation Number over the number of actual Controllable Cancellations.

                        c.            For all purposes of this Agreement, the term Uncontrollable Cancellations shall include the following:

                                    I..  After presentation of the Final Monthly Schedule pursuant to Section 2.01(b) of the Agreement, if Continental makes any changes to such schedule that result in a cancellation of a Scheduled Flight, then such cancellation shall constitute an Uncontrollable Cancellation.

                                    II.  If any proposed Scheduled Flight on a planned flight schedule involves a flight to a new airport which will be a Contractor Airport, and Contractor experiences a delay in preparing the required facilities and making all necessary arrangements to complete a flight to such airport, which delay either (i) is caused by the Environmental Protection Agency, airport or any other governmental authority, or (ii) occurs after Contractor received less than 90 days’ advance notice of such Scheduled Flight to a new airport and used its commercially reasonable efforts to prepare the required facilities and make all necessary arrangements (all in accordance with the Master Facility and Ground Handling Agreement), and in either case such Scheduled Flight is cancelled, then such cancellation shall constitute an Uncontrollable Cancellation; it being understood that any airport to which Contractor flies on the Effective Date or has previously flown pursuant to this Agreement shall not constitute a “new airport.”

                        d.            Contractor hereby agrees that each cancellation of a Scheduled Flight shall be designated as either a Controllable Cancellation or an Uncontrollable Cancellation on a basis consistent with Continental’s practice with operators of its regional jets as of the date of this Agreement.

                        e.            Notwithstanding any provisions of this Agreement to the contrary, for any calendar month (or other relevant period) during which a Labor Strike shall occur, the Benchmark Controllable Cancellation Number shall be zero.

            4.            Reconciled Expenses.

                        a.            The following expenses incurred in connection with Scheduled Flights shall be reconciled monthly (except as specifically set forth below) to actual costs (collectively, the “Reconciled Expenses”):

                                    i.            rent paid by Contractor for Terminal Facilities at Contractor Airports (it being understood, for the avoidance of doubt, that the term “rent” as used herein shall not be deemed to include indemnity or similar payments, irrespective of its definition under any applicable lease, except to the extent such indemnity or similar payment is attributable to the fault or neglect of Continental);

                                    ii.            property taxes, ad valorem, sales, use and franchise taxes (but excluding all other taxes including without limitation income, profits, withholding, employment, social security, disability, occupation, severance, excise taxes);

                                    iii.            passenger liability, hull and war risk insurance costs; provided, that if Continental and Contractor are not participating in a combined placement pursuant to Section 6.04, then Continental shall not pay to Contractor any amount in respect of this clause (iii) that is in excess of the Average Peer Group Rates;

                                    iv.            landing fees;

                                    v.            glycol, de-icing and snow removal costs at Contractor Airports;

                                    vi.            air navigation fees paid to NavCanada (or any Canadian successor thereto) and Servicios a la Navegación en el Espacio Aéreo Mexicano (SENEAM) (or any Mexican successor thereto), in each case in respect of Scheduled Flights;

                                    vii.            the amount of TSA fees or charges and any other passenger security fees or charges for security at all Contractor Airports;

                                    viii.            landing gear overhaul and LLP costs;

                                    ix.            Engine LLP costs;

                                    x.            payments made by Contractor for “power-by-the-hour” services under the Engine Maintenance Agreement;

                                    xi.            depreciation expense associated with capital expenditures specifically approved by Continental in writing (it being acknowledged, for the avoidance of doubt, that Continental has specifically approved all capital expenditures that are being depreciated by Contractor, or that are included in Contractor’s Work-in-Process balance, in each case as of April 30, 2008 and that are reflected within financial records provided by Contractor to Continental prior to June 5, 2008 and that are consistent with invoices paid by Continental to Contractor under the Existing CPA prior to June 5, 2008.   It being agreed that, for those capital expenditures the depreciation expense of which is partially allocated to Continental as of June 5, 2008, the portion of such depreciation expenses allocated to Continental after the Effective Date hereof shall be [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]%.  Additionally, any additional depreciation expense will be allocated to Continental based on the Contractor’s then current fleet allocation percentage for Continental;

                                    xii.            routine aircraft paint costs (excluding livery preparation costs pursuant to Section 10.01);

                                    xiii.            Contractor airport non-agent labor expense and agent labor expense (not to exceed the lesser of authorized or actual agent hours, excluding hours related to vacation liability payouts, at the average agent wage rate as set forth in Contractor’s budget for 2008);

                                    xiv.            ARINC system costs paid directly to Aeronautical Radio Inc. for voice and data communications between a Covered Aircraft and Contractor ground personnel;

                                    xv.            aircraft appearance costs at Contractor airports; and

                                    xvi.            third party ground handling per turn rate at Contractor airports.

                        The Base Compensation includes allocations of the Reconciled Expenses as set forth in Appendix 3 and with respect to certain Reconciled Expenses, as further provided in Paragraph B(4)(b) below.  If in any month the Contractor’s actual Reconciled Expenses exceed the amount of Reconciled Expenses included in the Base Compensation in accordance with Appendix 3 and with respect to certain Reconciled Expenses as further provided in Paragraph B(4)(b) below for such month, Continental shall pay to Contractor an amount equal to such difference.  If in any month the amount of Reconciled Expenses included in the Base Compensation in accordance with Appendix 3 and with respect to certain Reconciled Expenses as further provided in Paragraph B(4)(b) below for such month exceeds the Contractor’s actual Reconciled Expenses, Contractor shall pay to Continental an amount equal to such difference.

            b.            The allocations included in Base Compensation for Reconciled Expenses of the type set forth in Paragraph A(1)(c) for any particular month shall be calculated as provided below:

                        I.            The amount of landing fees referred to in clause (iv) of Paragraph B(4)(a), the amount of Canada and Mexico air navigation fees referred to in clause (vi) of Paragraph B(4)(a), the amount of Contractor airport agent expense at Contractor airports referred to in clause (xiii) of Paragraph B(4)(a), aircraft appearance costs at Contractor airports referred to in clause (xv) of Paragraph B(4)(a) and third party ground handling per turn rate at Contractor airports referred to in clause (xvi) of Paragraph B(4)(a), in each case, as included in the Base Compensation for any particular month will be equal to the aggregate sum of the following products: (1) the applicable rate set forth in Appendix 3, multiplied by (2) the number of scheduled departures set forth in the Final Monthly Schedule, multiplied by (3) [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]%.

                        II.            The amount of passenger liability, hull and war risk insurance referred to in clause (iii) of Paragraph B(4)(a) and TSA fees or charges for security at Contractor airports referred to in clause (vii) of Paragraph B(4)(a), included in the Base Compensation for any particular month will be equal to the aggregate sum of the following products: (1) the applicable rate set forth in Appendix 3, multiplied by (2) the number of passengers set forth in the Final Monthly Schedule multiplied by (3) [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]%.

                        III.            The amount of payments made for engine power-by-the-hour cost referred to in clause (x) of Paragraph B(4)(a) included in the Base Compensation for any particular month will be equal to the following product: (1) the power-by-the-hour cost set forth in Appendix 3, multiplied by (2) the number of block hours set forth in the Final Monthly Schedule, multiplied by (3) [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]%.

            5.            Insurance Costs.

            a.            If Contractor elects not to participate in a combined placement for a particular insurance policy, Contractor shall not be reimbursed or otherwise compensated (through adjustments to block hour rate, reconciliation amounts or otherwise) for any Excess Insurance Costs with respect to such policy for insurance as provided in Paragraph A(1)(a) and Paragraph B(4)(a)(iii) above.

            b.            If Continental elects not to participate in a combined placement for a particular insurance policy, Continental shall pay to Contractor an amount equal to the Excess Insurance Costs with respect to such policy, up to the Average Peer Group Rates.  Contractor shall not be reimbursed or otherwise compensated (through adjustments to block hour rate or otherwise) to the extent that its insurance costs exceed the Average Peer Group Rates.

            c.            Contractor will pay to Continental its proportionate share of all combined-placement insurance premiums not later than the date that Continental is required under the terms of the applicable policy to pay the policy premiums.  The cost allocation for such combined placements shall be as follows:

                        I.            Hull and War Risk Coverage Rate. To be determined each year; a dollar amount equal to the combined placement program’s composite whole rate as set forth in the current group policy, multiplied by Contractor’s average fleet value for the policy period, as determined by recognized standard industry methods of valuation consistent with prior practice.

                        II.            Liability Rates. To be determined each year; an amount equal to the combined placement program’s composite liability rate as set forth in the current group policy, multiplied by revenue passenger miles, as determined by recognized standard industry methods consistent with prior practice.

                        III.            Property Insurance Rates.  The parties agree to meet annually to determine the cost allocation for property insurance coverage based on Contractor’s portion of the “total exposure base” for such coverage, as determined by recognized standard industry methods consistent with prior practice.

            d.            In the fiscal quarter subsequent to the next combined policy insurance renewal following a Major Loss caused by Continental (or, if such a Major Loss occurs so close to the combined policy insurance renewal date that the effects are not reflected in the next combined policy insurance renewal premium amount, then in the fiscal quarter subsequent to the renewal in which the effects are first included), Continental and Contractor agree to determine and allocate the amount of increase in the combined policy insurance premiums, if any, to be attributed to such Major Loss (as opposed to a general increase in the premiums) as follows:

                        I.            The parties will compare the combined policy premium increase to premium increases experienced by the five Major Network Carriers closest to Continental in aggregate revenue passenger miles at the time of such determination, excluding any Major Network Carrier that experienced a Major Loss within the previous three years.

                        II.            The average annual increase in insurance costs for such Major Network Carriers shall be calculated by (i) subtracting the expiring rates of each such Major Network Carrier from its new rates, (ii) adding the total of such differences and (iii) dividing the total by the number of Major Network Carriers whose rates were included in the calculation.

                        III.            The amount that the increase in the combined premiums for Continental and Contractor exceeds the average annual increase in insurance costs calculated pursuant to clause (II) above shall be deemed to be the portion of the increase for such year due to such Major Loss (the “Continental Premium Surcharge Amount”).

                        IV.            The Continental Premium Surcharge Amount for the two years following the beginning of such fiscal quarter shall be [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]% and [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]%, respectively, of the Continental Premium Surcharge Amount for the first year, and shall be $[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] thereafter.

                        V.            The Continental Premium Surcharge Amount shall be borne solely by Continental and that amount shall be deducted from the aggregate premium amounts included in all cost-sharing calculations between Continental and Contractor.

            e.            In the fiscal quarter subsequent to the next combined policy insurance renewal following a Major Loss caused by Contractor (or, if such a Major Loss occurs so close to the combined policy insurance renewal date that the effects are not reflected in the next combined policy insurance renewal premium amount, then in the fiscal quarter subsequent to the renewal in which the effects are first included), Continental and Contractor agree to determine and allocate the amount of increase in the combined policy insurance premiums, if any, to be attributed to such Major Loss (as opposed to a general increase in the premiums) as follows:

                        I.            The parties will compare the combined policy premium increase to premium increases experienced by the five regional airlines with annual revenues closest to those of Contractor, excluding any such regional airline that experienced a Major Loss within the previous three years.

                        II.            The average annual increase in insurance costs for such regional airlines shall be calculated by (i) subtracting the expiring rates of each such regional airline from its new rates, (ii) adding the total of such differences and (iii) dividing the total by the number of such regional airlines whose rates were included in the calculation.

                        III.            The parties will also calculate the maximum permitted increase in annual premiums which would be permitted if the policy coverage was limited to the insurance limits required to be maintained by Contractor (the “Contractor Premium Surcharge Limit”).

                        IV.            The amount that the Contractor Premium Surcharge Limit exceeds the average annual increase in insurance costs calculated pursuant to clause (II) above shall be deemed to be the portion of the increase for such year due to such Major Loss and payable by Contractor (the “Contractor Premium Surcharge Amount”).

                        V.            The amount that the increase in the combined premiums for Continental and Contractor exceeds the sum of (x) the average annual increase in insurance costs calculated pursuant to clause (II) above and (y) the Contractor Premium Surcharge Amount shall be deemed to be the portion of the increase for such year due to such Major Loss and payable by Continental (the “Contractor Premium Surcharge Overflow Amount”).

                        VI.            The Contractor Premium Surcharge Amount for the two years following the beginning of such fiscal quarter shall be [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]% and [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]%, respectively, of the Contractor Premium Surcharge Amount for the first year, and shall be $[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] thereafter.

                        VII.            The Contractor Premium Surcharge Overflow Amount for the two years following the beginning of such fiscal quarter shall be [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]% and [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]%, respectively, of the Contractor Premium Surcharge Overflow Amount for the first year, and shall be $[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] thereafter.

                        VIII.            The Contractor Premium Surcharge Amount shall be borne solely by Contractor and that amount shall be deducted from the aggregate premium amounts included in all cost-sharing calculations between Continental and Contractor.

                        IX.            The Contractor Premium Surcharge Overflow Amount shall be borne solely by Continental and that amount shall be deducted from the aggregate premium amounts included in all cost-sharing calculations between Continental and Contractor.

            f.            Contractor shall be reimbursed in full for the aggregate of all insurance deductibles paid in any calendar year in respect of insurance policies placed pursuant to Section 6.04, up to an amount equal to the historical average of such deductibles paid by Contractor during the last five full calendar years for which such calculations are available as of such date of determination.

            6.            No Reconciliation for Fines, Etc.  Notwithstanding anything to the contrary contained in this Paragraph B, Continental shall not be required to incur any cost or make any reconciliation payment pursuant to this Paragraph B to the extent that such cost or reconciliation payment is attributable to any costs, expenses or losses (including fines, penalties and any costs and expenses associated with any related investigation or defense) incurred by Contractor as a result of any violation by Contractor of any law, statute, judgment, decree, order, rule or regulation of any governmental or airport authority.  Continental shall be liable for all any costs, expenses or losses (including fines, penalties and any costs and expenses associated with any related investigation or defense) incurred by Contractor as a result of any violation by Continental or its agents of any law, statute, judgment, decree, order, rule or regulation of any governmental or airport authority.

Schedule 3 Appendices

Appendix 1            Base Compensation Rates

Appendix 2            Controllable Completion Factor Incentives and Rebates

Appendix 3            Reconciliation of Expenses

Appendix 4            Incentive Bonuses/Rebates

Appendix 5            Insurance Rates

Appendix 1 to Schedule 3

Base Compensation Rates

$            [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] for each actual block hour

These Base Compensation Rates shall be adjusted to the extent provided pursuant to the terms of Section 3.02 of this Agreement.

Appendix 2 to Schedule 3

Controllable Completion Factor Incentives and Rebates

“Controllable Completion Factor Incentive Rate” shall be $[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], as adjusted pursuant to Section 3.02 of this Agreement.

Appendix 3 to Schedule 3

Reconciliation of Expenses

Reconciled	Schedule 3	Statistical
Expense	Reference	Driver	Rate

Terminal Facility Rent at Contractor Airports	Sched 3.B.4(a)(i)	Fixed	$ [XXX]
Property Taxes	Sched 3.B.4(a)(ii)	Fixed	$ [XXX]
Passenger Liability, Hull and War Risk Insurance	Sched 3.B.4(a)(iii)	Passengers	$ [XXX]
Landing Fees	Sched 3.B.4(a)(iv)	Departures	$ [XXX]
Glycol, De-icing and Snow Removal at Contractor Airports	Sched 3.B.4(a)(v)	Fixed	$ [XXX]
Canadian and Mexican Air Navigation	Sched 3.B.4(a)(vi)	Departures	$ [XXX]
TSA Fees or Charges and any Other Passenger Security Fees or Charges for Security at Contractor Airports	Sched 3.B.4(a)(vii)	Passengers	$ [XXX]
Landing Gear Overhaul and LLP Costs	Sched 3.B.4(a)(viii)	Fixed	$ [XXX]
Engine LLP Costs	Sched 3.B.4(a)(ix)	Fixed	$ [XXX]
Engine Power-by-the-Hour Costs	Sched 3.B.4(a)(x)	Block Hours	$ [XXX]
Depreciation Expense	Sched 3.B.4(a)(xi)	Fixed	$ [XXX]
Routine Aircraft Paint	Sched 3.B.4(a)(xii)	Fixed	$ [XXX]
Contractor Airport Agent Expense at Contractor Airports	Sched 3.B.4(a)(xiii)	Departures	$ [XXX]
ARINC System Costs	Sched 3.B.4(a)(xiv)	Fixed	$ [XXX]
Aircraft Appearance Costs at Contractor Airports	Sched 3.B.4(a)(xv)	Departures	$ [XXX]
3rd Party Ground Handling Per Turn Rate at Contractor Airports	Sched 3.B.4(a)(xvi)	Departures	$ [XXX]

The Appendix 3 Rates shall be adjusted from time to time with the mutual agreement of the parties to reflect the actual rates charged to Contractor.  As Contractor Airports become Continental Airports, appropriate adjustments shall be made to Appendix 3 Rates related to such Contractor Airports.

[“XXX” REPRESENTS CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.]
Appendix 4 to Schedule 3

Incentive Bonuses/Rebates

1.         On Time Bonus/Rebate:  For purposes of Paragraph A(2), the bonus or rebate, as the case may be, for on-time performance shall be determined as follows:

a.            Contractor’s on-time Scheduled Flight departures (i.e. Scheduled Flight departures that actually departed not later than the scheduled departure time, as determined solely by ACARS, excluding (i) departures impacted by weather or ATC, (ii) unscheduled, extra-section or diversion related departures or (iii) departures delayed upon Continental’s request and not otherwise impacted by weather or ATC) to or from each of EWR, CLE and IAH shall be measured.

b.         If Contractor’s actual percentage of on-time Scheduled Flight departures (as a percentage of Contractor’s actual departures, as determined solely by ACARS, excluding (i) departures impacted by weather or ATC, (ii) unscheduled, extra-section or diversion related departures or (iii) departures delayed upon Continental’s request and not otherwise impacted by weather or ATC) for any such calendar month to or from any of EWR, CLE or IAH is above the Annual Historical Percentage set forth below for such airport, then the reconciliation payment for such month shall include a payment by Continental to Contractor equal to $[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] multiplied by the number of Contractor’s actual departures (excluding (i) departures impacted by weather or ATC, (ii) unscheduled, extra-section or diversion related departures or (iii) departures delayed upon Continental’s request and not otherwise impacted by weather or ATC) for such month at such airport, multiplied by the excess of Contractor’s actual percentage of on-time Scheduled Flight departures over the Annual Historical Percentage of on-time Scheduled Flight departures.  If Contractor’s actual percentage of on-time Scheduled Flight departures, as determined solely by ACARS (as a percentage of Contractor’s actual departures excluding (i) departures impacted by weather or ATC, (ii) unscheduled, extra-section or diversion related departures or (iii) departures delayed upon Continental’s request and not otherwise impacted by weather or ATC) for any such calendar month to or from any of EWR, CLE or IAH is below the Annual Historical Percentage set forth below for such airport, then the reconciliation payment for such month shall include a payment by Contractor to Continental equal to $[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] multiplied by the number of Contractor’s actual departures (excluding (i) departures impacted by weather or ATC, (ii) unscheduled, extra-section or diversion related departures or (iii) departures delayed upon Continental’s request and not otherwise impacted by weather or ATC) for such month at such airport, multiplied by the excess of the Annual Historical Percentage of on-time Scheduled Flight departures over Contractor’s actual percentage of on-time Scheduled Flight departures.  For purposes of this Appendix 4, the “Annual Historical Percentage” for any of EWR, CLE or IAH for any year shall equal the average of the actual percentage of on-time Scheduled Flight departures (as a percentage of Contractor’s flown departures excluding (i) departures impacted by weather or ATC, (ii) unscheduled, extra-section or diversion related departures or (iii) departures delayed upon Continental’s request and not otherwise impacted by weather or ATC) of Covered Aircraft during such year in each of the last five full calendar years (or such lesser number of years as shall date back to January 1, 2004); provided that for the purposes of calculating the Annual Historical Percentage inclusive of years through December 31, 2006 calculations shall include all of Continental’s regional jet aircraft.  Should the processes currently utilized by the air traffic control system in the United States to manage commercial aircraft change, Contractor and Continental agree to meet and confer to adjust the targets.  Additionally, should Continental’s ground handling performance materially change from historical performance levels, Contractor and Continental agree to meet and confer to adjust the targets.  Should the parties be unable to reach an agreement on prospective targets, the on-time incentive provisions set forth in this Appendix 4 to Schedule 3 will cease to be of any force or effect.  As of January 1, 2006, the Annual Historical Percentages for EWR, CLE or IAH were as follows:

CLE	EWR	IAH
[XXX]%	[XXX]%	[XXX]

[“XXX” REPRESENTS CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.]

2.         Fuel Efficiency Bonus:  At Continental’s expense Contractor agrees to develop a fuel efficiency program modeled on Continental’s fuel program as set forth in Exhibit K.  Contractor acknowledges that such program is the property of Continental, shall be deemed confidential by Contractor and, for Contractor but not for Continental, shall be subject to the provisions of Section 10.08 of the Agreement.  For purposes of Paragraph A(2), the bonus for fuel burn reduction shall be determined as follows:

a.         The Contractor’s second year of operation will be the first year under which the Contractor will be eligible to receive a bonus payment.  The Contractor’s first year of operations will provide the baseline by which the second year of operations will be measured.  The baseline for each subsequent year will be the previous year’s performance.  For each year a Block Hour Fuel Burn Rate will be calculated by dividing gallons consumed in a given year by total block hours flown for Scheduled Flights in the same year.

b.         The Contractor’s bonus will be calculated by subtracting (a) the current year’s Block Hour Fuel Burn Rate from (b) the baseline year’s Block Hour Fuel Burn Rate, and multiplying the positive difference, if any, by (c) Continental’s average domestic price per gallon of fuel paid in the current year, multiplied by (d) the total block hours flown by Contractor in current year multiplied by (e) [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

Appendix 5 to Schedule 3

Insurance Rates

Insurance Type	Rate	Driver Units

Hull Insurance	[XXX]	per $100 value

Liability Insurance	[XXX]	per Departure; or

	[XXX]	per Passenger

War Risk Insurance	[XXX]	per 1000 RPMs;

	[XXX]	per Passenger

[“XXX” REPRESENTS CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.]

EXHIBIT A

Definitions

Adjustment Date – is defined in Section 3.02.

Administrative Support and Information Services Provisioning Agreement – means that certain Amended and Restated Administrative Support and Information Services Provisioning Agreement, dated as of the date hereof, among Continental, Holdings and ExpressJet, in the form attached hereto as Exhibit E (or as otherwise agreed or amended).

Affiliate – means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.  With respect to any natural person, the term “Affiliate” shall additionally mean (1) the spouse or children (including those by adoption) and siblings of such Person; and any trust whose primary beneficiary is such Person, such Person’s spouse, such Person’s siblings and/or one or more of such Person’s lineal descendants, (2) the legal representative or guardian of such Person or of any such immediate family member in the event such Person or any such immediate family member becomes mentally incompetent and (3) any Person controlled by or under the common control with any one or more of such Person and the Persons described in clauses (1) or (2) preceding.

Agreement – means the Second Amended and Restated Capacity Purchase Agreement, dated as of June 5, 2008, among Continental, Holdings, XJT and ExpressJet, as amended from time to time pursuant to Section 10.05 hereof.

Ancillary Agreements – means (i) each of the agreements entered into by Continental and Contractor substantially in the form of Exhibits C, E, and F hereto, together with all amendments, exhibits, schedules and annexes thereto; (ii) each Covered Aircraft Sublease; (iii) each Uncovered Aircraft Sublease, (iv) the Employee Benefits Separation Agreement, as amended as of the date of this Agreement, among Continental, Holdings, XJT and ExpressJet; and (v) the Settlement Agreement, dated the date of this Agreement, among Continental, Holdings, XJT and ExpressJet.

Annual CPI Change – means, for any Adjustment Date, the fraction (expressed as a number rounded to four decimal places) as determined on the 15th day of the immediately preceding month (or the first Business Day thereafter on which relevant CPI figures are publicly available) equal to the quotient obtained by dividing the simple average of the sum of the CPI for each of the last twelve months ending with the penultimate month preceding such Adjustment Date by the simple average of the sum of the CPI for each of the last twelve months ending with such penultimate month of the preceding year.  (As an example, and for illustrative purposes only, the Annual CPI Change for April 1, 2007 would be equal to 202.335 (the simple average of the sum of the CPI for the last twelve months ending February 2007) divided by 196.500 (the simple average of the sum of the CPI for the last twelve months ending February 2006), or 1.0297.)

Annual Historical Percentage – is defined in Paragraph 1(b) of Appendix 4 to Schedule 3.

ATC – means Air Traffic Control.

Average Peer Group Rates – means, with respect to any insurance coverage and as of any date of determination, (x) the insurance rates set forth on Appendix 5 to Schedule 3, multiplied by (y) the average percentage increase or decrease, as appropriate, from July 1, 2008 to such date of determination, in the cost of such insurance coverage for the five regional airlines with annual revenues per passenger mile closest to those of Contractor, as determined by available information obtained from public sources or reputable insurance brokers, excluding (i) any such regional airline that experienced a major loss within the previous three years, and (ii) any regional airline whose insurance rates are included with its major airline partners.

Base Compensation – is defined in Paragraph A(1) of Schedule 3.

Base Term – is defined in Section 8.01.

Basic Rent – is defined, with respect to any Covered Aircraft, in the Covered Aircraft Sublease for such Covered Aircraft.

Benchmark Controllable Cancellation Number – is defined in Paragraph B(3)(a) of Schedule 3.

Block Hour Rate – means, for any month, the Base Compensation for such month divided by the total number of block hours comprising the Scheduled Flights during such month.

Branded Aircraft – is defined in Section 2.04(b).

Business Day – means each Monday, Tuesday, Wednesday, Thursday and Friday unless such day shall be a day when financial institutions in New York, New York or Houston, Texas are authorized by law to close.

Cause – means (i) bankruptcy of ExpressJet, XJT or Holdings, (ii) the suspension or revocation of Contractor’s authority to operate as a scheduled airline, (iii) the ceasing of Contractor’s operations as a scheduled airline, other than as a result of a Labor Strike and other than any temporary cessation not exceeding 14 days in length, (iv) the occurrence of a Labor Strike that shall have continued for 90 days or (v) a willful or intentional material breach of this Agreement by ExpressJet, XJT or Holdings that substantially deprives Continental of the benefits of this Agreement, which breach shall have continued for 90 days after notice thereof is delivered to ExpressJet, XJT or Holdings, as the case may be.

Change of Control – means:

            (i)            a transaction as a result of which ExpressJet, XJT or Holdings and a Major Network Carrier (other than Continental and its successors and any Subsidiary thereof) are legally combined;

            (ii)            a transaction, other than one described in clause (i) above, as a result of which ExpressJet, XJT or Holdings acquires, directly or indirectly, beneficial ownership of 25% or more of the capital stock or voting power of a Major Network Carrier (other than Continental and its successors and any Subsidiary thereof);

            (iii)            the direct or indirect acquisition by a Major Network Carrier (other than Continental and its successors and any Subsidiary thereof) or any Person directly or indirectly controlling a Major Network Carrier of beneficial ownership of 25% or more of the capital stock or voting power of ExpressJet, XJT or Holdings;

            (iv)            the sale, transfer or other disposition of all or substantially all of the airline assets of ExpressJet, XJT or Holdings on a consolidated basis directly or indirectly to a Major Network Carrier (other than Continental and its successors and any Subsidiary thereof) or its Affiliate, whether in a single transaction or a series of related transactions;

            (v)            the sale, transfer or other disposition of all or substantially all of the airline assets of a Major Network Carrier (other than Continental and its successors and any Subsidiary thereof) and its Affiliates, on a consolidated basis, directly or indirectly to ExpressJet, XJT or Holdings, whether in a single transaction or a series of related transactions; or

            (vi)            the execution by ExpressJet, XJT or Holdings of bona fide definitive agreements, the consummation of the transactions contemplated by which would result in a transaction described in the immediately preceding clauses (i), (ii), (iii), (iv) or (v).

Claims – is defined in Section 10.09(a).

Continental – means Continental Airlines, Inc., a Delaware corporation, and its successors and permitted assigns.

Continental Airport – means any airport at which Continental provides or arranges for the provision of ground handling services pursuant to the Continental Ground Handling Agreement.

Continental Currencies – means inflight currency coupons issued by Continental that may only be purchased at any Continental eService Center and may only be redeemed for alcoholic beverages or headsets on any Continental or Contractor flight.

Continental Expenses – is defined in Section 3.04.

Continental Ground Handling Agreement– means that certain IATA Standard Ground Handling Agreement (April 1993 version) between Continental and Contractor, together with Annex A thereto (Ground Handling Services, April 1993 version) and Annex B thereto substantially in the form of Exhibit C to the Master Facility and Ground Handling Agreement (or as otherwise agreed or amended) providing for the provision by or on behalf of Continental to Contractor of ground handling services at the airports specified therein.

Continental Marks – is defined in Exhibit G.

Continental Premium Surcharge Amount – is defined in Paragraph B(5)(d)(III) of Schedule 3.

Contractor – means, collectively, ExpressJet, XJT and Holdings.

Contractor Airport – means (i) any airport at which Contractor provides or arranges for the provision of ground handling services pursuant to the Contractor Ground Handling Agreement, and (ii) any other airport into or out of which Contractor operates any Scheduled Flight and which is not a Continental Airport.

Contractor Fleet – means all or any of the following fleets of Covered Aircraft (to the extent that any Covered Aircraft are part of such fleet): (i) ERJ Aircraft, (ii) any other type of regional jet aircraft (whether manufactured by Embraer or another manufacturer) that constitutes one or more Covered Aircraft, and (iii) any portion of such group of aircraft consisting of one or more models (for example, ERJ-135s and ERJ-145s, or ERJ-145LRs and ERJ-145XRs), or any subgroup of such aircraft as determined from time to time by regulatory or court order or other governmental action (for example, all such aircraft manufactured within specific time frames).

Contractor Ground Handling Agreement – means that certain IATA Standard Ground Handling Agreement (April 1993 version) between Continental and Contractor, together with Annex A thereto (Ground Handling Services, April 1993 version) and Annex B thereto substantially in the form of Exhibit D to the Master Facility and Ground Handling Agreement (or as otherwise agreed or amended) providing for the provision by or on behalf of Continental to Contractor of ground handling services at the airports specified therein.

Contractor Marks – is defined in Exhibit H.

Contractor Premium Surcharge Amount – is defined in Paragraph B(5)(e)(IV) of Schedule 3.

Contractor Premium Surcharge Limit – is defined in Paragraph B(5)(e)(III) of Schedule 3.

Contractor Premium Surcharge Overflow Amount – is defined in Paragraph B(5)(e)(V) of Schedule 3.

Controllable Cancellation – means a cancellation of a Scheduled Flight that is not an Uncontrollable Cancellation.

Controllable Cancellation Factor – means, for any period of determination, the percentage of Scheduled Flights completed during such period, excluding Uncontrollable Cancellations.

Controllable Completion Factor Incentive Rate – is defined in Appendix 2 to Schedule 3.

Controllable On-Time Departure – means a flight departing within 15 minutes of scheduled departure time, as determined solely by ACARS, excluding (i) cancelled flights, (ii) flights impacted by ATC or weather-related delays, (iii) flights impacted by Labor Strike, (iv) unscheduled, extra section or diversion departures, or (v) departures delayed upon Continental’s request and not otherwise impacted by weather or ATC.

Controllable On-Time Departure Rate – means, for any period of determination, the percentage of Scheduled Flights that are Controllable On-Time Departures.

Covered Aircraft – means all of the aircraft listed in Section A of Schedule 1 (as amended from time to time pursuant to the provisions of this Agreement) and presented for service by Contractor, as adjusted from time to time for additions and withdrawals pursuant to Article II and Article VIII (it being understood by the parties hereto that Schedule 1 shall be revised from time to time to reflect any such additions and withdrawals).

Covered Aircraft Sublease – means a sublease (or lease) in effect with respect to an Covered Aircraft as of the Effective Date between Contractor and Continental and any new sublease (or lease) covering an Covered Aircraft entered into by Contractor and Continental after the date hereof, which shall be substantially in the form of the Covered Aircraft Subleases in effect as of the Effective Date (or as otherwise agreed or amended).

CPA Records – is defined in Section 3.05.

CPI – means (i) the Consumer Price Index for All Urban Consumers – U.S. City Average, All Items, Not Seasonally Adjusted Base Period: 1982-84 = 100, as published by the Bureau of Labor Statistics, United States Department of Labor, or (at any time when the Bureau of Labor Statistics is no longer publishing such Index) as published by any other agency or instrumentality of the United States of America, or (ii) at any time after the index described in clause (i) shall have been discontinued, any reasonably comparable replacement index or other computation published by the Bureau of Labor Statistics or any other agency or instrumentality of the United States of America.  If any such index shall be revised in any material respect (such as to change the base year used for computation purposes), then all relevant determinations under this Agreement shall be made in accordance with the relevant conversion factor or other formula published by the Bureau of Labor Statistics or any other agency or instrumentality of the United States of America, or (if no such conversion factor or other formula shall have been so published) in accordance with the relevant conversion factor or other formula published for that purpose by any nationally recognized publisher of such statistical information.

Delta – means Delta Air Lines, Inc., a Delaware corporation, and its successors and assigns.

Delta CPA – means the capacity purchase agreement, dated as of June 1, 2007, by and among Contractor and Delta as in effect on the date hereof, and as the same may be extended pursuant to the terms thereof.

Delta CPA Aircraft – is defined in Section 2.04(a).

Delta Pro-Rate Agreement – means the pro-rate agreement, dated as of June 29, 2007, by and among Contractor and Delta as in effect on the date hereof, and as the same may be extended pursuant to the terms thereof.

Delta Pro-Rate Aircraft – is defined in Section 2.04(b).

DOT – means the United States Department of Transportation.

Effective Date – is defined in Section 8.01.

Embraer – means Empresa Brasileira de Aeronautica S.A., a Brazilian corporation with its principal place of business in Sao Paulo, Brazil.

Embraer Contract – means, collectively, Purchase Agreement No. GPJ-003/96 between Embraer and XJT dated August 5, 1996, Letter of Agreement No. GPJ-004/96 between Embraer and XJT dated August 5, 1996, Letter of Agreement No. PCJ-004A/96 among Embraer, Continental and XJT dated August 31, 1996, Purchase Agreement No. DCT-054/98, between Embraer and XJT dated December 23, 1998, Letter of Agreement No. DCT-059/2000 between Embraer and XJT dated October 27, 2000, Letter of Agreement No. DCT-055/98 between Embraer and XJT dated December 23, 1998, Letter of Agreement No. DCT-058/2000 between Embraer and XJT dated October 27, 2000, and EMB-135 Financing Letter of Agreement among Continental, Embraer and XJT dated March 23, 2000, in each case including such amendments and supplements entered into by the parties prior to the date of this Agreement.

Embraer ERJ-135 Fleet – means all Covered Aircraft that are ERJ-135 aircraft.

Embraer ERJ-145 Fleet – means all Covered Aircraft that are ERJ-145 aircraft.

Embraer Fleets – means any of the Embraer ERJ-135 Fleet, the Embraer ERJ-145 Fleet or the Embraer XRJ-145 Fleet

Embraer XRJ-145 Fleet – means all Covered Aircraft that are XRJ-145 aircraft.

Engine – means any jet aircraft engine that constitutes an “Engine,” as such term is defined in a Covered Aircraft Sublease for a jet aircraft, under such Covered Aircraft Sublease.

Engine Maintenance Agreement – means the contract entered into between Contractor and Rolls Royce, dated as of March 21, 2001 for the maintenance of the Engines, as amended and supplemented from time to time.

Excess Aircraft – means, (i) at any time prior to the first anniversary of the Effective Date, if there are more than 205 Covered Aircraft, each Covered Aircraft in excess of 205 and (ii) at any time on or after the first anniversary of the Effective Date, if there are more than 190 Covered Aircraft, each Covered Aircraft in excess of 190.

Excess Insurance Costs – means, in respect of any insurance policy obtained by Contractor, the cost of such insurance coverage, if any, in excess of the amount such insurance coverage would have cost if Contractor and Continental had participated in a combined placement pursuant to Section 6.04.

Excess Inventory – means, at any time of determination, the spare engines and other rotable parts, repairable parts, expendable parts and other miscellaneous spare parts comprising components of the Covered Aircraft that are, in the reasonable judgment of Contractor and as a result of a reduction in the number of Covered Aircraft, in excess of the needs of Contractor for the provision of Regional Airline Services at such time of determination.

Existing CPA – is defined in the first whereas clause to this Agreement.

Existing Hub Airports – means George Bush Intercontinental Airport in Houston, Texas, Hopkins International Airport in Cleveland, Ohio and Newark International Airport in Newark, New Jersey; provided, however, that the foregoing shall only constitute Existing Hub Airports to the extent which Continental, together with its Subsidiaries and all other regional jets operating as Continental or a direct contractor of Continental, operates an average of more than 50 flights/day during a relevant fiscal quarter.

ExpressJet – means ExpressJet Airlines, Inc., a Delaware corporation, and its successors and permitted assigns.

FAA – means the United States Federal Aviation Administration.

Final Monthly Schedule  – means the final schedule of Scheduled Flights for the next calendar month delivered by Continental to Contractor pursuant to Section 2.01(b).

Flight Cancellation Reconciliation – is defined in Paragraph B(3) of Schedule 3.

Flight Hour Agreements – means, collectively, (i) the Engine Maintenance Agreement, (ii) that certain agreement relating to Avionics between Contractor and Honeywell, (iii) that certain agreement relating to Starter Control System between Contractor and Honeywell, (iv) that certain agreement relating to Lighting between Contractor and Honeywell, (v) that certain agreement relating to PRSOV between Contractor and Honeywell, (vi) that certain agreement relating to AHRS between Contractor and Honeywell, (vii) that certain agreement relating to Sensors between Contractor and Goodrich, (viii) that certain agreement relating to Access between Contractor and Goodrich, (ix) that certain agreement relating to ECS between Contractor and Hamilton Sundstrand, (x) that certain agreement relating to Wheels and Brakes between Contractor and Goodrich, (xi) that certain agreement relating to Tires between Contractor and Goodyear, (xii) that certain agreement relating to APU between Contractor and Hamilton Sundstrand, in each case in effect as of the Effective Date, (xiii) any other maintenance agreement related to an Original Aircraft, payment for which is determined by hours, cycles or similar metrics and (xiv) any replacement, amendment or termination of any of the foregoing.

Fuel Purchasing Agreement – means that certain Fuel Purchasing Agreement, dated as of January 1, 2001, between Continental and Contractor, in the form attached hereto as Exhibit F(or as otherwise agreed or amended).

Holdings – means ExpressJet Holdings, Inc., a Delaware corporation, and its successors and permitted assigns.

Identification – means the Continental Marks, the aircraft livery set forth on Exhibit H, the Continental flight code and other trade names, trademarks, service marks, graphics, logos, employee uniform designs, distinctive color schemes and other identification selected by Continental in its sole discretion for the Regional Airline Services to be provided by Contractor, whether or not such identification is copyrightable or otherwise protected or protectable under federal law.

Immediate Withdrawal Election – is defined in Section 8.03(a)(i).

Indemnified Party – is defined in Section 7.03.

Indemnifying Party – is defined in Section 7.03.

Indemnity Notice – is defined in Section 7.03.

Invoiced Amount – is defined in Section 3.06(a).

Labor Strike – means a labor dispute, as such term is defined in 29 U.S.C. Section 113(c) involving Contractor and some or all of its employees, which dispute results in a union-authorized strike occurring after the National Mediation Board has released the Contractor and such employees to self-help and the 30-day “cooling-off” period relating thereto shall have expired.

LLP – means engine life limited parts and landing gear as defined in Contractor’s maintenance program.

Major Loss – means an aviation-related accident or incident that results in the combined policy insurance providers establishing a reserve in an amount greater than the aggregate combined base premium amount for the year in which such accident or incident occurs, net of contribution from or subrogation against any third parties.

Major Network Carrier – means Alaska Airlines, American Airlines, Delta Air Lines, Northwest Airlines, Southwest Airlines, United Air Lines and US Airways, and each of their respective parents and subsidiaries (and any successor to each of the foregoing entities), and any entity that acquires substantially all of the airlines assets of any of the foregoing entities (and any successor to each of the foregoing entities).

Master Facility and Ground Handling Agreement – means that certain Amended and Restated Master Facility and Ground Handling Agreement, dated as of the date hereof, between Continental and Contractor, in the form attached hereto as Exhibit C (or as otherwise agreed or amended).

Original Aircraft – means any aircraft set forth on Schedule 1.

Person – means an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity.

Reasonable Operating Constraints – means the reasonable constraints on the operation of Scheduled Flights imposed by the aircraft type, maintenance requirements, crew training requirements, aircraft rotation requirements, and route authorities, slots and other applicable regulatory restrictions on flight schedules.

Reconciled Expenses – is defined in Paragraph B(4)(a) of Schedule 3.

Regional Airline Services – means the provisioning by Contractor to Continental of Scheduled Flights using the Covered Aircraft in accordance with this Agreement.

Replacement Aircraft – means an aircraft that is the same aircraft type, is substantially the same age (or newer), has substantially the same passenger configuration and is in substantially the same operating condition (or better) as the aircraft that is being so replaced.

Replacement Date – is defined in Section 2.06(b).

Retained Aircraft   – is defined in Section 2.04(b)(ii).

Revenue-Risk Aircraft – is defined in Section 2.04(b).

Scheduled ASMs – means, for any period of calculation, the available seat miles for all Scheduled Flights during such period of calculation.

Scheduled Flight – means a flight by a Covered Aircraft as determined by Continental pursuant to Section 2.01(b) or Section 2.01(c).

Slot or Rate Authorization – is defined in Section 4.09.

Spare Aircraft – means any Covered Aircraft that is designated by Contractor as spare aircraft pursuant to Section 2.01(c), which may be used by Contractor to replace another aircraft in the operation of a Scheduled Flight or flights operated by other Continental service providers that otherwise would be cancelled or as otherwise provided in Section 2.01(c).

Subsidiary – means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture, limited liability company, joint stock company or any other form of business or professional entity, in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.

System Flight Disruption – means the failure by Contractor to complete at least 90% of the aggregate Scheduled ASMs in any three consecutive calendar months, or at least 75% of the aggregate Scheduled ASMs in any consecutive 45-day period, in each case excluding the effect of Uncontrollable Cancellations and flight cancellations caused solely by non-carrier specific airworthiness directives or other non-carrier specific regulatory order; provided, that if the average number of block hours flown per Covered Aircraft during such period is more than the Trailing Utilization Rate, then the calculation for purposes of this definition shall disregard that number of Scheduled ASMs for such period as is necessary to reduce the average number of block hours flown per Covered Aircraft during such period to such Trailing Utilization Rate; provided further, that a System Flight Disruption shall be deemed to continue until the next occurrence of a single calendar month in which Contractor completes at least 90% of the aggregate Scheduled ASMs; and provided further, that completions and cancellations of Scheduled Flights on any day during which a Labor Strike is continuing shall not be taken into account in the foregoing calculations.

Term – means the Base Term, as earlier terminated pursuant to Section 8.02, and any Wind-Down Period.

Terminal Facilities – means “Terminal Facilities” as such term is defined in the Master Facility and Ground Handling Agreement.

Termination Date – means the date of early termination of this Agreement, as provided in Article VIII of this Agreement, or, if no such early termination shall have occurred, the date of the end of the Base Term.

Trailing Utilization Rate – means, as of any date of determination, the average number of block hours flown per Covered Aircraft for the last completed fiscal quarter.

Uncontrollable Cancellation – means any cancellation of a Scheduled Flight that is solely (i) weather-related, air traffic control-related or described in Paragraph B(3)(c) of Schedule  3, in each case as coded on Contractor’s operations reports in accordance with Continental’s standard coding policies and consistent with Contractor’s past practices, (ii) directed or caused by Continental, including, but not limited to any cancellations or delays as a result of the unavailability of Spare Aircraft pursuant to Continental’s direction under Section 2.01(c), (iii) caused by the failure of any reservation system, or (iv) caused by damage to any Covered Aircraft and such damage is caused by Continental or its designee (other than Contractor) providing ground handling and related services for such Covered Aircraft.

Uncovered Aircraft – means those Original Aircraft owned, leased or operated by

Contractor, other than Covered Aircraft.

Uncovered Aircraft Sublease – means a sublease (or lease) in effect with respect to an Uncovered Aircraft as of the Effective Date between Contractor and Continental and any new sublease (or lease) covering an Uncovered Aircraft entered into by Contractor and Continental after the date hereof, which shall be substantially in the form of the Uncovered Aircraft Subleases in effect as of the Effective Date (or as otherwise agreed or amended).

Wind-Down Period – means the period after the Termination Date and until the time when the last Covered Aircraft has become an Uncovered Aircraft or has been returned to Continental (or its designee), as applicable.

Wind-Down Schedule  – means the schedule, determined as provided in Article VIII of this Agreement, for Covered Aircraft to become Uncovered Aircraft or be returned to Continental (or its designee), as applicable.

XJT – means XJT Holdings, Inc., a Delaware corporation (formerly ExpressJet Airlines, Inc.), and its successor and permitted assigns.

EXHIBIT B

[Reserved.]

EXHIBIT C

Master Facility and Ground Handling Agreement

AMENDED AND RESTATED

MASTER FACILITY

AND

GROUND HANDLING AGREEMENT

among

Continental Airlines, Inc.

ExpressJet Holdings, Inc.

and

ExpressJet Airlines, Inc.

Executed as of January 1, 2001

Amended as of November 1, 2003

Amended and Restated as of June 5, 2008

AMENDED AND RESTATED

MASTER FACILITY AND GROUND HANDLING AGREEMENT

            This Amended and Restated Master Facility and Ground Handling Agreement (this “Agreement”), dated as of June 5, 2008, is among Continental Airlines, Inc., a Delaware corporation (“Continental”), ExpressJet Holdings, Inc., a Delaware corporation (“Holdings”), and ExpressJet Airlines, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings (“ExpressJet” and, collectively with Holdings, “Contractor”).

            WHEREAS, Continental, Holdings and ExpressJet are parties to that certain Second Amended and Restated Capacity Purchase Agreement, dated as of June 5, 2008 (as amended from time to time), among such parties and XJT Holdings, Inc. (as so amended, the “Capacity Purchase Agreement”);

            WHEREAS, Continental, Holdings and ExpressJet are parties to that certain Master Facility and Ground Handling Agreement dated as of January 1, 2001, as amended prior to the date hereof (the “Original MFA”), in which they established the terms by which both Continental and Contractor will use and share airport facilities in furtherance of the Capacity Purchase Agreement, to include, without limitation, the mutual or coordinated use of airport facilities at any airport in or out of which Continental operates any flight or Contractor operates any Scheduled Flight, and the terms by which each of them will provide certain ground handling services for the other at certain airports in furtherance of the Capacity Purchase Agreement;

            WHEREAS, Continental, Holdings and ExpressJet desire to amend certain provisions of the Original MFA as more fully set forth herein;

            WHEREAS, the parties are entering into the Capacity Purchase Agreement and the other Ancillary Agreements as an integral part of this Agreement; and

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and obligations hereinafter contained, the parties agree to amend the Original MFA and to restate it in its entirety as the Amended and Restated Master Facility and Ground Handling Agreement, as follows:

            Section 1.         Defined Terms.  Capitalized terms used in this Agreement (including, unless otherwise defined therein, in the Exhibits, Schedules and Annexes to this Agreement) and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Capacity Purchase Agreement.  The following terms shall have the meanings set forth below:

            “Airport Facilities” shall mean all Terminal Facilities and Non-Terminal Facilities.

            “Airport Authority” shall mean any municipal, county, state or federal governmental authority, or any private authority, owning or operating any Applicable Airport with authority to lease, convey or otherwise grant rights to use any Airport Facilities.

            “Applicable Airport” shall mean any Continental Airport or Contractor Airport.

            “CLE Primary Hangar” shall mean the aircraft maintenance hangar located at 19200 Primary Road, Cleveland, Ohio, 44135.

            “Continental Airport” shall mean any airport at which Continental provides or arranges for the provision of ground handling services pursuant to the Continental Ground Handling Agreement.

            “Continental Ground Handling Agreement” shall mean that certain IATA Standard Ground Handling Agreement (April 1993 version) between Continental and Contractor, together with Annex A thereto (Ground Handling Services, April 1993 version), and Annex B thereto substantially in the form of Exhibit C hereto (or as otherwise agreed) providing for the provision by or on behalf of Continental to Contractor of ground handling services at the airports specified therein.

            “Contractor Airport” shall mean any airport at which Contractor provides or arranges for the provision of ground handling services pursuant to the Contractor Ground Handling Agreement, and any other airport into or out of which Contractor operates any Scheduled Flight and which is not a Continental Airport.

            “Contractor Facilities” shall mean the Contractor Terminal Facilities and the Contractor Non-Terminal Facilities.

            “Contractor Ground Handling Agreement” shall mean that certain IATA Standard Ground Handling Agreement (April 1993 version) between Contractor and Continental, together with Annex A thereto (Ground Handling Services, April 1993 version), and Annex B thereto substantially in the form of Exhibit D hereto (or as otherwise agreed) providing for the provision by or on behalf of Contractor to Continental and, at Continental’s request from time to time, its codeshare partners, of ground handling services at the airports specified therein.

            “Contractor Non-Terminal Facility” shall mean any Non-Terminal Facility to the extent owned, leased, subleased or otherwise retained or used by Contractor as of January 1, 2001, and any Non-Terminal Facility to the extent owned, leased, subleased or otherwise retained or used by Contractor pursuant to Section 2 after January 1, 2001 for the provision of Contractor Services.

            “Contractor Services” shall mean Regional Airline Services as contemplated by the Capacity Purchase Agreement and the ground handling services contemplated by the Contractor Ground Handling Agreement.

            “Contractor Terminal Facility” shall mean any Terminal Facility to the extent owned, leased, subleased or otherwise retained or used by Contractor as of January 1, 2001, and any Terminal Facility to the extent owned, leased, subleased or otherwise retained or used by Contractor pursuant to Section 2 after January 1, 2001 for the provision of Contractor Services.

            “IAH Express Training Center” shall mean the training center located at 17445 JFK Boulevard, Houston, Texas, 77032.

            “Non-Terminal Facilities” shall mean all maintenance, training, office and other facilities and spaces leased, subleased or otherwise retained or used by a party at an Applicable Airport or adjacent thereto that are not Terminal Facilities.

            “Passenger-Related Terminal Facilities” shall mean all passenger-related terminal facilities and spaces leased, subleased or otherwise retained or used by a party at an Applicable Airport, including without limitation all passenger lounges, passenger holding areas, aircraft parking positions (which may or may not be adjacent to a passenger holding area) and associated ramp spaces, gates (including loading bridges and associated ground equipment parking areas), ticketing counters and curbside check-in facilities.

            “Terminal Facilities” shall mean (i) all Passenger-Related Terminal Facilities and (ii) all other terminal facilities and spaces leased, subleased or otherwise retained or used by a party at an Applicable Airport, including without limitation, all baggage makeup areas, inbound baggage areas, crew rooms, in-terminal office spaces, associated employee parking areas and other terminal facilities.

            “Transfer” shall mean any lease, sublease, assignment, disposition or other transfer.

            Section 2.         Lease, Use and Modification of Airport Facilities.

            (a)            Continental and Contractor agree that the use by Contractor of all Airport Facilities at all Applicable Airports for the provision of Contractor Services shall be at the direction of Continental.  In furtherance of this Section 2(a), from time to time at the request and direction of Continental and subject to Section 2(b) and Section 2(c), and subject to the provisions of Sections 6(c) and 6(f) relating to Transfers in connection with certain terminations, Contractor shall:

            (i)            use its commercially reasonable efforts to enter into a lease, sublease or other appropriate agreement with any Airport Authority at any Applicable Airport for the lease, sublease or use of any Airport Facilities used or to be used in connection with the provision of Contractor Services;

            (ii)            use its commercially reasonable efforts to amend, modify or terminate any agreement with any Airport Authority at any Applicable Airport for the lease, sublease or use of any Contractor Facilities;

            (iii)            use its commercially reasonable efforts to obtain the consent of any relevant Airport Authority at any Applicable Airport for the Transfer to Continental or its designee of any lease, sublease or other agreement in respect of any Contractor Facilities, or for the right of Continental or its designee to use any Contractor Facilities;

            (iv)            enter into a sublease substantially in the form of Exhibit A hereto (or as otherwise agreed) for the sublease to Continental or its designee of Contractor’s interest in any Contractor Facility;

            (v)            enter into an assignment substantially in the form of Exhibit B hereto (or as otherwise agreed) for the assignment to Continental or its designee of Contractor’s interest in any Contractor Facility;

            (vi)            enter into a sublease substantially in the form of Exhibit A hereto (or as otherwise agreed) for the sublease to Contractor of Continental’s interest in any Airport Facility at any Applicable Airport used or to be used in connection with the provision of Contractor Services;

            (vii)            enter into an assignment substantially in the form of Exhibit B hereto (or as otherwise agreed) for the assignment to Contractor of Continental’s interest in any Airport Facility at any Applicable Airport used or to be used in connection with the provision of Contractor Services; and

            (viii)            take any other action reasonably requested by Continental in furtherance of this Section 2(a).

            (b)            The assignments and subleases to be entered into pursuant to Section 2(a) shall be subject to the rights of the Applicable Airports in such Airport Facilities and to the receipt of all necessary consents from Airport Authorities and other third parties to such sublease or assignment.

            (c)            Notwithstanding any other provision of this Section 2, but without limiting any other provision hereof, including without limitation Section 7 hereof, Contractor shall not be required to sublease or assign to Continental or its designee any interest of Contractor in any Contractor Non-Terminal Facility; provided that the provisions of this Section 2(c) shall not apply at any time from and after any Termination Date occurring pursuant to Continental’s termination of the Capacity Purchase Agreement pursuant to Section 8.02(a) or 8.02(b) thereof.

            (d)            Each of Contractor and Continental shall pay for all landing fees for its flights at all Applicable Airports, and to the extent that the other party is obligated to make such payments under any applicable lease or other agreement, the first party hereby indemnifies and agrees to hold harmless the other party for all such amounts. Contractor agrees that any landing fee or other credits given to Contractor by any applicable Airport Authority in respect of Scheduled Flights shall be for the account of Continental (and if any such credits are applied by Contractor to the payment of any landing fees or other amounts applicable to flights other than Scheduled Flights, Contractor shall pay the amount of any such credits to Continental).

            (e)            Contractor shall perform in a timely manner all obligations under all leases, subleases and other agreements to which Contractor is or becomes a party for the use of Contractor Facilities, including without limitation making in a timely manner all payments of rent and other amounts due under such agreement, and shall use commercially reasonable efforts to keep such agreements in effect (or to promptly renew or extend such agreements on substantially similar terms as directed by Continental); provided that Continental shall indemnify Contractor for any amounts owed to any Airport Authority or other third party under any such agreement as a direct result of any breach by Continental of such agreement.

            (f)            Contractor shall obtain the written consent of Continental prior to entering into any lease or other agreement for the use or modification of, or otherwise relating to, any Contractor Terminal Facilities (or other airport facilities which would become Contractor Terminal Facilities), or amending or modifying in any manner any such agreement, or consenting to any of the same.  Subject to the provisions of Section 5(e), Contractor may enter into an agreement for the use or modification of, or otherwise relating to, any Contractor Non-Terminal Facility that is not leased or subleased from Continental without the consent of Continental; provided that such agreement permits (or does not prohibit) Continental’s right of first refusal (or the exercise thereof) pursuant to Section 7.  Contractor may not enter into an agreement for the use or modification of, or otherwise relating to, any Contractor Non-Terminal Facility that is leased or subleased from Continental without the consent of Continental, which consent shall not be unreasonably withheld; provided that it shall be reasonable for Continental to withhold any such consent until any required Airport Authority’s consent is obtained or if such agreement would prohibit Continental’s right of first refusal pursuant to Section 7.

            (g)            If Contractor shall make any payment pursuant to Section 2(e), which payment is in whole or in part in respect of facilities other than Contractor Non-Terminal Facilities, then Continental shall promptly reimburse Contractor for the portion of such payment in respect of facilities other than Contractor Non-Terminal Facilities; provided that there shall be no duplication of payment if, for example, Continental is a sublessee of Contractor with respect to some or all of these facilities.  If Continental shall make any payment pursuant to any lease, sublease or other agreement for the use of Airport Facilities, which payment is in whole or in part in respect of Contractor Non-Terminal Facilities, then Contractor shall promptly reimburse Continental for the portion of such payment in respect of such facilities; provided that there shall be no duplication of payment if, for example, Contractor is a sublessee of Continental with respect to some or all of these facilities; and provided further that neither party shall be required under this Section 2(g) to reimburse the other party for any amounts owed to any Airport Authority or other third party under any such agreement as a direct result of any breach by the other party of such agreement.

            (h)            Contractor shall give Continental at least 30 days’ prior written notice before ceasing to use any Airport Facilities for the provision of Contractor Services, provided that no such notice shall be required with respect to Terminal Facilities at locations where such use is ceasing because Continental has informed Contractor that no Scheduled Flights will be scheduled in or out of such location.

            Section 3.            Exclusivity.  Each Contractor Terminal Facility constituting a Passenger-Related Terminal Facility used for the provision of Regional Airline Services shall be used by Contractor exclusively for the provision of Contractor Services, and may not be used by Contractor in connection with any other flights, including any flights using an Uncovered Aircraft, or for any other purpose; provided that the foregoing limitation shall not apply to:

            (i)            baggage claim and other similar facilities that are leased or otherwise made available to all air carriers at such airport on a common-use or joint-use basis; or

            (ii)            to any facilities that are properly required by an Airport Authority to be made available for use by others in accordance with any applicable agreement that is in place as of the date hereof or has been approved by Continental under Section 2(f).

Subject to the provisions of Article VIII of the Capacity Purchase Agreement, each Contractor Terminal Facility that is not a Passenger-Related Terminal Facility used for the provision of Regional Airline Services, and each Contractor Non-Terminal Facility may be used by Contractor in connection with other flights, including flights using Uncovered Aircraft, or for other purposes; provided that, for so long as the number of Scheduled Flights in a calendar month represent at least 50% of the aggregate number of Contractor’s scheduled flights of Covered and Uncovered Aircraft in such month, Contractor shall use such facilities for the provision of Regional Airline Services in priority to any other use of Contractor, and any other use of such facilities by Contractor shall be subordinate to Contractor’s use for the provision of Regional Airline Services.

            Section 4.         Ground Handling.

            (a)            Each of Continental and Contractor shall enter into the Continental Ground Handling Agreement.  Notwithstanding the identity of the lessee, sublessor or sublessee under any lease or other agreement relating to any Airport Facilities, Continental shall use commercially reasonable efforts to provide Contractor with access (without separate charge) to all Terminal Facilities at each Continental Airport, and at any Contractor Airport where Continental is the lessee or sublessee, in each case as reasonably necessary for the provision of Regional Airline Services and as consistent with historical practices of Continental and Contractor under the Original MFA as reasonably determined by Continental, it being acknowledged that as of the date hereof Continental provides separate crew break rooms at IAH, CLE and EWR without separate charge for use by Contractor employees. In connection with Continental granting to Contractor access to any Terminal Facilities leased by Continental pursuant to this Section 4(a), Contractor covenants and agrees, for the benefit of Continental and its lessor, that Contractor shall not knowingly, by its use and occupancy of such facilities, violate any of the provisions of such lease or other agreements relating thereto which have been made available to Contractor, and that it shall not knowingly permit any breach of any of the obligations of Continental under such agreements, and Contractor further agrees to release and indemnify Continental in respect of such facilities to the same extent as provided in Section 11 of the Form of Sublease Agreement attached hereto as Exhibit A (which provisions are hereby incorporated by reference), as if a sublease in respect of such facilities had been entered into by Continental and Contractor.

            (b)            Each of Continental and Contractor shall enter into the Contractor Ground Handling Agreement.  Notwithstanding the identity of the lessee, sublessor or sublessee under any lease or other agreement relating to any Airport Facilities, Contractor shall use commercially reasonable efforts to provide Continental or its designee with access (without separate charge) to all Terminal Facilities at each Contractor Airport, and at any Continental Airport where Contractor is the lessee or sublessee, in each case as reasonably necessary for Continental’s or such designee’s operations for which Contractor is providing ground handling services pursuant to the Contractor Ground Handling Agreement.  In connection with Contractor granting to Continental access to any Terminal Facilities leased by Contractor pursuant to this Section 4(b), Continental covenants and agrees, for the benefit of Contractor and its lessor, that Continental shall not knowingly, by its use and occupancy of such facilities, violate any of the provisions of such lease or other agreements relating thereto which have been made available to Contractor, and that it shall not knowingly permit any breach of any of the obligations of Contractor under such agreements, and Continental further agrees to release and indemnify Contractor in respect of such facilities to the same extent as provided in Section 11 of the Form of Sublease Agreement attached hereto as Exhibit A (which provisions are hereby incorporated by reference), as if a sublease in respect of such facilities had been entered into by Contractor and Continental.

            (c)            Contractor acknowledges that Continental intends to solicit requests for proposal for ground handling services necessary to transition each Contractor Airport to a Continental Airport prior to December 31, 2008 (with the expectation that each Contractor Airport would become a Continental Airport prior to March 31, 2009). In this regard, Continental and Contractor each agree to use good faith efforts to cause each Contractor Airport to become a Continental Airport prior to March 31, 2009, subject to receipt of any necessary consent or approval from any applicable Airport Authority in connection therewith. Additionally, Continental agrees that it will afford Contractor an opportunity to bid on any request for proposal solicited by Continental for ground handling services at any Contractor Airport.

            Section 5.         Capital Costs and Modification Designs.

            (a)            Contractor Funded.  Contractor shall fund all capital expenditures required to be made by Continental or Contractor under any lease or other appropriate agreement to which either of them is a party:

            (i)            in connection with any Terminal Facility used for the provision of Contractor Services at any Contractor Airport; provided, that Contractor shall not be required to fund any expenditures that are subject to the provisions of Section 5(b)(i);

            (ii)            in connection with any non-passenger-related Terminal Facility (including crew rooms, break rooms and office space) used exclusively or dedicated exclusively to Contractor at any Continental Airport;

            (iii)            in connection with any Non-Terminal Facility used for the provision of Contractor Services, which Non-Terminal Facility is not also regularly used by Continental, and regardless of whether such Non-Terminal Facility is located at a Continental Airport or a Contractor Airport;

            (iv)            in respect of ground handling equipment of the type described in Paragraph 1.1.3 of the Continental Ground Handling Agreement as being supplied by the Carrier (as defined therein); and

            (v)            in respect of any Airport Facility used for the provision of Contractor Services at any Contractor Airport not described in clauses (i) through (iv) above and not described in Section 5(b) below;

provided, however, that Contractor shall not make any capital expenditures pursuant to the foregoing clauses without the express written consent of Continental, which consent shall not be unreasonably withheld if such capital expenditures are required by an applicable Airport Authority or under the terms of an applicable lease or other applicable agreement in effect as of January 1, 2001 or to which Continental shall have consented pursuant to Section 2(f); and provided, further, that Contractor shall not be required to make any capital expenditures in respect of ground handling equipment of the type described in Paragraph 1.1.3 of the Contractor Ground Handling Agreement as being supplied by the Carrier (as defined therein).

            (b)            Continental Funded.  Continental shall fund all capital expenditures required to be made by Continental or Contractor under any lease or other appropriate agreement to which either of them is a party:

            (i)            in respect of any Terminal Facility used for the provision of Contractor Services as required in connection with a change to the Continental Marks or the other Identification, except for such capital expenditures made as a part of Contractor’s customary refurbishment expenditures;

            (ii)            in respect of any Terminal Facility used for the provision of Contractor Services at any Continental Airport; provided, that Continental shall not be required to fund any expenditures that are subject to the provisions of Section 5(a)(ii);

            (iii)            in connection with any Non-Terminal Facility regularly used by Continental, regardless of whether such Non-Terminal Facility is also used by Contractor for the provision of Contractor Services or whether such Non-Terminal Facility is located at a Continental Airport or a Contractor Airport;

            (iv)            in respect of ground handling equipment of the type described in Paragraph 1.1.3 of the Contractor Ground Handling Agreement as being supplied by the Carrier (as defined therein); and

            (v)            in respect of any Airport Facility used for the provision of Contractor Services at any Continental Airport not described in clauses (i) through (iv) above and not described in Section 5(a) above;

provided, however, that Continental shall not be required to make any capital expenditures in respect of ground handling equipment of the type described in Paragraph 1.1.3 of the Continental Ground Handling Agreement as being supplied by the Carrier (as defined therein).

            (c)            Airport Conversion.  If during the Term a Contractor Airport becomes a Continental Airport, then Continental shall purchase from Contractor at their book value at such time (as reflected on Contractor’s books) all fixtures and other unremovable capitalized items located at the Contractor Terminal Facilities at such Airport that either (i) have been paid for by Contractor and consented to by Continental pursuant to the proviso to Section 5(a), or (ii) are reflected on Contractor’s books as of January 1, 2001; and provided that any payment under this Section 5(c) shall not be in duplication of any payment made under Section 6.  If a Continental Airport becomes a Contractor Airport, then Contractor shall have no obligation to Continental in respect of expenditures made pursuant to Section 5(b).

            (d)            Reimbursements.  Any reimbursement (whether or not made in the form of a rental credit) by any Airport Authority of any capital expenditures made by Contractor or Continental and referenced in this Section 5 shall be remitted to the party (Contractor or Continental) that funded such capital expenditures, except that any such reimbursement in respect of fixtures or other capitalized items purchased by Continental pursuant to Section 5(c) shall be remitted to Continental, and provided that any such reimbursement to Contractor shall be applied, for all purposes relating to the Capacity Purchase Agreement, as a reduction of book value of the asset or assets in respect of which such capital expenditure was made.

            (e)            Modification Designs.  The designs (including the design and construction specifications and scope of work) for any modification of Contractor Facilities, including without limitation all modifications funded by capital expenditures pursuant to Section 5, or any Contractor Non-Terminal Facility that is at or adjacent to an Existing Hub Airport, shall be generated by Continental and shall be consistent with the Continental Marks and other Identification.  The contractors hired to make such modifications shall be selected by Continental.  All such modifications, including without limitation all modifications funded by capital expenditures pursuant to Section 5, shall be consistent with the requirements of the applicable leases or other relevant agreements in respect of such Airport Facilities.

Section 6.            Transfer of Terminal Facilities.

            (a)            Except as otherwise provided in Section 2(a), Section 5(c) or this Section 6, during the Term Contractor shall not Transfer all or any portion of its interest in any Contractor Terminal Facility.  Any purported Transfer of an interest in a Contractor Terminal Facility in violation of Section 2(a), Section 5(c) or this Section 6 shall be void and ineffectual ab initio.

            (b)            Upon the termination or other non-temporary cessation of all Scheduled Flights into or out of any Applicable Airport at which there are any Contractor Terminal Facilities (including in connection with the termination of the Capacity Purchase Agreement), Continental shall provide written notice as soon as practicable (but in no event later than 20 Business Days after such termination or other non-temporary cessation) to Contractor of Continental’s intention to retain for itself or its designee any Contractor Terminal Facilities at such Applicable Airport.

            (c)            If, pursuant to a notice delivered pursuant to Section 6(b), Continental or its designee is retaining any or all of the Contractor Terminal Facilities, then Continental shall purchase from Contractor, at their book value (as reflected on Contractor’s books) at the time such notice is delivered, all fixtures and other unremovable capitalized items paid for by Contractor (with Continental’s approval pursuant to Section 5) in connection with the use of such Contractor Terminal Facilities; provided that any payment under this Section 6(c) shall not be in duplication of any payment made under Section 5(c).  In addition, Contractor shall use commercially reasonable efforts to assign the rights and obligations of the lease or other applicable agreements with regard to such Contractor Terminal Facilities to Continental or its designee, in which event Continental shall assume such rights and obligations applicable to such Contractor Terminal Facilities, including without limitation the obligation to make all rental or similar payments from and after the date of such assignment, but not including any amounts owed in respect of any breach by Contractor of such lease or applicable agreements.  Prior to the consummation of such assignment, Contactor shall continue to fulfill its obligations under such lease or other applicable agreements; provided that Continental shall promptly reimburse Contractor for all rental or similar payments applicable to such Contractor Terminal Facilities from the date of such notice until the lease or applicable agreements are assigned, but not including any amounts owed in respect of any breach by Contractor of such lease or applicable agreements.

            (d)            If, pursuant to a notice delivered pursuant to Section 6(b), Continental is not retaining one or more of the Contractor Terminal Facilities (such Contractor Terminal Facilities not so retained, the “Continental Rejected Facilities”), then Contractor shall provide written notice as soon as practicable (but in no event later than 20 Business Days after receipt of a notice pursuant to Section 6(b)) to Continental of Contractor’s intention to retain or reject the Continental Rejected Facilities; provided that if such termination of Scheduled Flights is pursuant to a termination of the Capacity Purchase Agreement for Cause, then, without limiting any of Continental’s remedies under the Capacity Purchase Agreement, Contractor shall retain all of the Continental Rejected Facilities.

            (e)            If, pursuant to a notice delivered pursuant to, or the proviso of, Section 6(d), Contractor is retaining any of the Continental Rejected Facilities, then Continental’s obligations under this Agreement shall terminate with respect to those Continental Rejected Facilities as of the date of such notice.

            (f)            If pursuant to a notice delivered pursuant to Section 6(d), Contractor is not retaining one or more of the Continental Rejected Facilities (such Continental Rejected Facilities not so retained, the “Contractor Rejected Facilities”), then Continental shall purchase from Contractor, at their book value (as reflected on Contractor’s books) at the time such notice is delivered, all fixtures and other unremovable capitalized items paid for by Contractor (with Continental’s approval pursuant to Section 5) in connection with the use of the Contractor Rejected Facilities.  In addition, at Continental’s direction, Contractor shall use commercially reasonable efforts to either (i) terminate the lease or other agreement applicable with respect to any such Contractor Rejected Facility, (ii) assign the rights and obligations of such leases or other applicable agreements to Continental or its designee, in which event Continental shall assume such rights and obligations applicable to such Contractor Rejected Facilities, including without limitation the obligation to make all rental or similar payments from and after the date of such assignment, including any termination payments, but not including any amounts owed in respect of any breach by Contractor of such lease or applicable agreements; provided that any payment under this Section 6(f) shall not be in duplication of any payment made under Section 5(c), or (iii) continue to fulfill its obligations under such lease or other applicable agreements; provided that Continental shall promptly reimburse Contractor for all rental or similar payments applicable to such Contractor Rejected Facilities from the date of Contractor’s notice until the leases or applicable agreements terminate or are otherwise assigned, but not including any amounts owed in respect of any breach by Contractor of such lease or applicable agreements.

            (g)            Notwithstanding any other provision of this Section 6, if Contractor returns to or otherwise reuses any Contractor Rejected Facility or begins the use of any other Airport Facilities at such airport reasonably similar to any Contractor Rejected Facility (other than at the written direction of Continental pursuant to Section 2 or otherwise pursuant to the Capacity Purchase Agreement) within six months of the termination or other non-temporary cessation of all Scheduled Flights to such airport, then Contractor shall reimburse Continental for all amounts paid to Contractor pursuant to this Section 6.

            (h)            For purposes of this Agreement, the parties agree that the cessation of seasonal Scheduled Flights upon the end of the relevant season shall constitute a temporary cessation if such Scheduled Flights are expected to resume in the subsequent relevant season.

Section 7.            Right of First Refusal for Certain Transfers.

            (a)            Until the fifth anniversary of the Termination Date under the Capacity Purchase Agreement, Contractor shall not accept any offer that, if consummated, would result in a Transfer of all or any portion of an interest in a Contractor Facility, or a facility that was at any time during the Term a Contractor Facility (including any Contractor Terminal Facility that was retained by Contractor pursuant to Section 6(d) (an “Offer”), unless (x) Contractor shall have provided written notice (an “Offer Notice”) to Continental of such Offer, setting forth all material terms and conditions upon which the proposed Transfer is to be made, and (y) a period of 20 Business Days shall have expired after receipt of the Offer Notice by Continental (the “Option Period”), or Continental shall have earlier declined the Offer in writing delivered to Contractor.  Transmittal of the Offer Notice to Continental shall constitute an offer by Contractor to Transfer the specified interest in the Contractor Facility to Continental or its designee subject to the terms and conditions set forth in the Offer Notice; provided that, if the Offer Notice contains non-financial terms and conditions that are not capable of being matched by Continental on commercially reasonably terms, then Continental and Contractor shall use commercially reasonable efforts to determine the economic value of such terms and conditions (and the Option Period will be deemed not to have commenced until the parties have so determined such economic value), and Continental shall be entitled to accept the Offer Notice without matching such terms and conditions, but rather by matching the economic value of such terms and conditions.

            (b)            Continental shall have the exclusive option during the Option Period to accept Contractor’s offer to Transfer the specified interest in the Contractor Facility to Continental or its designee, subject to the terms and conditions set forth in the Offer Notice, which option shall be exercisable during the Option Period by written notice from Continental to Contractor.  During the Option Period, Contractor shall fully cooperate with Continental in the determination of any material data relevant to the Transfer of the specified interest in the Contractor Facility.

            (c)            If Continental shall accept the Offer in writing delivered to Contractor during the Option Period, then Continental and Contractor shall consummate the Transfer of the specified interest in the Contractor Facility to Continental or its designee, subject to the terms and conditions of the Offer, within 20 Business Days after receipt of such written notice.

            (d)            If Continental does not accept the Offer in writing delivered to Contractor during the Option Period, then Contractor shall be entitled to Transfer the specified interest in the Contractor Facility within 20 Business Days after the end of the Option Period on terms and conditions no more favorable to the transferee than those set forth in the Offer Notice.  If the Transfer is not completed within such time period, then Contractor must again comply with all of the provisions of this Section 7 prior to making any Transfer of the specified interest in the Contractor Facility.

            (e)            Any purported Transfer of an interest in a Contractor Facility in violation of this Section 7 shall be void and ineffectual ab initio.

            8.            Term.  This Agreement shall terminate at the end of the Term; provided that, any right or obligation hereunder that is specifically extended beyond the termination of this Agreement shall be so extended.

            9.            Special CLE Primary Hangar Provisions.  With regard to that certain Sublease Agreement, dated effective as of January 1, 2001, between Continental and ExpressJet relating to the CLE Primary Hangar (which the parties hereby ratify and confirm), Continental agrees that it shall use commercially reasonable efforts to keep in full force and effect that certain Lease By Way of Concession, dated February 28, 2001, between Continental and the City of Cleveland, until the Termination Date and for a period of three years thereafter, subject to the provisions of Section 2(c) and the other provisions hereof, and provided that nothing contained herein shall impose any obligation on Continental to cure any default by Contractor under the Sublease Agreement referenced above.

            10.            Special IAH Express Training Center Provisions.  With regard to that certain Sublease Agreement, dated effective as of January 1, 2001, between Continental and ExpressJet relating to the IAH Express Training Center (which the parties hereby ratify and confirm), Continental agrees that it shall use commercially reasonable efforts to keep in full force and effect that certain First Amended and Restated Special Facilities Lease Agreement, dated effective as of December 1, 1998, between Continental and the City of Houston, but only to the extent that such lease relates to the IAH Express Training Center, until December 30, 2027, subject to the provisions of Section 2(c) and the other provisions hereof, and provided that nothing contained herein shall impose any obligation on Continental to cure any default by Contractor under the Sublease Agreement referenced above.

            11.            Continental Inventory.  After receipt of notice by Continental from time to time of inventory or equipment available for acquisition from Continental, Contractor agrees to use reasonable commercial efforts to satisfy all of its inventory or equipment acquisition requirements by acquiring items of such inventory and equipment from Continental.

            12.            Cooperation.  Notwithstanding any other provision of this Agreement, each of the parties hereto shall use commercially reasonable efforts to comply in a timely manner with all reasonable requests of the other parties made from time to time that are in furtherance of this Agreement.

            13.            Relationship of the Parties.  Nothing in this Agreement shall be interpreted or construed as establishing among the parties a partnership, joint venture or other similar arrangement.

            14.            Binding Effect; Assignment.  This Agreement and all of the provisions hereof shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by a party hereto without the prior written consent of the other parties.

            15.            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The Agreement may be executed by facsimile signature.

            16.            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (excluding Texas choice-of-law principles that might call for the application of the law of another jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.

            17.            Arbitration.       Any Claims arising out of or related to this Agreement shall be resolved by binding arbitration pursuant to the provisions of Section 10.09 of the Capacity Purchase Agreement.

            18.            Confidentiality.  Except as required by law or in any proceeding to enforce the provisions of this Agreement, Continental, ExpressJet and Holdings hereby agree not to publicize or disclose to any third party the terms or conditions of this Agreement or any exhibit, schedule or appendix hereto without the prior written consent of the other parties hereto.  Except as required by law or in any proceeding to enforce the provisions of this Agreement, Continental, ExpressJet and Holdings hereby agree not to disclose to any third party any confidential information or data, both oral and written, received from the other in connection with this Agreement and designated as such by the other, without the prior written consent of the party providing such confidential information or data.  If any party is served with a subpoena or other process requiring the production or disclosure of any of such agreements or information, then the party receiving such subpoena or other process, before complying with such subpoena or other process, shall immediately notify the other parties of same and permit said other parties a reasonable period of time to intervene and contest disclosure or production.  Upon termination of this Agreement, each party must return to each other any confidential information or data received from the other and designated as such by the party providing such confidential information or data which is still in the recipient’s possession or control.

            19.            Equitable Remedies.  Each of Continental and Contractor acknowledges and agrees that under certain circumstances the breach by Continental or Contractor of a term or provision of this Agreement will materially and irreparably harm the other party, that money damages will accordingly not be an adequate remedy for such breach and that the non-defaulting party, in its sole discretion and in addition to its rights under this Agreement and any other remedies it may have at law or in equity, may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any breach of the provisions of this Agreement.

            20.            Subject to Capacity Purchase Agreement.  Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Agreement (and any exhibit hereto, other than the provisions of Exhibit D hereto that pertain to airports listed on Schedule 2 thereto) shall be subject in all respects to any provisions of the Capacity Purchase Agreement that require any true-up or reconciliation payment be made by Continental or Contractor.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first written above.

CONTINENTAL AIRLINES, INC.

By:

Name:            Lawrence W. Kellner

Title:            Chairman and Chief Executive Officer

EXPRESSJET HOLDINGS, INC.

By:

Name:  James B. Ream

Title:            President and Chief Executive Officer

EXPRESSJET AIRLINES, INC.

By:

Name:  James B. Ream

Title:            President and Chief Executive Officer

EXHIBIT A

to the Master Facility and Ground Handling Agreement

FORM OF SUBLEASE AGREEMENT

            This Sublease Agreement (this “Agreement”), dated as of the __ day of __________, by and between __________, a __________ corporation (“Sublessor”), whose address is __________, and __________, a __________ corporation (“Sublessee”), whose address is __________.

WITNESSETH:

            WHEREAS, Sublessor and Sublessee are parties to that certain Amended and Restated Master Facility and Ground Handling Agreement dated as of June __, 2008 (“Master Facility Agreement”);

            WHEREAS, Sublessor has entered into various agreements (such agreements, as the same may have been or may from time to time be amended, the “Prime Agreements”) with other parties (“Prime Lessors”) pursuant to which the Prime Lessors have conferred upon Sublessor the right to use certain premises;

            WHEREAS, Sublessor desires to allow Sublessee the right to use certain portions of the premises that Sublessor has the right to use pursuant to the Prime Agreements (such portions, together with such associated rights and privileges, such as reasonable and necessary ingress and egress thereto to the extent permitted by the applicable Prime Agreement, are described on  Schedule 1 attached hereto and are hereinafter referred to as the "Subleased Premises”); and,

            WHEREAS, Sublessee desires to hire and take said Subleased Premises as provided herein, in accordance with the terms and conditions hereinafter set forth.

            NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, Sublessor and Sublessee agree as follows:

1- Subleased Premises

a)            Sublessor hereby lets unto Sublessee and Sublessee hereby hires and takes from Sublessor the Subleased Premises in accordance with the terms and conditions hereof.

b)            Sublessee agrees and accepts the associated rights and privileges granted under the Prime Agreements, subject, however, to the following limitations and reservations, and subject to other terms and conditions set forth in this Agreement:

            (1)            The Prime Agreements, insofar as they relate to the Subleased Premises, and such Prime Agreements are hereby incorporated by this reference as if fully set forth herein.

            (2)            Sublessee covenants and agrees, for the benefit of Sublessor and the Prime Lessors, that it shall not, by its use and occupancy of the Subleased Premises, violate any of the provisions of the Prime Agreements relating thereto, and that it shall not knowingly permit any breach of any of the obligations of Sublessor under such Prime Agreements.  Sublessee covenants and agrees that this Agreement shall be in all respects subject and subordinate to the Prime Agreements relating thereto.  Nothing contained in this Agreement shall be deemed to confer upon Sublessee any rights that are not granted by or are in conflict with the applicable Prime Agreement.

            (3)            Sublessor reserves the right to enter upon the Subleased Premises at any time during an emergency to take such action therein as may be required for the protection of persons or property and at other reasonable times for the purpose of inspection, maintenance, making repairs, replacements, alterations or improvements (to the Subleased Premises or to other areas), showing to prospective subtenants or other users, and for other purposes permitted elsewhere in this Agreement.

2 - CONDITION OF SUBLEASED PREMISES AND ALTERATIONS

            Except to the extent that Sublessor has been granted representations or warranties under the Prime Agreements regarding the condition of the Subleased Premises the benefit of which may,  pursuant to the applicable Prime Agreement and applicable law, inure to Sublessee (in which case such representations and warranties shall be deemed made by Sublessor in favor of Sublessee), Sublessee accepts the Subleased Premises AS-IS, WITH ALL FAULTS, LATENT OR KNOWN.  Subject to the foregoing, Sublessor MAKES NO WARRANTIES, GUARANTEES, OR REPRESENTATIONS OF ANY KIND EITHER EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, PERTAINING TO THIS AGREEMENT OR THE PROPERTY DESCRIBED IN THIS AGREEMENT.  Subject to the foregoing, SUBLESSEE HEREBY WAIVES, AND SUBLESSOR EXPRESSLY DISCLAIMS ALL WARRANTIES, GUARANTEES AND REPRESENTATIONS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITING THE GENERALITY OF THE FOREGOING, ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR REGARDING THE CONDITION OF THE PROPERTY.  Subject to the forgoing, IN NO EVENT SHALL SUBLESSOR’S  LIABILITY OF ANY KIND UNDER THIS AGREEMENT INCLUDE ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES EVEN IF SUBLESSOR SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF POTENTIAL LOSS OR DAMAGE.

            Any alterations will be the sole responsibility and expense of the Sublessee and will require the prior written approval of Sublessor and, if required under the applicable Prime Agreement, the respective Prime Lessor.

3 - TERM

            The term of this Agreement shall commence as of the date of first occupancy of the Subleased Premises by Sublessee and (unless sooner terminated as hereinafter provided) shall continue in effect thereafter until terminated pursuant to the provisions of this Agreement or the Master Facility Agreement, but under no circumstances shall it continue beyond the term of the Prime Agreement (as the same may be extended) relating to such portion of the Subleased Premises.

4 - RENTAL

            For the use of the Subleased Premises, Sublessee agrees to pay to Sublessor the amounts set forth for each separate Subleased Premises location on Schedule 2 attached hereto.

5 - UTILITIES AND SERVICES

            Sublessor shall not be liable for any interruptions of utilities or services arising from repairs, alterations, or improvements on or about the Subleased Premises, except (and only) to the extent that the Prime Lessor of such portion of the Subleased Premises is liable to Sublessor for such event.  Sublessee shall pay Sublessor an equitably allocated pro rata share of any electrical, gas, water or other utility costs associated with the use by Sublessee of the Subleased Premises.

6 - GOVERNMENT REQUIREMENTS

            Sublessee shall procure from all governmental authorities having jurisdiction over the operations of Sublessee at the Subleased Premises, all licenses, certificates, permits or other authorization which may be necessary for the conduct of its operations.  Sublessee shall also at all times promptly observe, comply with, and execute the provisions of any and all present and future governmental laws, rules, regulations, requirements, orders and directives which may apply to the operations of Sublessee on the Subleased Premises or its occupancy thereof.

7 - RULES, REGULATION & ADMINISTRATION

            Sublessee covenants and agrees to observe and obey the applicable rules and regulations promulgated by the applicable Prime Lessor and all reasonable rules and regulations promulgated by Sublessor for the conduct of tenants and subtenants at the Subleased Premises; and to observe and obey all present rules and regulations issued by Sublessor and/or the respective Prime Lessor for safety, health, preservation of the Subleased Premises, security and all reasonable rules and regulations promulgated in writing in the future by Sublessor and/or the respective Prime Lessor.

8 - OTHER OBLIGATIONS OF SUBLESSEE

            Sublessee, in its use of all of the Subleased Premises and related facilities, and in the conduct of its operations, shall:

a) Conduct its operations in an orderly and proper manner. Sublessee shall not create or generate or permit the creation or generation of vibrations that could reasonably be regarded as posing a material risk of damage to the Subleased Premises; unreasonably loud noises; the emission of steam, gases or unpleasant or noxious odors; nor in any other manner annoy, disturb or be offensive to other tenants or users of the premises or common areas.

b) Comply with all applicable federal, state and local laws, ordinances, regulations and orders.  Without limiting the generality of the foregoing, to the extent that the activities of Sublessee shall be subject to the same, Sublessee shall comply with the following:

            1.            Compliance with Regulations.  Sublessee shall comply with the regulations relative to nondiscrimination in federally assisted programs of the United States Department of Transportation (hereinafter “DOT”) Title 49, Code of Federal Regulations, Part 21, as they may be amended from time to time (“Regulations”), which are herein incorporated by reference and made a part of this Agreement.

            2.            Nondiscrimination Generally.  Sublessee shall not discriminate on the grounds of race, color, sex, creed or national origin in the selection and retention of subcontractors, including procurements of materials and leases of equipment.

            3.            Solicitations for Subcontractors, Including Procurements of Materials and Equipment.  If required by the Regulations, in all solicitations either by competitive bidding or negotiation made by Sublessee for work to be performed under a subcontract, including procurements of materials or leases of equipment, each potential subcontractor or supplier shall be notified by Sublessee of Sublessee’s obligations under the Regulations relative to nondiscrimination on the grounds of race, color, or national origin.

            4.            Information and Reports.  Sublessee shall provide all information and reports required by the Regulations or directives issued pursuant thereto and shall permit access to its books, records, accounts other sources of information, and its facilities as may be determined by the airport sponsor or the Federal Aviation Administration (the “FAA”) to be pertinent to ascertain compliance with such Regulations, orders, and instructions.  Where any information required of Sublessee is in the exclusive possession of another who fails or refuses to furnish this information, Sublessee shall so certify to the airport sponsor or the FAA, as appropriate, and shall set forth what efforts it has made to obtain the information.

            5.            Nondiscrimination Covenant.  Sublessee hereby covenants and agrees, as a covenant running with the land, that in the event facilities are constructed, maintained, or otherwise operated by Sublessee on the Subleased Premises for a purpose for which a DOT program or activity is extended or for another purpose involving the provision of similar services or benefits, Sublessee shall maintain and operate such facilities and services in compliance with all other requirements imposed pursuant to 49 CFR Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation, and as said Regulations may be amended.  Sublessee hereby covenants and agrees, as a covenant running with the land:  (1) that no person on the grounds of race, color, sex, creed or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of the Subleased Premises, (2) that in the construction of any improvements on, over, or under such Subleased Premises and the furnishing of services thereon, no person on the grounds of race, color, sex, creed or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination, (3) that Sublessee shall use the Subleased Premises in compliance with all other requirements imposed by or pursuant to 49 CFR Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation, and as said Regulations may be amended.  Sublessee assures that it will comply with pertinent statutes, Executive Orders and such rules as are promulgated to assure that no person shall, on the grounds of race, creed, color, national origin, sex, age, or handicap be excluded from participating in any activity conducted with or benefiting from Federal assistance.

c)         Control the demeanor and appearance of its officers, and employees so as to maintain professional standards and upon objection from Sublessor or the respective Prime Lessor concerning the conduct, demeanor, or appearance of any person, Sublessee shall immediately take all steps necessary to remove the cause of the objection.

d)         Not allow garbage, debris, or other waste materials (whether solid, liquid or gaseous) to collect or accumulate on the Subleased Premises or in access and service areas of the Subleased Premises used by Sublessee, and Sublessee shall cause to be removed from the Subleased Premises any debris and other waste material generated by Sublessee.  Sublessee shall use all due care when effecting removal of all such waste and shall effect such removal pursuant to the applicable regulations existing at Subleased Premises for the removal of waste as promulgated by the respective Prime Lessor, Sublessor or others having jurisdiction.  Sublessee shall keep all lobbies, vestibules and steps within the Subleased Premises free from dirt and rubbish.

e)            Sublessee is responsible to maintain at all times the Subleased Premises and all equipment, fixtures, and materials used by Sublessee thereon, or in other areas, in a clean and sanitary manner.

It is intended that the standards and obligations imposed by this section shall be maintained or complied with by Sublessee in addition to its compliance with any applicable governmental laws, ordinances and regulations currently in effect or which may be enacted.

9 - MAINTENANCE AND REPAIR

a)            Sublessee shall take good care of the Subleased Premises while they are under Sublessee’s control and shall make or cause to be made at its own expense all installations, repairs, replacements, redecorating and other maintenance necessary to keep the Subleased Premises, and equipment, fixtures, furnishings and signs therein clean and in good condition and repair; all of which shall be in accordance with the standards of the facility and of a quality and class not inferior to the original material or workmanship.  All maintenance and repair work undertaken by Sublessee shall be done in a good and workmanlike manner, leaving the Subleased Premises free of liens for labor and materials.

b)            Sublessee shall maintain the Subleased Premises and conduct its operations in such manner that at no time during the letting hereunder will it do or knowingly permit to be done any act or thing upon the Subleased Premises which will invalidate or conflict with any fire and casualty insurance policies covering the Subleased Premises, or any part thereof, or the Subleased Premises, or any part thereof, or which may create a hazardous condition so as to increase the risk normally attendant upon the operations contemplated hereunder, and Sublessee shall promptly observe and comply with any and all present and future rules and regulations, requirements, orders and directions of Fire Underwriters Association or of any other board or organization which may exercise similar functions.  Any increase in fire or casualty insurance premiums attributable to Sublessee’s acts or omissions under this Agreement shall be promptly reimbursed by Sublessee, upon receipt of Sublessor’s invoice therefor.

10 - RELATIONSHIP

            It is expressly understood and agreed that Sublessee is and shall be an independent contractor and operator, responsible for its acts or omissions in connection with its use and occupancy of the Subleased Premises and any related areas used by Sublessee.

11 - RELEASE AND INDEMNITY

Release

            Sublessee agrees that Sublessor shall not be liable for any loss or damage to any property of any persons (including property of Sublessee, its officers, directors, employees, agents, customers, concessionaires, vendors, contractors or invitees), occasioned by theft, fire, acts of God, or any governmental body or authority, injunction, riot, war, other tenants of the Subleased Premises or the premises of which the Subleased Premises are a part, or any damage or inconvenience which may arise through repair, or alteration of the Subleased Premises, or failure to make repairs in a timely manner, or the unavailability of utilities, or for any other cause, except to the extent caused by the gross negligence or willful misconduct of Sublessor or the respective Prime Lessor, it being agreed that this release shall apply to claims resulting from the negligence of Sublessor or such Prime Lessor.  Sublessor agrees that any waivers of claims for property damage contained in the respective Prime Agreement made by the Prime Lessor thereunder shall inure to the benefit of Sublessee to the extent permitted by the applicable Prime Agreement and applicable law.

Indemnity

            Anything in this Agreement to the contrary notwithstanding, and without limiting Sublessee’s obligation to provide insurance pursuant to Article 12 hereunder, Sublessee covenants and agrees that it shall indemnify, defend and save harmless Sublessor, its affiliates (other than Sublessee), any affected Prime Lessor, and their respective directors, officers, employees, agents, successors and assigns (“Indemnitees”), from and against all liabilities, losses, damages, penalties, claims, costs, charges and expenses, causes of action and judgments of any nature whatsoever, including without limitation reasonable attorney's fees, costs and related expenses that may be imposed upon or incurred by the Indemnitees by reason or arising out of any of the following, except if caused by the negligence or willful misconduct of any such Indemnitee (it being acknowledged, however, that if the indemnification obligations of Sublessor under the respective Prime Agreement requires Sublessor to indemnify such Prime Lessor (or other parties therein identified) Sublessee shall be required to indemnify such Prime Lessor and other identified parties to the same extent; and that such indemnification duties may apply even where an Indemnitee under the applicable Prime Agreement is negligent or otherwise at fault):

a)         Any occupancy, management or use of the Subleased Premises, or areas surrounding the Subleased Premises or the service areas, parking areas, or pedestrian areas in or around the Subleased Premises, by Sublessee or any of its directors, officers, agents, contractors, servants, employees, licensees, invitees, successors and assigns;

b)         Any negligence on the part of Sublessee or any of its directors, officers, agents, contractors, servants, employees, licensees, invitees, successors and assigns;

c)         Any accident, injury to or death of any person, or damage to or destruction of any property of Sublessee or its officers, directors, employees, agents, customers, concessionaires, vendors, contractors or invitees occurring in or on the Subleased Premises; or

d)         Any failure on the part Sublessee to comply with any of the covenants, agreements, terms or conditions contained in this Agreement.

12 - INSURANCE

            Without limiting Sublessee’s obligation to indemnify Sublessor as provided for in this Agreement, Sublessee shall procure and maintain, at its own cost and expense, at all times during the term of this Agreement, insurance of the following types in amounts not less than those indicated with insurers satisfactory to Sublessor:

            Comprehensive public liability insurance with limits of not less than $[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per occurrence for death or bodily injury; workers compensation insurance with statutory limits; and employer's liability insurance of not less than $[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] in limits.

            Such insurance shall contain the following endorsements:

(1)        Name Sublessor and the respective Prime Lessor, its parents and subsidiaries, their respective directors, officers, employees, agents, successors and assigns, as Additional Insureds as it pertains to this Agreement and the respective Subleased Premises.  Upon written notice from Sublessor, Sublessee shall promptly cause any other party required to be named by as an Additional Insured under the Prime Agreement to be so named.

(2)        Include a Severability of Interest (Cross Liability) provision whereby such insurance applies separately to each insured to the extent of Sublessee’s indemnity obligations hereunder.

(3)        Include a breach of warranty clause in favor of the Additional Insureds, whereby such insurance shall not be invalidated by any breach of warranty by Sublessee.

(4)        Include a blanket contractual liability clause to cover the liability and indemnity assumed by the Sublessee under this Agreement.

(5)        Provide that such insurance is primary without right of contribution from Sublessor’s insurance.

(6)        Provide that Sublessor is not obligated for payment of any premiums, deductibles, retention or other self-insurances thereunder.

(7)        Provide for 30 days advance notice to Sublessor and the respective Prime Lessor, by registered or certified mail, of any cancellation, reduction, lapse or other material change.

(8)        Include a Waiver of Subrogation clause in favor of the Additional Insureds.

The indemnities and insurance provisions contained or referred to herein shall survive the expiration or other termination of this Agreement.

13 - ASSIGNMENT

            This Agreement and the rights and obligations created hereunder may not be assigned or delegated by Sublessee without the prior written consent of Sublessor and, if required of Sublessor under the applicable Prime Agreement, the applicable Prime Lessor; but subject to the foregoing, this Agreement and the rights and obligations of the parties hereby created, shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.  Sublessor reserves the right to assign or transfer its interest hereunder without notice.

14 - WAIVER

            The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted.  Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.  No failure by either party to take any action or assert any right or privilege hereunder shall be deemed to be a waiver of such right or privilege in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

15 - FORCE MAJEURE

            Neither party shall be deemed in violation of this Agreement if it is prevented from performing any of its non-monetary obligations hereunder by any labor or industrial dispute; civil disturbance; vandalism or act of a public enemy; shortage of labor, energy or material; court order, regulation, action or non-action of any governmental authority; weather condition; natural disaster; act of God; or other circumstances not reasonably within its control, and which, with the exercise of due diligence, it is unable to overcome; provided that, the provisions of this Article 15 shall not apply where the time period for Sublessor to perform its obligations under the Prime Agreement would not be extended upon the occurrence of any of the foregoing.  Each party shall give the other immediate notice of such interruption, shall make all reasonable efforts to eliminate it as soon as possible, and at its conclusion, shall resume performance in accordance with its obligations hereunder; provided that, neither party shall be required to settle or compromise any strike or other labor dispute to so eliminate such interruption.

16 - NOTICE

            All notices made pursuant to this Agreement shall be in writing and shall be deemed given upon (a) a transmitter’s confirmation of a receipt of a facsimile transmission (but only if followed by confirmed delivery of a standard overnight courier the following Business Day or if delivered by hand the following Business Day), or (b) confirmed delivery of a standard overnight courier or delivered by hand, to the parties at the following addresses:

if to Sublessor:

            [insert]

if to Sublessee:

            [insert]

or to such other address as either party hereto may have furnished to the other party by a notice in writing in accordance with this Article 16.

17 - TERMINATION

            Without limiting any rights of Sublessor, either at law or in equity, to exercise any remedies available to Sublessor as may be afforded by operation of law, this Agreement may be terminated as follows:

a)            Immediately upon termination or expiration of the respective Prime Agreement (notwithstanding that such agreement may remain in effect as to space other than the Subleased Premises), or upon expiration or termination of Sublessor’s right to grant Sublessee the right to occupy and use the applicable portion of the Subleased Premises.

b)            Immediately without notice to Sublessee if Sublessee files a voluntary petition in bankruptcy or if proceedings in bankruptcy shall be instituted against it and not dismissed within 30 days, or that a court shall take jurisdiction of Sublessee or its assets pursuant to proceedings brought under the provisions of any Federal Reorganization Act, or that a receiver of Sublessee’s assets shall be appointed and such taking or appointment shall not be stayed or vacated within a period of 30 days.

c)            Immediately upon written notice to Sublessee, if Sublessee fails to pay any installment of rent or additional rent within 10 days after receipt of written notice that the same was not paid when due.

d)            Immediately upon written notice to Sublessee, if Sublessee fails to perform, keep, and observe any of the terms, covenants or conditions herein contained on the part of Sublessee to be performed, kept, or observed and such failure continues for 30 days after the date of written notice thereof is sent to Sublessee; provided that, if Sublessor would have a lesser period of time to cure such default under the applicable Prime Agreement, then Sublessee shall only be permitted the time period that Sublessor would be permitted to cure such default, less 48 hours; it being further agreed that Sublessor may, but shall not be obligated to, take any action it reasonably deems necessary or advisable at Sublessee’ expense to cure such default if such default causes interference with Sublessor’s operations or if it is determined by Sublessor, acting reasonably, that such default is likely to result in Sublessor’s loss of the use of the Subleased Premises pursuant to the Prime Agreement.

e)            Immediately by either party upon the acquisition or condemnation of the Subleased Premises by eminent domain, in which event Sublessee shall have no claim for the unexpired term nor a claim for any part of the award made for the Subleased Premises.

            In the event that this Agreement is terminated in accordance with the foregoing provisions prior to the expiration of the term after a default by Sublessee hereunder, Sublessor may (but shall not be obligated to) relet the Subleased Premises for a term and upon any conditions it may deem proper.  In no event will Sublessee be entitled to receive any payment from Sublessor if the profits from such reletting exceed the rental reserved to be paid hereunder by Sublessee.  Any termination by Sublessor under this section shall not affect or impair the right of Sublessor to recover actual damages occasioned by any default by Sublessee that may be recoverable under applicable law.

18 - SURRENDER OF SUBLEASED PREMISES

            Upon expiration or other termination of this Agreement, Sublessee shall remove all its signs, trade fixtures and any other personal property, repair all damage caused by removal, and surrender the Subleased Premises in good order and condition, reasonable wear and tear excepted.  If Sublessee fails to surrender possession as aforestated, Sublessor may re-enter and repossess the Subleased Premises without further notice (any personal property therein being deemed abandoned by Sublessee) and Sublessee hereby waives service of any notice of intention to re-enter and/or right to redeem that may be granted by applicable laws.

            Sublessor agrees that on payment of the rents and any other payments due, and performance of the covenants and agreements on the part of Sublessee to be performed hereunder, Sublessee shall peaceably have and enjoy the Subleased Premises for the uses granted to Sublessee hereunder, subject to Sublessor’s continued rights under the applicable Prime Agreement and any limitations otherwise stated herein.

20 - CONDITIONS

            It is agreed that if required under the terms of the applicable Prime Agreement, the use of the Subleased Premises by Sublessee is subject to the consent and approval of the applicable Prime Lessor.  If written consent by any Prime Lessor is denied after reasonable efforts by the parties hereto to obtain such consent, then either party may, at its option (but without limiting any of Sublessor’s rights in respect of any breach of the terms hereof prior to such rescission) rescind its signature hereon and thereafter this Agreement shall become null and void (but only as to the portion of the Subleased Premises covered by such Prime Agreement), and the parties shall become discharged from all further unaccrued liabilities hereunder.  If the consent of any Prime Lessor is required, then for purposes of submittal of this Agreement for the consent of such Prime Lessor, it is agreed that Schedule 1 may be redacted so as to describe only the portion of the Subleased Premises as are leased by Sublessor from such Prime Lessor and so as to set forth only the respective Prime Agreements that pertain to the Subleased Premises.

21 - TAXES

            If Sublessor shall be assessed for taxes on any of the Sublessee’s leasehold improvements, equipment, furniture, fixtures, personal property or business operations, Sublessee shall pay to Sublessor the amount of such taxes within 10 days after delivery of a written statement thereof.

22 – SUBJECT IN ALL RESPECTS TO MASTER FACILITY AGREEMENT

            Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Agreement shall be subject in all respects to the provisions of the Master Facility Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SUBLESSOR                                                  SUBLESSEE

BY: __________________________                    BY: ___________________________

_______________                                          _____________________

_______________                                          _____________________

_______________                                          _____________________

DATE: _______________________                          DATE: _________________________

Schedules to be added:

Schedule 1 – Description of Subleased Premises

Schedule 2 – Rental Amounts for Subleased Premises

EXHIBIT B

to the Master Facility and Ground Handling Agreement

FORM OF ASSIGNMENT

            This Agreement (this “Agreement”) is made and entered into, and is to be effective on, this the ____ day of ____________ (the “Effective Date”), by ____________, a ____________ corporation (“Assignor”) and ____________, a ____________ corporation (“Assignee”), [and the ____________ (“Airport Lessor”)].

W I T N E S S E T H:

            WHEREAS, Assignor leases space], designated on Exhibit(s) _____ attached hereto and made a part hereof (together the “Premises”), at ____________ at the ____________ Airport, ____________ (the “Airport”) under a certain [Airport Use and Lease Agreement dated ____________, (as amended, hereinafter referred to as the “Lease”)] between Assignor and the Airport Lessor;

            WHEREAS, a copy of the Lease has been provided to Assignee and is incorporated herein by reference;

            WHEREAS, Assignee operates at the Airport and from portions of the Premises;

            WHEREAS, Assignor desires to assign to Assignee [all] [a portion] of Assignor’s remaining right, title and interest in the Lease [insofar (and only insofar) as the Lease pertains to certain leased premises and improvements described on the attached Annex 1], such space herein called the “Assigned Space” and the improvements located within the Assigned Space are herein called the “Assigned Space Improvements”.  The Assigned Space and Assigned Space Improvements are herein called the “Assigned Premises”;

            WHEREAS, Assignee desires to accept such assignment from Assignor;

            [WHEREAS, such assignment requires the prior written consent of the Airport Lessor];

            [WHEREAS, pursuant to the Lease, such assignment does not require the consent of the Airport Lessor (but written notice of such assignment is required to be given to the Airport Lessor)].

            NOW, THEREFORE, in consideration of the assignment herein made and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

            1.            DEMISE AND USE

            Effective on the Effective Date, Assignor hereby assigns to Assignee all of the interest of the lessee under the Lease [insofar (and only insofar) as the Lease pertains to the Assigned Premises].

            2.            ACCEPTANCE OF ASSIGNMENT

            Assignee accepts the foregoing assignment of the Lease [insofar (and only insofar) as the Lease pertains to the Assigned Premises] and covenants with Assignor, from and after the Effective Date, to pay all rent and other charges provided for in the Lease, as amended and to perform and observe all of the other covenants, conditions and provisions in the Lease, as amended, to be performed or observed by or on the part of Assignor as tenant under the Lease [in respect of the Assigned Premises].

            3.            WARRANTIES

            Assignor hereby warrants and covenants that (i) except for the rights and interests of the Airport Lessor under the Lease, Assignor is now the sole owner of all rights and interests in and to the Assigned Premises, (ii) the Lease[, as it relates to the Assigned Premises,] is in full force and effect, (iii) Assignor has complied with all terms and provisions of the Lease [as it relates to the Assigned Premises] and same is not currently in default and Assignor knows of no condition which with the passage of time or giving of notice  might constitute a default under the Lease by any party, and (iv) the Assigned Premises and the Lease[, insofar as it relates to the Assigned Premises,] are free from all liens and encumbrances.  A copy of the Lease (and all amendments thereto) are attached as Annex 2.

            Subject to the foregoing, Assignee accepts the Assigned Premises and equipment thereon “AS IS” and acknowledges that there is, with respect to the Assigned Premises and equipment thereon, NO WARRANTY, REPRESENTATION, OR CONDITION OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE, and that none shall be implied by law. Except as stated in this Agreement, Assignee acknowledges that Assignor has made no representations with respect to the Assigned Premises or equipment. Final determination of the suitability of the Assigned Premises or equipment for the use contemplated by Assignee is the sole responsibility of Assignee, and Assignor shall have no responsibility in connection with such suitability.

            4.            ASSIGNEE TO COMPLY WITH LEASE TERMS

            Assignee agrees to perform and observe all of the covenants, conditions and terms of the Lease relating to the period of time from and after the Effective Date [(insofar, but only insofar, as the same related to the Assigned Premises)], and to protect, defend, indemnify and hold harmless Assignor from and against all claims, damages, and expenses of any kind asserted by any person or entity, including the Lessor, arising out of the nonperformance, nonobservance or improper performance or observance of the covenants, conditions or terms of  the Lease [(insofar, but only insofar, as the same relates to the Assigned Premises)].  Assignor shall comply with all remaining terms of the Lease, to the extent any non-compliance could adversely affect Assignee rights in or to the Assigned Premises. Assignor agrees to protect, defend, indemnify and hold harmless Assignee from and against all claims, damages, and expenses of any kind asserted by any person or entity, including the Airport Lessor, arising out of the nonperformance, nonobservance or improper performance or observance prior to the Effective Date of the covenants, conditions or terms of the Lease [(insofar, but only insofar as the same relates to or effects the Assigned Premises)].  Nothing herein shall be construed as to obligate Assignee to be responsible in any way for any hazardous material located in, or the environmental condition of, the Assigned Premises as of the Effective Date to the extent not caused by or arising from Assignee’s operations.

            5.            APPROVALS

            [This Agreement shall not become effective unless and until the consent of the Airport Lessor is given by execution of consents for the assignments herein made, which consents shall be requested on the standard form for such consents by the lessor as attached hereto as Annex 3.  Assignor and Assignee hereby mutually agree to expeditiously take any and all actions, and to cooperate fully with each other, with respect to obtaining any approvals, authorizations, licenses or similar items that may be necessary or desirable in order to carry out the agreements set forth herein or contemplated hereby.  The parties hereto agree to request the consent of the Lessor on the consent form attached hereto as Annex 3.  The parties agree to make such reasonable changes to such form as may be required by Lessor.]

            [Consent by Airport Lessor.  Airport Lessor, as evidenced by its execution below, does hereby consent to this Assignment, [releases Assignor from all of its responsibilities and obligations under the Lease that are attributable to the period of time after the Effective Date, and] agrees to look solely to Assignee for performance of all obligations thereafter under the Lease [as it relates to the Assigned Premises].]

            [Acknowledgement.             Assignor and Airport Lessor hereby represent to Assignee that the Lease is currently in full force and effect, and that they know of no events of default relating to the Lease or the Assigned Premises as of the date hereof.]

            6.            APPLICABLE LAW

            [The laws of the State where the Assigned Premises are located shall be used in interpreting this Agreement and in determining the rights of the parties under it.]

            7.            SEVERABILITY

            If any part of this Agreement is held to be invalid by final judgment of any court of competent jurisdiction, the part held invalid shall be modified to the extent necessary to make it valid or, if necessary, excised, and the remainder of the Agreement shall continue to remain effective.

            8.            ENTIRE AGREEMENT

            This Agreement contains the entire agreement between the parties with respect to its subject matter and may not be changed in any way, except by a written instrument executed by the parties and, if necessary, approved by the Airport Lessor.

            9.            SUCCESSORS AND ASSIGNS

            The provisions of this Agreement shall be binding on the parties, their successors and assigns.

            IN WITNESS WHEREOF, the parties have properly executed this Agreement effective the date first above written.

ATTEST:                                                                     [ASSIGNOR]

____________________________                            BY:_____________________________

TITLE:__________________________

DATE:__________________________

ATTEST:                                                                     [ASSIGNEE]

____________________________                            BY:_____________________________

TITLE:__________________________

DATE:

[Consent of Airport Lessor

By: _________________________

            Name:

            Title:

Date: _______________________]

Exhibits to be Attached:

Annex 1 – Description of Assigned Space

Annex 2 – Copy of Lease

Annex 3 – Request for Consent

ANNEX 1

to the Form of Assignment

DESCRIPTION OF ASSIGNED SPACE

ANNEX 2

to the Form of Assignment

COPY OF LEASE

ANNEX 3

to the Form of Assignment

REQUEST FOR CONSENT TO ASSIGNMENT

            ____________, a ____________ corporation (“Assignor”) and ____________, a ____________ corporation (“Assignee”) hereby apply to the [____________] (the “Airport Lessor”) for its consent to an Assignment attached as Exhibit “A” and dated ____________ (the “Effective Date”), for premises described therein (the “Assigned Premises”) as required by the [____________ Use and Lease Agreement] (the “Agreement”) with ____________ for certain premises at ____________ Airport.  As consideration for the granting of the aforesaid consent and without limitation of any right or remedy of the Airport Lessor as set out in the Agreement, Assignor and Assignee agree with the Airport Lessor as follows:

1.            Assignor represents to Assignee that to its knowledge as of the date hereof, the agreement dated ____________, by and between the Airport Lessor, as Lessor, and Assignor, as Lessee, is in full force and effect and there are no rental fees in arrears and no notices of termination or default are outstanding.

2.         The parties hereto recognize and agree that the cancellation, termination, or expiration of the Agreement shall serve to terminate Assignor’s and Assignee’s rights and obligations concerning the Assigned Premises.

3.         All notices to Assignee (as Lessee) with respect to the Assigned Premises pursuant to the Agreement shall hereinafter be sent to Assignee at the following address:

_______________

_______________

_______________

4.         In addition, it is expressly understood and agreed as follows:

            (a)            That by the granting of this consent to Assignment, the Airport Lessor is not consenting in advance to any future subleases or assignments of the Assigned Premises or any other facilities by [either Assignor or] Assignee.

            (b)            That no future amendment, modification or alteration to the Assignment shall be or become effective without prior notice to and approval by the Airport Lessor if required by the provisions of the Agreement.

            (c)            That Airport Lessor, as evidenced by it execution of this consent below, [releases Assignor from all of its responsibilities and obligations under the Lease that are attributable to the period of time after the Effective Date, and] agrees to look solely to Assignee for performance of all obligations thereafter under the Lease [as it relates to the Assigned Premises].

            (d)            [That Assignor and Airport Lessor hereby represent to Assignee that the Lease is currently in full force and effect, and that they know of no events of default relating to the Lease or the Assigned Premises as of the date hereof.]

The parties accept the foregoing acknowledgments and agreements and the Airport Lessor hereby consents to the Assignment attached as Exhibit “A”.  However, the terms of the Agreement and this Request for Consent shall prevail over any conflicting terms or provisions contained in Exhibit “A” hereto.

FOR THE AIRPORT LESSOR:                                 FOR [ASSIGNOR]:

APPROVED                                                                APPROVED

________________________________                    ________________________________

Name:                                                                          Name:

Title: Director, Department of Aviation                        Title:____________________________

Date:__________________________                        Date:___________________________

FOR [ASSIGNEE]:

APPROVED

ATTEST/SEAL:

________________________________                    _________________________________

Name:                                                                          Name:

Title: Corporate Secretary                                              Title:_____________________________

Date:____________________________                    Date:_____________________________

EXHIBIT C

to the Master Facility and Ground Handling Agreement

FORM OF CONTINENTAL GROUND HANDLING AGREEMENT

(Continental as Handling Company, Contractor as Carrier)

AHM 810 – Annex B

STANDARD GROUND HANDLING AGREEMENT

SIMPLIFIED PROCEDURE

ANNEX B.SYS.0 – LOCATIONS AGREED SERVICES, FACILITIES AND CHARGES

to the Standard Ground Handling Agreement (SGHA) of April 1993

Between:            ExpressJet Airlines, Inc.

            700 Sam Houston Parkway West

            Suite 200

            Houston, Texas 77067

            (hereinafter referred to as the “Carrier”)

And:            Continental Airlines, Inc.

            1600 Smith

            Mail Stop HQSLG

            Houston, Texas 77002

            (hereinafter referred to as the “Handling Company”)

effective from:            January 1, 2001

This Annex            B.SYS.0

for the location :           The Handling Company shall provide ground handling services as provided herein for Scheduled Flights at the airports set forth on Schedule 1 hereto.

            In addition to the airports on Schedule 1, the Handling Company shall also provide ground handling services to the Carrier for Scheduled Flights pursuant to the terms hereof at each additional airport to which Scheduled Flights are scheduled to fly after the date hereof (each, a “New Airport”) unless (i) at the time of commencement of Scheduled Flights to such New Airport, the Handling Company does not fly any flights to such airport; (ii) in the calendar month in which such Scheduled Flights commence, such New Airport would be the first, second or third New Airport at which the Handling Company would not provide services to the Carrier pursuant to the terms hereof; and (iii) the Handling Company gives at least 90 days’ prior written notice (or such shorter period of time as is reasonably practicable) before the commencement of Scheduled Flights to such New Airport that the Handling Company will not provide ground handling services at such airport.  Schedule 1 shall be amended to reflect each such addition.

            The Handling Company may elect, upon at least 90 days’ prior written notice to the Carrier, to provide ground handling services to the Carrier at any other airport to which Scheduled Flights fly at the time of such election.  Schedule 1 shall be amended to reflect each such addition. In this regard, Carrier acknowledges that Handling Company has provided Carrier with proper written notice that Handling Company or its designee will provide ground handling services hereunder at 11 stations effective on September 7, 2008 (AVL, BHM, DAL, TYS, and VPS), September 16, 2008 (CAE, GSP, and SAV), and September 21, 2008 (JAN, LEX, and XNA).

            Notwithstanding the foregoing, the Handling Company may elect to terminate the provision of services by the Handling Company pursuant hereto at any airport upon at least 90 days’ prior written notice to the Carrier and in any event only at such time as the Carrier, using its commercially reasonable efforts, is able to provide the ground handling services provided by the Handling Company hereunder with respect to Scheduled Flights at such airport.  In addition, the provisions of this agreement shall terminate with respect to any airport to which Scheduled Flights cease to be scheduled (other than a temporary cessation, it being understood that the cessation of seasonal Scheduled Flights upon the end of the relevant season shall constitute a temporary cessation if such Scheduled Flights are expected to resume in the subsequent relevant season).  Schedule 1 shall be amended to reflect each such termination.

is valid from:            July 1, 2008

and replaces:            Annex B SYS.0 dated as of January 1, 2001, as previously amended.

Capitalized terms used herein that are not defined herein or in the Standard Ground Handling Agreement of April 1993 as published by the International Air Transport Association (the “Main Agreement”) or in Annex A thereto, shall have the meanings given to such terms in the Second Amended and Restated Capacity Purchase Agreement among the Carrier, the Handling Company and ExpressJet Holdings, Inc., the Carrier’s parent, as amended from time to time (the “Capacity Purchase Agreement” or “CPA”) or the Amended and Restated Master Facility and Ground Handling among the Carrier, the Handling Company and ExpressJet Holdings, Inc., as amended from time to time.

This Annex B is prepared in accordance with the simplified procedure whereby the Carrier and the Handling Company agree that the terms and conditions of the Main Agreement and Annex A to the Main Agreement shall apply as if such terms were repeated here in full, except as otherwise modified pursuant to this Annex B.  By signing this Annex B, the parties confirm that they are familiar with the aforementioned Main Agreement and Annex A.  The Main Agreement and Annex A, as modified pursuant to this Annex B shall be referred to herein as the “Agreement.”

            F.            PARAGRAPH 1 – HANDLING CHARGES

1.1       The Handling Company shall provide the services of Annex A enumerated below for the Carrier’s Scheduled Flights at the locations set forth above:

            1.1.1.            For services of the Annex A in its:

            SECTION 1 – REPRESENTATION AND ACCOMMODATION:

            1.1.2., 1.1.3., 1.1.4.

            1.2.1., 1.2.2, 1.2.3.

            SECTION 2 – LOAD CONTROL AND COMMUNICATION:

            2.1.1, 2.1.2, 2.1.3.

            2.2.1., 2.2.2., 2.2.3.

            SECTION 4 – PASSENGERS AND BAGGAGE:

            4.1.1., 4.1.2., 4.1.3., 4.1.4., 4.1.5., 4.1.6, 4.1.7.(in accordance with the Baggage             Resolution System Agreement)., 4.1.8, 4.1.10(b) (if applicable), 4.2., 4.3., 4.4.1., 4.4.2.             (a), 4.4.4. (a)(c), 4.4.5., 4.4.6., 4.4.7.

            SECTION 5 – CARGO AND MAIL:

            5.1. thru 5.5 (CO’s cargo products)

            SECTION 6 – RAMP:

            6.1., 6.2.1., 6.2.2. (a), 6.2.3. (on request at ad hoc rate), 6.3., 6.4.1.(b).,6.4.3., 6.4.4.,             6.4.5., 6.4.6. (a)(b), 6.4.7., 6.4.8., 6.4.9., 6.4.12., 6.5.1. (on request at ad hoc rate), 6.6.1., 6.7.1.

            SECTION 7 – AIRCRAFT SERVICING:

            7.2.2., 7.3., 7.6.2. (ad hoc rates apply)

            SECTION 8 – FUELING AND OIL:

            8.1.1., 8.1.2., 8.1.12.

            SECTION 10 – FLIGHT OPERATIONS AND CREW ADMINISTRATION:

            10.1.1., 10.1.2., 10.1.4., 10.2.1., 10.2.2.(c), 10.2.5., 10.2.6., 10.2.7., 10.5.1.

            SECTION 12 – CATERING SERVICES:

            12.1.1., 12.1.2.

            SECTION 14 – SECURITY:

            14.1., 14.2., 14.4., 14.5.(GSC)

1.1.2.   NO SEPARATE FEES FOR SERVICES COVERED UNDER THE SECTIONS LISTED ABOVE:

            The ground handling services to be provided hereunder shall be provided in consideration of the mutual obligations of the Handling Company and the Carrier set forth in the Capacity Purchase Agreement among the Carrier, the Handling Company and ExpressJet Holdings, Inc., the Carrier’s parent, with no fee charged hereunder; provided that the additional charges specified in Paragraph 2 below shall apply when applicable; and provided further that the Carrier will be responsible for all airport landing fees and other airport taxes or charges, and shall make payment directly therefor.

1.1.3            EQUIPMENT PROVIDED BY CARRIER:

            Notwithstanding anything contained in Paragraph 1.1.1 to the contrary, at each airport that does not constitute a Hub Airport (and excluding airports that transition from Contractor Airports to Continental Airports on or after June 1, 2008 (a “Transitioned Airport”)), if requested by Handling Company, the Carrier shall be responsible for supplying all ground handling equipment that is usable only for regional jets or turboprops of the type used by Contractor for Scheduled Flights (as opposed to other types of jets flown by the Handling Company), which, as of the date hereof, is the equipment set forth on Schedule 2 hereto, and which equipment may not be used by Handling Company for any purpose other than providing ground handling services to Carrier, except that such equipment may be used by Handling Company to provide ground handling to any codeshare partners of Handling Company.  At all Hub Airports, the Handling Company shall be responsible for supplying such equipment.  As between Handling Company and Carrier, Handling Company shall be responsible for supplying all other ground handling equipment necessary for the provision of ground handling services hereunder.  Additionally, it is acknowledged that Carrier may arrange for the provision by a third party of any equipment otherwise required to be provided by Carrier hereunder and in this regard, Handling Company and Carrier shall use good faith efforts to coordinate with each other concerning the provisioning of any such equipment.  From and after the date that an airport becomes a Transitioned Airport, Handling Company will not be responsible for any depreciation expenses relating to any ground handling equipment previously provided by Carrier at such Transitioned Airport, unless such equipment is placed into service in support of Scheduled Flights at another airport.

            G.            PARAGRAPH 2 – ADDITIONAL CHARGES

            Services in Annex A which are not included in Paragraph 1 of this Annex and all other additional services that are available and that are agreed to be provided to Carrier in respect of Scheduled Flights will be provided by Handling Company at no additional charge.

            H.            PARAGRAPH 3 – DISBURSEMENTS

3.1       At the Handling Company’s request, disbursements made on behalf of the Carrier shall be reimbursed to the Handling Company at cost.

            I.            PARAGRAPH 4 –SETTLEMENT OF ACCOUNT

4.1            Notwithstanding Article 7.2 of the Main Agreement, settlement of account shall be effected in accordance with the relevant provisions of the CPA, including any applicable setoff provisions).

            J.            PARAGRAPH 5 – TERMINATION OF AGREEMENT

5.1       This Agreement may be terminated by either party at any time following the termination of the Capacity Purchase Agreement; provided, that this Agreement may not be terminated pursuant to this sentence during the Wind-Down Period with respect to any location to which Scheduled Flights continue to fly during such Wind-Down Period.  If the Carrier fails to make payments as agreed upon in Paragraph 4.1., the Handling Company may terminate the agreement upon twenty-four (24) hours notice by letter, teletype or facsimile.

            K.            PARAGRAPH 6 – TRANSFER OF SERVICES

6.1       In accordance with Article 3.1 of the Main Agreement, the Handling Company may subcontract the services of Annex A as necessary in order to support the Carrier’s operation.

            L.            PARAGRAPH 7 – OTHER MODIFICATIONS TO MAIN AGREEMENT

7.1            Sections 2.2. 3.2, 11.4, 11.5, 11.6, 11.7, 11.10 and Article 9 of the Main Agreement shall not apply to this Agreement.

7.2            Handling Company and Carrier agree that all third-parties engaged by Carrier or Handling Company as of the date hereof, or engaged by Handling Company after the date hereof, to provide ground handling services to Carrier at any of the airports listed on Schedule 1 hereto are hereby approved for all purposes of Section 3.1 and Section 3.2, as appropriate, of the Main Agreement.

7.3       This Agreement shall be governed by and construed in accordance with the laws of the State of Texas as provided in Section 10.15 of the CPA.

7.4            Carrier specifically acknowledges that Article 8 of the Main Agreement provides that Handling Company is not to be responsible for, and that Carrier is to indemnify Handling Company in respect of, legal liability for certain claims arising out of the provision of ground handling services even in circumstances where Handling Company is negligent, and Carrier agrees not to contend otherwise.

7.5       Any Claims arising out of or related to this Agreement shall be resolved by binding arbitration pursuant to the provisions of Section 10.09 of the CPA as if such provisions applied to the subject Claim(s).

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized thereunto, as of the 1st day of January, 2001.

Handling Company:                                 Carrier:

Continental Airlines, Inc.                 ExpressJet Airlines, Inc.

BY:                                                      BY:

NAME: Lawrence W. Kellner             NAME: James B. Ream

TITLE: Chairman and CEO                TITLE: President and CEO

DATE: June __, 2008                                  DATE: June __, 2008

Schedule 1            Airports

Schedule 2            Carrier Equipment

AHM 810 – Annex B

Schedule 1

AIRPORTS

Continental Airports
DOMESTIC
ABQ
AEX
ATL
AUS
AVL Eff September 7, 2008
BDL
BHM Eff September 7, 2008
BNA
BOS
BPT
BTR
BUF
BWI
CAE Eff September 16, 2008
CHS
CLE
CLT
CLL
CMH
COS
DAL Eff September 7, 2008 DCA
DEN
DFW
DTW
ELP ERI
EWR
GRK
GSO
GSP Eff September 16, 2008
HPN
IAH
IND
JAN Eff September 21, 2008
JAX JFK
LCH
LEX Eff September 21, 2008
LGA
MCI
MCO
MFE
MIA
MLU
MSP
MSY
MJT MYR
OKC
ORD
ORF
PBI
PHL
PHX
PNS
PVD
RDU
RIC
RSW
SAT
SAV Eff September 16, 2008
SHV
SLC SRQ
STL
TPA
TUL
TUS
TYS Eff September 7, 2008
VPS Eff September, 7, 2008
XNA Eff September 21, 2008

MEXICO
ACA
AGU
BJX
CME
CUU
DGO
GDL
HUX
LOV
LTO
MEX
MLM
MTY
MZT
OAX
PBC
PVR
QRO
SJD
SLP
SLW
TAM
TLC
TRC
VER
VSA
ZIH
ZLO

CARIBBEAN NAS

CANADA
YHZ
YOW
YQB
YQM
YUL
YYT YYZ

AHM 810 – Annex B

Schedule 2

CARRIER EQUIPMENT

RJ Towbar

28.5V GPU

RJ Carry-On Gate Check Bag Cart

RJ Passenger Stairs

RJ Passenger Lift

8,000 LB Draw Bar Pull Pushback Tractor

Low Profile Lavatory Cart

75 Gallon Capacity Water Cart

AHM 810 – Annex B

EXHIBIT D

to the Master Facility and Ground Handling Agreement

CONTRACTOR GROUND HANDLING AGREEMENT

(Contractor as Handling Company, Continental as Carrier)

AHM 810 – Annex B

STANDARD GROUND HANDLING AGREEMENT

SIMPLIFIED PROCEDURE

ANNEX B.SYS.0 – LOCATIONS AGREED SERVICES, FACILITIES AND CHARGES

to the Standard Ground Handling Agreement (SGHA) of April 1993

Between:            Continental Airlines, Inc.

            1600 Smith

            Mail Stop HQSLG

            Houston, Texas 77002

            (hereinafter referred to as the “Carrier”)

And:            ExpressJet Airlines, Inc.

            700 North Sam Houston Parkway West, Suite 200

            Houston, Texas 77067

            (hereinafter referred to as the “Handling Company”)

effective from:            January 1, 2001

This Annex            B.SYS.0

for the location:            The Handling Company shall provide ground handling services as provided herein at the airports set forth on Schedule 1 hereto.

            The Carrier may elect, at its sole discretion and upon at least 90 days notice to the Handling Company, to require the Handling Company to provide ground handling services to the Carrier at any airport to which the Handling Company already flies Scheduled Flights at the time of such election.  Schedule 1 shall be amended to reflect each such addition.

            Notwithstanding the foregoing, the Carrier may elect, at its sole discretion and upon at least 90 days’ prior written notice to the Handling Company, to terminate the provision of services covered hereunder by the Handling Company at any airport.  In addition, the provisions of this agreement shall terminate with respect to any airport not listed on Schedule 2 hereto and to which Scheduled Flights cease to be scheduled (other than a temporary cessation, it being understood that the cessation of seasonal Scheduled Flights upon the end of the relevant season shall constitute a temporary cessation if such Scheduled Flights are expected to resume in the subsequent relevant season), it being acknowledged that this agreement shall not terminate at any airport listed on Schedule 2 hereto as a result of the cessation of Scheduled Flights to such airport. Additionally, Handling Company may elect to terminate the provision of services provided by Handling Company pursuant hereto at any airport listed on Schedule 2 hereto upon at least 90 days’ written notice to the Carrier and in any event only at such time as the Carrier, using its commercially reasonable efforts, is able to provide the ground handling services provided by the Handling Company hereunder at such airport.  Schedule 1 (and Schedule 2 as applicable) shall be amended to reflect each such termination.

is valid from:            July 1, 2008

and replaces:            Annex B. SYS.0 dated as of December 1, 2006.

Capitalized terms used herein that are not defined herein or in the Standard Ground Handling Agreement of April 1993 as published by the International Air Transport Association (the “Main Agreement”) or in Annex A thereto, shall have the meanings given to such terms in the Second Amended and Restated Capacity Purchase Agreement among the Carrier, the Handling Company and ExpressJet Holdings, Inc., the Handling Company’s parent, as amended from time to time (the “CPA”) or the Amended and Restated Master Facility and Ground Handling among the Carrier, the Handling Company and ExpressJet Holdings, Inc., as amended from time to time.

This Annex B is prepared in accordance with the simplified procedure whereby the Carrier and the Handling Company agree that the terms and conditions of the Main Agreement and Annex A to the Main Agreement shall apply as if such terms were repeated here in full, except as otherwise modified pursuant to this Annex B.  By signing this Annex B, the parties confirm that they are familiar with the aforementioned Main Agreement and Annex A.  The Main Agreement and Annex A, as modified pursuant to this Annex B shall be referred to herein as the “Agreement.”

            M.            PARAGRAPH 1 – HANDLING CHARGES

1.1       The Handling Company shall provide the services of Annex A enumerated below for the Carrier’s scheduled flights at the locations set forth above:

1.1.1.   For services of the Annex A in its:

            SECTION 1 – REPRESENTATION AND ACCOMMODATION:

            1.1.2., 1.1.3., 1.1.4.

            1.2.1., 1.2.2, 1.2.3.

            SECTION 2 – LOAD CONTROL AND COMMUNICATION:

            2.1.1., 2.1.2., 2.1.3.

            2.2.1., 2.2.2., 2.2.3.

            SECTION 4 – PASSENGERS AND BAGGAGE:

            4.1.1., 4.1.2., 4.1.3., 4.1.4., 4.1.5., 4.1.6, 4.1.7. (in accordance with the Baggage             Resolution System Agreement)., 4.1.8., 4.1.10(b) (if applicable)., 4.2., 4.3., 4.4.1., 4.4.2.             (a), 4.4.4. (a)(c), 4.4.5., 4.4.6., 4.4.7.

            SECTION 5 – CARGO AND MAIL:

            5.1. thru 5.5 (CO’s cargo products); at BRO, the employees handling trucking cargo             operations will be treated as additional services subject to additional charges hereunder.

            SECTION 6 – RAMP:

            6.1., 6.2.1., 6.2.2. (a), 6.2.3. (on request), 6.3., 6.4.1.(b)., 6.4.3., 6.4.4., 6.4.5., 6.4.6.             (a)(b), 6.4.7., 6.4.8., 6.4.9., 6.4.12., 6.5.1. (on request), 6.6.1., 6.7.1.

            SECTION 7 – AIRCRAFT SERVICING:

            7.2.2., 7.3., 7.4.1., 7.5.1., 7.5.2., 7.6.2. (ad hoc rates apply)., 7.8.1.

            SECTION 8 – FUELING AND OIL:

            8.1.1., 8.1.2., 8.1.12.

            SECTION 10 – FLIGHT OPERATIONS AND CREW ADMINISTRATION:

            10.1.1., 10.1.2., 10.1.4., 10.2.1., 10.2.2.(c), 10.2.5., 10.2.6., 10.2.7., 10.5.1.

            SECTION 12 – CATERING SERVICES:

            12.1.1., 12.1.2.

            SECTION 14 – SECURITY:

            14.1., 14.2., 14.4., 14.5.(GSC)

1.1.2.   FEES FOR SERVICES COVERED UNDER THE SECTIONS LISTED ABOVE:

            The charges set forth below do not include airport landing fees, or any other airport taxes or charges, except as provided specifically below.

            Flight Fee:      The Carrier shall pay to the Handling Company a Base Per Flight Fee for the ground handling services listed above to be provided hereunder, which fee shall equal the Handling Company’s cost of providing such services, as reasonably determined by the Handling Company.

            Notwithstanding the foregoing sentence, effective as of January 1, 2007, the Base Per Flight Fee (expressed on a per turn basis) for ground handling services listed above to be provided hereunder for any regional jet aircraft having 50 or fewer seats operated by Handling Company or any codeshare partner of Carrier at any airport listed on Schedule 2 hereto shall be as set forth opposite such airport on Schedule 2 hereto (and it is acknowledged that any such services provided by Handling Company for aircraft (other than regional jet aircraft having 50 or fewer seats) shall be provided at the incremental cost thereof) and such Base Per Flight Fee (in respect of such regional jet aircraft having 50 or fewer seats at such airports) shall cover any airport charges imposed on Handling Company as of December 1, 2006 in respect of the related ground handling services provided hereunder at such airports and any associated Base Per Flight Fee payable hereunder (except that any such charges imposed on Handling Company after December 1, 2006 shall be reimbursed to the Handling Company by the Carrier).

            The Base Per Flight Fee set forth on Schedule 2 hereto shall remain in effect for each airport listed through December 31, 2010, except that it shall be adjusted yearly (commencing on January 1, 2008) as follows: The yearly adjustment would be done by multiplying the applicable Base Per Flight Fee rate in effect for the prior year by the lower of (a) the Annual CPI Change and (b) 1.035. The Annual CPI Change would be, for any January 1, the fraction  (expressed as a number rounded to four decimal places) as determined on the immediately preceding December 15th (or the first Business Day thereafter on which relevant CPI figures are publicly available) equal to the quotient obtained by dividing the simple average of the sum of the CPI for each of the last twelve months ending November immediately preceding such January 1 by the simple average of the sum of the CPI for each of the last twelve months ending November of the preceding year. (As an example, and for illustrative purposes only, the Annual CPI Change for January 1, 2005 would be equal to 188.383 (the simple average of the sum of the CPI for the last twelve months ending November of 2004) divided by 183.6750 (the simple average of the sum of the CPI for the last twelve months ending November of 2003), or 1.0256.)   “CPI” – means (i) the Consumer Price Index for All Urban Consumers – U.S. City Average, All Items, Not Seasonally Adjusted Base Period: 1982-84 = 100, as published by the Bureau of Labor Statistics, United States Department of Labor, or (at any time when the Bureau of Labor Statistics is no longer publishing such Index) as published by any other agency or instrumentality of the United States of America, or (ii) at any time after the index described in clause (i) shall have been discontinued, any reasonably comparable replacement index or other computation published by the Bureau of Labor Statistics or any other agency or instrumentality of the United States of America.  If any such index shall be revised in any material respect (such as to change the base year used for computation purposes), then all relevant determinations under this Agreement shall be made in accordance with the relevant conversion factor or other formula published by the Bureau of Labor Statistics or any other agency or instrumentality of the United States of America, or (if no such conversion factor or other formula shall have been so published) in accordance with the relevant conversion factor or other formula published for that purpose by any nationally recognized publisher of such statistical information.

            As provided above, the Base Per Flight Fee set forth on Schedule 2 hereto shall be payable on a per turn basis. However, if in any month through no fault of Handling Company and except in cases of force majeure applicable to Handling Company or the subject airport) the actual number of turns to which such Base Per Flight Fee is applicable at any airport differs from the final scheduled number of such turns for such month at such airport (as determined by the final monthly schedule provided to Handling Company relating to such turns at such airport), then Carrier shall pay Handling Company the greater of (i) the scheduled number of such turns for such month at such airport and (ii) the actual number of such turns for such month at such airport.

            In the event of a significant change in the schedule upon which the Base Per Flight Fees in Schedule 2 at any airport are based, Carrier and Handling Company will meet and negotiate in good faith to make appropriate adjustments to the Base Per Flight Fees at the airports where such change is occurring.

            Handling Company and Carrier agree that the Base Per Flight Fee payable hereunder in respect ground handling services listed above to be provided hereunder for any regional jet aircraft having 50 or fewer seats operated by Handling Company or any codeshare partner of Carrier at any airport listed on Schedule 2 hereto is the sole and exclusive payment obligation of Carrier for such services and accordingly, that no costs to Handling Company of providing such services (including, without limitation, all costs related to aircraft cleaning as defined in 7.2.2 and 7.3 of the Annex A to the Main Agreement, ground support equipment, ground support equipment gas and oil, labor costs (including without limitation, general managers, supervisors, agents and other ground handling personnel) inclusive of all fringe, profit sharing, on-time or any other incentive compensation)shall be recoverable from Carrier under the CPA. For the avoidance of doubt, it is acknowledged that the Base Per Flight Fees listed on Schedule 2 hereto shall not be deemed to include airport security, snow removal expenses, exceptional passenger services (e.g., denied boarding compensation, interrupted trip costs for meals or lodging, and the costs of baggage delivery, or repairs to baggage), recurring facility expenses (e.g., telecommunications, utilities, facility maintenance, janitorial services), and exterior aircraft cleaning (and further that the exclusion of such items shall not be construed to expand the services that are included within the Base Per Flight Fee). Additionally, notwithstanding anything to the contrary in the CPA, no termination costs, including without limitation, any costs associated with any fixtures or other unremovable capitalized items, shall be chargeable thereunder to Carrier in respect of any such items at any of the airports listed on Schedule 2 hereto; provided further, that if and at such time that any airport listed on Schedule 2 hereto is no longer a Contractor Airport, then Carrier agrees to reimburse Handling Company for any fixtures and other unremovable capitalized items as may be required by Section 5(c) of the Master Facility and Ground Handling Agreement.

1.1.3            EQUIPMENT PROVIDED BY CARRIER:

            Notwithstanding anything contained in Paragraph 1.1.1 to the contrary, at each airport, the Carrier shall be responsible for supplying all ground handling equipment that is usable only for jet aircraft (other than regional jets having 50 or fewer seats), which, as of the date hereof, is the equipment set forth on Schedule 3 hereto, and which equipment shall not be used by Handling Company for any purpose other than providing ground handling services to Carrier. As between Handling Company and Carrier, Handling Company shall be responsible for supplying all other ground handling equipment necessary for the provision of ground handling services hereunder.

            N.            PARAGRAPH 2 – ADDITIONAL CHARGES

2.1            Services in Annex A which are not included in Paragraph 1 of this Annex and all other additional services when available will be charged for as follows, it being the intent of the parties that any such costs incurred by Handling Company on behalf of Carrier or any of Carrier’s codeshare partners at the direction of Carrier at a Contractor Airport will be treated as additional services and charged to Carrier at the incremental cost to provide such services or as otherwise provided below:

            2.1.1.            Overtime.  If, upon Carrier’s request, the Handling Company agrees to provide additional personnel in order to handle a flight outside of the scheduled arrival and departure times or for any other reason, the Handling Company will charge Carrier the Handling Company’s actual cost of providing such additional personnel; provided that, with respect to the airports listed on Schedule 2, Handling Company shall be paid in accordance with the rates set forth on Schedule 2.

            2.1.2.            Supplies.  The Carrier will furnish the Handling Company those items specific to its operation, such as, but not limited to, cabin appearance supplies, (i.e. safety cards, pillows and blankets), baggage tags, forms, ticket envelopes, tariffs, timetables, etc.  Any materials or supplies provided to the Carrier by the Handling Company will be charged back to the Carrier at the Handling Company’s replacement cost.

            2.1.3.            Third Party Services.  The Carrier shall, at the Handling Company’s discretion, be responsible for the cost and/or a pro-rata share of the cost, whichever is applicable, incurred by the Handling Company for outside vendor services (to the extent such services are requested by Carrier and are not included within the services in Annex A that are included in Paragraph 1 of this Annex).

            2.1.4.            De-Icing.  For de-icing services provided by the Handling Company, the Handling Company shall charge the Carrier the procurement cost of fluids and all other actual costs of the Handling Company for providing such de-icing services including the Handling Company’s actual labor costs associated with such services (to the extent there are any additional labor costs associated with the provision of such services). Carrier agrees that any additional labor costs for any de-icing services pursuant to this Section 2.1.4 to the extent applicable to regional jet aircraft having 50 or fewer seats (together with any procurement cost of fluids to the extent applicable to Handling Company’s operations conducted as “Continental Express”) shall be reimbursed to Handling Company pursuant to the reimbursement provisions of the CPA (with margin as provided thereunder).

            2.1.5.            Training.  The Carrier agrees to reimburse the Handling Company for all associated out-of-pocket expenses required to train the Handling Company’s employees in the Carrier’s procedures and administrative requirements.

            O.            PARAGRAPH 3 – DISBURSEMENTS

3.1            Disbursements made on behalf of the Carrier shall be reimbursed to the Handling Company at cost.

            P.            PARAGRAPH 4 –SETTLEMENT OF ACCOUNT

4.1            Notwithstanding Article 7.2 of the Main Agreement, settlement of account shall be effected in accordance with the relevant provisions of the CPA, including any applicable setoff provisions.

            Q.            PARAGRAPH 5 – TERMINATION OF AGREEMENT

5.1       This Agreement may be terminated by either party at any time following the termination of the CPA; provided, that this Agreement may not be terminated pursuant to this sentence during the Wind-Down Period with respect to any location to which Scheduled Flights continue to fly during such Wind-Down Period.  If the Carrier fails to make payments as agreed upon in Paragraph 4.1., the Handling Company may terminate the agreement upon twenty-four (24) hours notice by letter, teletype or facsimile.

            R.            PARAGRAPH 6 – TRANSFER OF SERVICES

6.1       In accordance with Article 3.1 of the Main Agreement, the Handling Company may subcontract the services of Annex A as necessary in order to support the Carrier’s operation.

PARAGRAPH 7 – OTHER MODIFICATIONS TO MAIN AGREEMENT

7.1       Upon the request of the Carrier from time to time at its sole discretion, and for so long as requested by the Carrier during the Term of this Agreement, the Handling Company shall provide ground handling services pursuant to this Agreement at any location covered by this Annex B to any of the Carrier’s codeshare partners.

7.2            Sections 11.4, 11.5, 11.6, 11.10 and Article 9 of the Main Agreement shall not apply to this Agreement.

7.3            Handling Company and Carrier agree that all third-parties engaged by Carrier or Handling Company as of the date hereof (and any party engaged by Carrier after the date hereof to provide ground handling services to Carrier and/or its code share partners) is hereby approved for all purposes of Section 3.1 and Section 3.2, as appropriate, of the Main Agreement.

7.4       In connection with the determination of the Base Per Flight Fee pursuant to Section 1.1.2 above (other than the stipulated Base Per Flight Fee applicable in respect of the services covered by such Base Per Flight Fee at airports set forth on Schedule 2 hereto) and the charges pursuant to Section 2 above, Handling Company shall make available for inspection by Carrier and its outside auditors, within a reasonable period of time after Carrier makes a written request therefor, all of Handling Company’s books and records (including all financial and accounting records and operational reports, and records of other subsidiaries or affiliates of Handling Company, if any, as necessary to audit such charges) relating to this Agreement and the provision of services hereunder by Handling Company.  Each of Carrier and its outside auditors shall be entitled to make copies and notes of such information as it deems necessary and to discuss such records with Handling Company’s Chief Financial Officer or such other employees or agents of Handling Company knowledgeable about such records.  Upon the reasonable written request of Carrier or its outside auditors, Handling Company will cooperate with Carrier and its outside auditors to permit Carrier and its outside auditors access to Handling Company’s outside auditors for purposes of reviewing such records.

7.5       This Agreement shall be governed by and construed in accordance with the laws of the State of Texas as provided in Section 10.15 of the CPA.

7.6       Carrier specifically acknowledges that Article 8 of the Main Agreement provides that Handling Company is not to be responsible for, and that Carrier is to indemnify Handling Company in respect of, legal liability for certain claims arising out of the provision of ground handling services even in circumstances where Handling Company is negligent, and Carrier agrees not to contend otherwise.

7.7       Any Claims arising out of or related to this Agreement shall be resolved by binding arbitration pursuant to the provisions of Section 10.09 of the CPA as if such provisions applied to the subject Claim(s).

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized thereunto, as of the 1st day of December, 2006.

Carrier:                         Handling Company:

Continental Airlines, Inc.            ExpressJet Airlines, Inc.

BY:                                          BY:

NAME: Lawrence W. Kellner             NAME: James B. Ream

TITLE: Chairman and CEO                TITLE: President and CEO

DATE: June __, 2008                      DATE: June __, 2008

Schedule 1            Airports

Schedule 2             Airports/Base Per Flight Fee

Schedule 3            Carrier Equipment

AHM 810 – Annex B

Schedule 1

AIRPORTS

“Contractor Airports”

ABE

ACK

ALB

AMA

AVL  (until September 7, 2008)

BGR

BHM (until September 7, 2008)

BRO

BTV

CAE (until September 16, 2008)

CHA

CRP

CRW

CVG

DAB (until September 3, 2008)

DAL (until September 7, 2008)

DAY

DSM

GPT

GRR

GSP (until September 16, 2008)

HRL

HSV

IAD

ICT

JAN (until September 21, 2008)

LBB

LEX (until September 21, 2008)

LFT

LIT

LRD

MAF

MDT

MEM

MGM (until September 3, 2008)

MHT

MKE

MOB

MSN

OMA

PIT

PSP

PWM

ROC

SAV (until September 16, 2008)

SDF

SYR

TLH (until September 3, 2008)

TYS (until September 7, 2008)

VPS (until September 7, 2008)

XNA (until September 21, 2008)

AHM 810 – Annex B

Schedule 2

Airport             Base Per Flight Fee*

AMA               [XXX]

BRO                [XXX]

CAE (until 9/16/08) [XXX]

CRP                 [XXX]

HRL                 [XXX]

LBB                 [XXX]

LIT                  [XXX]

LRD                 [XXX]

MAF                [XXX]

MGM (until 9/3/08) [XXX]

MOB               [XXX]

SDF                 [XXX]

VPS (until 9/7/08) [XXX]

[“XXX” REPRESENTS CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.]

*Subject to adjustment as provided in the agreement to which this Schedule 2 is attached.

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

AHM 810 – Annex B

Schedule 3

CARRIER EQUIPMENT

Towbar

GPU

Passenger Stairs

Airstart Unit

Deicer

Beltloader

Pushback Tractor

EXHIBIT D

Terms of Codeshare Arrangements

            1.            Contractor’s use of CO code.  During the Term of the Agreement, Continental shall be permitted to place its two-letter designator code “CO” on all flights operated by Contractor and shall place its designator code, “CO”, on all flights operated by Contractor with Covered Aircraft.  Continental may suspend the display of its code on flights operated by Contractor if Contractor is in breach of any of its operational or safety-related obligations under the Agreement during the period that such breach continues.  All Contractor operated flights that display the CO code are referred to herein as “CO* Flights”.

            2.            Contractor’s display of CO code.

            (a)            All CO* Flights will be included in the schedule, availability and fare displays of all computerized reservations systems in which Continental and Contractor participate, the Official Airline Guide (to the extent agreed upon) and Continental's and Contractor’s internal reservation systems, under the CO code, to the extent possible.  Continental and Contractor will take the appropriate measures necessary to ensure the display of the schedules of all CO* Flights in accordance with the preceding sentence.

            (b)            Continental and Contractor will disclose and identify the CO* Flights to the public as actually being a flight of and operated by Contractor, in at least the following ways:

                        (i)            a symbol will be used in timetables and computer reservation systems indicating that CO* Flights are actually operated by Contractor;

                        (ii)            to the extent reasonable, messages on airport flight information displays will identify Contractor as the operator of flights shown as CO* Flights;

                        (iii)            Continental and Contractor advertising concerning CO* Flights and Continental and Contractor reservationists will disclose Contractor as the operator of each CO* Flight; and

                        (iv)            in any other manner prescribed by law.

            3.            Terms and Conditions of Carriage.  In all cases the contract of carriage between a passenger and a carrier will be that of the carrier whose code is designated on the ticket.  Continental and Contractor shall each cooperate with the other in the exchange of information necessary to conform each carrier’s contract of carriage to reflect service offered by the other carrier.

            4.            Notification of irregularities in operations. Contractor shall promptly notify Continental of all irregularities involving a CO* Flight which result in any material damage to persons or property as soon as such information is available and shall furnish to Continental as much detail as practicable.   For purposes of this section, notification shall be made as follows:

Continental Airlines System Operations Control Center (SOCC)

1600 Smith

Houston, Texas 77002

Attention: Operations Director

Phone no. (713) 324-7209

Fax no. (713) 324-2138,

SITA FCFDDCO.

            5.            Code Sharing License.

                        (a)            Grant of License. Subject to the terms and conditions of the Agreement, Continental hereby grants to Contractor a nonexclusive, nontransferable, revocable license to use the CO* designator code on all of its flights operated as a CO* Flight.

                        (b)            Control of CO* Flights. Subject to the terms and conditions of the Agreement, Contractor shall have sole responsibility for and control over, and Continental shall have no responsibility for, control over or obligations or duties with respect to, each and every aspect of Contractor’s operation of CO* Flights.

            6.            Display of other codes.  During the Term of the Agreement, Continental shall have the exclusive right to determine which other airlines (“Alliance Airlines”), if any, may place their two letter designator codes on flights operated by Contractor with Covered Aircraft and to enter into agreements with such Alliance Airlines with respect thereto.  Contractor will cooperate with Continental and any Alliance Airlines in the formation of a code share relationship between Contractor and the Alliance Airlines and enter into reasonably acceptable agreements and make the necessary governmental filings, as requested by Continental, with respect thereto.

            7.            Customer First.  During the period that Continental places its designator code on flights operated by Contractor, Contractor will adopt and follow plans and policies comparable (to the extent applicable and permitted by law and subject to operational constraints) to Continental’s Customer First Commitments as presently existing and hereafter modified.  Contractor acknowledges that it has received a copy of Continental’s presently existing Customer First Commitments.  Continental will provide Contractor with any modifications thereto promptly after they are made.

EXHIBIT E

Administrative Support and Information Services Provisioning Agreement

SECOND AMENDED AND RESTATED

ADMINISTRATIVE SUPPORT AND INFORMATION SERVICES

PROVISIONING AGREEMENT

            This SECOND AMENDED AND RESTATED ADMINISTRATIVE SUPPORT AND INFORMATION SERVICES PROVISIONING AGREEMENT (this “Agreement”) is made and entered into as of June 5, 2008 by and among Continental Airlines, Inc., a Delaware corporation (“Continental”), ExpressJet Holdings, Inc., a Delaware corporation (“Holdings”), and ExpressJet Airlines, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings (“ExpressJet” and collectively with Holdings, “Express”).

            WHEREAS, Continental and Express entered into that certain Administrative Support and Information Services Provisioning Agreement, and the First, Second and Third Amendments thereto with respect to the provision of certain administrative support and information services in connection with entering into the Capacity Purchase Agreement and subsequently entered into that certain Amended and Restated Administrative Support and Information Services Provisioning Agreement as of March 11, 2005 (the “Original Agreement”);

            WHEREAS, the parties desire to amend and restate the Original Agreement as provided in this Agreement;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree to amend and restate the Original Agreement as follows:

            1.            Definitions.  As used in this Agreement, the following terms shall have the following definitions.  Terms not defined shall have the meaning given such terms in the Capacity Purchase Agreement.

            “Agreement” means this Second Amended and Restated Administrative Support and Information Services Provisioning Agreement, as the same may be amended or supplemented from time to time.

            “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions located in the State of Texas are authorized or obligated by law or executive order to close.

            “Capacity Purchase Agreement” means that certain Second Amended and Restated Capacity Purchase Agreement among Continental, Holdings, XJT Holdings, Inc. and ExpressJet dated as of June 4, 2008, as the same may be amended or supplemented from time to time.

“Continental” has the meaning set forth in the Preamble.

“Express” has the meaning set forth in the Preamble.

“ExpressJet” has the meaning set forth in the Preamble.

            “Holdings” has the meaning set forth in the Preamble.

            “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            “Services” means the services provided by Continental to Express in connection with the Capacity Purchase Agreement including, but not limited to, the Services provided pursuant to Section 2.

            2.            Provision of Services.

            Continental agrees to provide Express with the Services described on Exhibit A   hereto to the extent that such services are being provided by Continental to Express as of the date of execution of this Agreement and to the extent that Continental reasonably determines from time to time (and after consultation with Express) that such Services are reasonably necessary in support of the continued provision by Express of Regional Airline Services in accordance with the Capacity Purchase Agreement.  Consistent with the foregoing, such Services shall be provided subject to the availability of Continental personnel and resources, Services shall be provided on an “as-needed” basis, as determined together in good faith by Continental and Express, with Express receiving the same priority in the provision of such Services as is received by Continental’s internal operations.

            3.            Payment for Services.

            In consideration for services provided by Express pursuant to the CPA, Continental will not charge Express for the Services provided by Continental.

            4.            Changes in Services or Prices.

            4.1            Deletions of Services.  Upon not less than 90 days’ prior written notice, Continental may elect to cease providing any of the Services provided pursuant hereto if any such Services can be obtained from a third party by Express or if Express can itself perform such Services; provided that, if Continental so elects, then effective upon the date such Services are no longer provided, the reasonable out-of-pocket costs to Express of procuring such Services shall thereafter be paid by Continental; and provided further, that Continental may thereafter elect to resume providing any such service upon not less than 90 days’ written notice to Express; provided that Continental agrees to be wholly responsible for, and to indemnify and hold Express harmless from any costs incurred by Express in connection with such election by Continental to resume any such Services.

            4.2            Changes to Services.

            (a) Subject to Section 6 hereof, Continental, in its sole discretion, may make changes to the manner in which it provides the Services including, without limitation, the processes, systems or personnel employed to provide the Services.  To the extent that Continental determines in good faith that any such change to the Services (or change in the third-party vendor thereof) would impact Express’s processes, systems or operation, Continental will provide Express with notice of such change as soon as practicable (and, if possible, in advance) and will work together in good faith with Express to address such impact, subject to the terms hereof.  Failure by Continental to provide such notice shall not be a default hereunder.  However, if Continental’s failure to provide notice of a change causes Express to incur out-of-pocket costs related to such change, Continental will reimburse Express for such reasonable and documented out-of-pocket costs.

            (b) If Express is required by an Obligation to request a modification to a Service, the parties will meet to discuss a course of action to satisfy the Obligation. For this purpose, “Obligation” means any governmental order or regulation (including, but not limited to, regulations promulgated by the Public Company Accounting Oversight Board), in each case, which is applicable to Express that is final and effective and leaves Express no reasonable alternative but to cease receiving or modify the Service.

            5.            Purchasing and Third-Party Vendors

            5.1            Purchasing.  If and to the extent that the Services provided pursuant to this Agreement include the services of Continental’s purchasing department or any affiliate of Continental organized therefor for the purchase on Express’s behalf of supplies or other materials (excluding fuel), Continental or such affiliate may either purchase such supplies or other material in its own name or in the name of Express, and to the extent that Express is not billed directly for any such supplies or other material by the provider thereof, Express shall promptly reimburse Continental or such affiliate for the actual cost thereof, including freight, storage and any applicable taxes, but excluding any allocation by Continental or such affiliate of overhead or general and administrative expenses.

            5.2            Use of Third-Party Vendors.  It is expressly acknowledged by Express that certain of the Services to be provided by Continental pursuant to this Agreement may be provided by, or using services supplied by, third parties under contracts or other arrangements with Continental.  Express consents to the use by Continental of such third-party vendors or subcontractors as Continental, in the exercise of its sole discretion, may from time to time select.   In such case, Continental will provide Express with written notice at least 30 days prior to the date a third party vendor begins providing the Service if Continental determines in good faith that any such change to the Services (or change in the third-party vendor thereof) would impact Express’s processes, systems or operation.

            6.            Standard of Care; Disclaimer of Warranties; Limitation of Liabilities.  Continental’s standard of care with respect to the provision of Services pursuant to this Agreement shall be limited to providing services of the same general quality as Continental provides for its own internal operations, and, notwithstanding Section 7.02 of the Capacity Purchase Agreement, which shall not apply to Services provided hereunder, Express’s sole and exclusive remedy for the failure by Continental to meet such standard of care shall be to terminate this Agreement pursuant to Section 8 hereof.  Continental makes no representations or warranties of any kind, whether express or implied (i) as to the quality or timeliness or fitness for a particular purpose of Services it provides or any Services provided hereunder by third-party vendors or subcontractors, or (ii) with respect to any supplies or other material purchased on behalf of Express pursuant to this Agreement, the merchantability or fitness for any purpose of any such supplies or other materials.  Under no circumstances shall Continental have any liability hereunder for damages in excess of amounts paid by Express under this Agreement or for consequential or punitive damages, including, without limitation, lost profits.

            7.            Independent Parties.

            7.1            Independent Contractors.  It is expressly recognized and agreed that each party, in its performance and otherwise under this Agreement, is and shall be engaged and acting as an independent contractor and in its own independent and separate business; and that each party shall retain complete and exclusive control over its staff and operations and the conduct of its business.  Neither Continental nor Express nor any officer, employee, representative, or agent of Continental or Express shall in any manner, directly or indirectly, expressly or by implication, be deemed to be in, or make any representation or take any action which may give rise to the existence of, any employment, agent, partnership or other similar relationship as between Continental and Express, but each party’s relationship as respects the other parties in connection with this Agreement is and shall remain that of an independent contractor.

            7.2            Employees.  The employees, agents and independent contractors of Express are employees, agents, and independent contractors of Express for all purposes, and under no circumstances will be deemed to be employees, agents or independent contractors of Continental.  The employees, agents and independent contractors of Continental are employees, agents and independent contractors of Continental for all purposes, and under no circumstances will be deemed to be employees, agents or independent contractors of Express.  Continental will have no supervision or control over any such Express employees, agents and independent contractors and any complaint or requested change in procedure made by Continental will be transmitted by Continental to Express.  Express will have no supervision or control over any such Continental employees, agents and independent contractors and any complaint or requested change in procedure made by Express will be transmitted by Express to Continental.

            8.            Term and Termination.

            8.1            Term.            This Agreement shall commence and be effective upon January 1, 2001 and, unless earlier terminated or extended as provided herein, shall continue for the Term of the Capacity Purchase Agreement.

            8.2            Early Termination.   Continental and Express may terminate this Agreement in accordance with the applicable provisions of Section 8.02 of the Capacity Purchase Agreement.  Any notice of termination provided in accordance with the provisions of Section 8.02 of the Capacity Purchase Agreement shall be deemed notice of termination of this Agreement.  This Agreement shall terminate effective upon the date of the deletion of the last Service provided hereunder.

            9.            Privacy; Confidentiality; Intellectual Property

            9.1            With respect to any information provided by the other party that is processed under this Agreement, the CPA or any of the Ancillary Agreements that relates to, or is about, an identified or identifiable person, each party shall at all times (i) protect such information as confidential information as provided in Section 10.08 of the CPA and (ii) comply with all applicable laws and regulations, including but not limited to data privacy laws, in its use of such information.

            9.2            The parties agree that any information which is confidential or proprietary to a party or is otherwise not generally available to the public to which the other party may have access by virtue of the provision by Continental of the Services shall be treated as confidential information subject to Section 10.08 of the CPA (Confidentiality).

            9.3            Nothing in this Agreement shall be construed to grant Express any license or other right to Continental's intellectual property or other proprietary rights used to provide the Services or otherwise embodied in the Services provided hereunder.  If during the term of this Agreement, Express develops intellectual property that it desires to protect and which must be disclosed to Continental in connection with the provision by Continental of the Services, Express will provide written notice of its intent to protect such information and the parties will execute such further documents as may be necessary to document and protect such intellectual property.

Miscellaneous.

            10.1            Entire Agreement. This Agreement, the Capacity Purchase Agreement and each other Ancillary Agreement shall constitute a single, integrated agreement. Except as otherwise set forth in this Agreement, this Agreement and the exhibit hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, among the parties with respect to the subject matter hereof.

            10.2            Authority.  Each of the parties hereto represents to the other that (a) it has the corporate power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

            10.3            Arbitration. Any Claims arising out of or related to this Agreement shall be resolved by binding arbitration pursuant to the provisions of Section 10.09 of the Capacity Purchase Agreement.

            10.4            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (other than the laws regarding conflicts of laws) as to all matters, including matters of validity, construction, effect, performance and remedies.

            10.5            Notices.  All notices shall be in writing and shall be deemed given upon (a) a transmitter’s confirmation of a receipt of a facsimile transmission (but only if followed by confirmed delivery by a standard overnight courier the following Business Day or if delivered by hand the following Business Day), or (b) confirmed delivery by a standard overnight courier or delivered by hand, to the parties at the following addresses:

if to Continental:

Continental Airlines, Inc.

            1600 Smith Street, HQSCD

            Houston, Texas 77002

            Attention: Chief Financial Officer            Telecopy No.: (713) 324-5225

with a copy to:

            Continental Airlines, Inc.

            1600 Smith Street, HQSLG

            Houston, Texas  77002

            Attention: General Counsel

            Telecopy No.: (713) 324-5161

if to Express, to:

            ExpressJet Holdings, Inc.

            700 North Sam Houston Parkway West Suite, 200

            Suite 200Houston, Texas  77067

            Attention:  Chief Financial Officer

            Telecopy No.: (832) 353-1144

with a copy to:

            ExpressJet Holdings, Inc.

            700 North Sam Houston Parkway, Suite 200

            Houston, Texas  77067

            Attention: General Counsel

            Telecopy No.: (832) 353-1141

or to such other address as a party hereto may have furnished to the other parties by a notice in writing in accordance with this Section 10.5.

            10.6            Amendment and Modification.  This Agreement may not be amended or modified in any respect except by a written agreement signed by each of the parties hereto.

            10.7            Binding Effect; Assignment.  This Agreement and all of the provisions hereof shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Except with respect to a merger of a party with another Person, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by a party hereto without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed.

            10.8            Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person shall be deemed a third party beneficiary under or by reason of this Agreement.

            10.9            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile signature.

            10.10            Waiver.  The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted.  Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.  No failure by a party to take any action or assert any right or privilege hereunder shall be deemed to be a waiver of such right or privilege in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

            10.11            Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            10.12            Equitable Remedies.            Each of Continental and Express acknowledges and agrees that under certain circumstances the breach by Continental or any of its affiliates or Express or any of its affiliates of a term or provision of this Agreement will materially and irreparably harm the other party, that money damages will accordingly not be an adequate remedy for such breach and that the non-defaulting party, in its sole discretion and in addition to its rights under this Agreement and any other remedies it may have at law or in equity, may, notwithstanding the provisions contained in Section 10.3, apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any breach of the provisions of this Agreement.

            10.13            References; Construction.  The section and other headings and subheadings contained in this Agreement and the exhibits hereto are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto.  All references to days or months shall be deemed references to calendar days or months.    Unless the context otherwise requires, any reference to a “Section” or an “Exhibit” shall be deemed to refer to a section of this Agreement or an exhibit to this Agreement, as applicable.  The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, unless otherwise specifically provided, they shall be deemed to be followed by the words “without limitation.” This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing the document to be drafted.

            10.14            Equal Opportunity.  EEO clauses contained at 11 C.F.R. §§ 60-1.4, 60-250.4 and 60-741.4 are hereby incorporated by reference.  Each party shall comply with all equal opportunity laws and regulations which apply to or must be satisfied by that party as a result of this Agreement.

[SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

CONTINENTAL AIRLINES, INC.                EXPRESSJET HOLDINGS, INC.

By:                                                                                        By:

Name: Lawrence W. Kellner                                     Name: James B. Ream

Title: Chairman and CEO                                              Title: President and CEO

EXPRESSJET AIRLINES, INC.

By:

Name: James B. Ream

Title: President and CEO

Exhibit A

1.            Technology Support, as follows:

            (a)             Help Desk Support; and

            (b)            Technology services dedicated to the flight opening and close-out process as is provided by Shares

2.         Human Resources Support for Express employees having Continental flight pass privileges, as follows:

            (a)             Employee Information Systems, being

                         (i)            COMPAS Position & Table maintenance; and

                         (ii)             Pass Travel and JA maintenance

             (b)             Employee Travel Center, being:

                         (i)             ePass Support Expense

3.         Real estate services related to airport terminal facilities used in connection with performance of Scheduled Flights, as follows:

                        (i)            Airport Affairs support of Express personnel for projects related to leasing terminal facilities and Design and Construction support related to construction approved by Continental at Contractor Airports  (and at Continental Airports where Continental provides Express with facilities for Express’s use).

EXHIBIT F

Fuel Purchasing Agreement

AMENDED AND RESTATED

FUEL PURCHASING AGREEMENT

            This Amended and Restated Fuel Purchasing Agreement (this “Agreement”) is made as of this June 4, 2008 and effective as of July 1, 2008, by and between CONTINENTAL AIRLINES, INC., a Delaware corporation (“Continental”), and EXPRESSJET AIRLINES, INC., a Delaware corporation (“ExpressJet”).

            WHEREAS, Continental and ExpressJet are party to that certain Fuel Purchasing Agreement, dated as of January 1, 2001;

WHEREAS, Continental, ExpressJet and ExpressJet Holdings, ExpressJet’s parent (“Holdings”), are entering into a Second Amended and Restated Capacity Purchase Agreement contemporaneously with the execution of this Agreement (the “Capacity Purchase Agreement”);

            WHEREAS, in connection with the entering into of the Capacity Purchase Agreement, Continental and ExpressJet desire to amend and restate the Fuel Purchasing Agreement;

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Fuel Purchasing Agreement shall be, and it is hereby, amended an restated in its entirety, so that it shall read as follows:

1.            Definitions.  All capitalized terms that are used and not otherwise defined herein shall have the meanings given to such terms in the Capacity Purchase Agreement.

2.            Products Covered.  The product covered by this Agreement shall be aviation jet fuel meeting ASTM Specification D 1655-99 (such fuel being referred to herein as “Fuel”).  The definition of future products and the scope of this Agreement may be revised from time to time upon mutual consent of the parties.

3.            Services to Be Provided.  Continental shall supply or cause to be supplied to ExpressJet all Fuel that ExpressJet shall require to provide the Regional Airline Services, and ExpressJet shall purchase and pay for such Fuel in accordance with the terms and conditions of Section 5 of this Agreement.  In connection with the provision of Fuel to ExpressJet pursuant to this Agreement, Continental shall manage all aspects of procuring, transporting and delivering Fuel to ExpressJet in respect of Regional Airline Services, including without limitation selecting the source of Fuel, negotiating and consummating agreements with fuel suppliers and into-plane service providers, providing consortium representation and furnishing day-to-day management pertaining to any fuel-related services.  Continental shall be the exclusive provider of Fuel and fuel-related services used to provide Regional Airline Services during the term of this Agreement.

4.            Planning.  ExpressJet will provide Continental each month with a rolling twelve-month forecast of fuel needs not later than the 5th day of such month, which forecast shall reflect the Final Monthly Schedule for such month, Continental’s proposed schedule for Scheduled Flights for the two months following such month as presented to ExpressJet pursuant to Section 2.01(b) of the Capacity Purchase Agreement and such other information published by Continental regarding scheduled ExpressJet flights over the next twelve-month period.

5.         Price and Payment.  In consideration of Continental providing Fuel and other services to ExpressJet pursuant to this Agreement, ExpressJet, in addition to other consideration as set forth on Paragraph A of Schedule 3 to the Capacity Purchase Agreement, shall pay Continental $1 per calendar month.  This amount shall be included in the Invoiced Amount pursuant to Section 3.06(a) of the Capacity Purchase Agreement.  For the avoidance of doubt, the parties agree that all of Continental’s costs, gains or losses resulting from engaging in any fuel-price hedging transactions with respect to Fuel provided to ExpressJet under this Agreement shall be for Continental’s account.  Upon Continental’s request, ExpressJet agrees to execute promptly a written statement (on an Internal Revenue Service certificate entitled “Waiver For Use By Ultimate Purchasers Of Aviation-Grade Kerosene Used In Nontaxable Uses” or such other certificate or document as may be reasonably requested by Continental) stipulating that Continental is the ultimate vendor of the fuel sold to ExpressJet by Continental hereunder.

6.         Fuel Storage Consortia.  Continental may, in its sole discretion and at its sole expense, direct ExpressJet to do any of the following (in which event ExpressJet shall comply with Continental’s directions):  (i) join any fuel consortium selected by Continental at any airport at which Continental provides Fuel to ExpressJet, (ii) terminate any membership that it has or may have in any such consortium or (iii) not join any such consortium at any such airport and, in lieu thereof, pay a non-member fee to such consortium for the right to use fuel stored at such consortium’s storage facilities in each case of clauses (i) through (iii), with respect only to ExpressJet’s provision of Regional Airline Services.

7.         Term.  This agreement is coterminous with the Capacity Purchase Agreement and may be terminated by either party upon the termination of the Capacity Purchase Agreement; provided, however, that if a party hereto elects to terminate this Agreement as a result of the Capacity Purchase Agreement being terminated, the terms of this Agreement shall continue with respect to any locations to which Scheduled Flights are flown during the Wind-Down Period.

8.            Authority.  Each of the parties hereto represents to the other that (a) it has the corporate power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

9.            Consent to Exclusive Jurisdiction.  Any action, suit or proceeding arising out of any claim that the parties cannot settle through good faith negotiations shall be litigated exclusively in the state courts of Harris County of the State of Texas.  Each of the parties hereto hereby irrevocably and unconditionally (a) submits to the jurisdiction of such state courts of Texas for any such action, suit or proceeding, (b) agrees not to commence any such action, suit or proceeding except in such state courts of Texas, (c) waives, and agrees not to plead or to make, any objection to the venue of any such action, suit or proceeding in such state courts of Texas, (d) waives, and agrees not to plead or to make, any claim that any such action, suit or proceeding brought in such state courts of Texas has been brought in an improper or otherwise inconvenient forum, (e) waives, and agrees not to plead or to make, any claim that such state courts of Texas lack personal jurisdiction over it, and (f) waives its right to remove any such action, suit or proceeding to the federal courts except when such courts are vested with sole and exclusive jurisdiction by statute.   The parties shall cooperate with each other in connection with any such action, suit or proceeding to obtain reliable assurances that confidential treatment will be accorded any information that any party shall reasonably deem to be confidential or proprietary.  Each of the parties hereto further covenants and agrees that, until the expiration of all applicable statutes of limitations relating to potential claims under this Agreement, each such party shall maintain a duly appointed agent for the service of summonses and other legal process in the State of Texas.

10.       Binding Effect; Assignment.  This Agreement and all of the provisions hereof shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.  Notwithstanding the foregoing, Continental may assign its rights and delegate its duties hereunder to a successor that is a certificated air carrier and that will continue to operate a significant portion of Continental’s current airline operations.

11.            Employees of Continental.  The employees, agents and independent contractors of Continental engaged in performing any of the services Continental is to perform pursuant to this Agreement are employees, agents and independent contractors of Continental for all purposes, and under no circumstances will be deemed to be employees, agents or independent contractors of ExpressJet.  In its performance under this Agreement, Continental will act, for all purposes, as an independent contractor and not as an agent for ExpressJet.  ExpressJet will have no supervisory power or control over any employees, agents or independent contractors engaged by Continental in connection with its performance hereunder.

12.            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (other than laws regarding conflicts of laws) as to all matters, including matters of validity, construction, effect, performance and remedies.

13.            Notices.  All notices shall be in writing and shall be deemed given upon (a) a transmitter’s confirmation of a receipt of a facsimile transmission (but only if followed by confirmed delivery of a standard overnight courier the following Business Day or if delivered by hand the following Business Day), or (b) confirmed delivery of a standard overnight courier or delivered by hand, to the parties at the following addresses:

if to Continental:

            Continental Airlines, Inc.

            1600 Smith Street, HQSCD

            Houston, Texas  77002

            Attention:  Senior Vice President – Corporate Development

            Telecopy No.:  (713) 324-3229

with a copy to:

            Continental Airlines, Inc.

            1600 Smith Street, HQSCD

            Houston, Texas  77002

            Attention:  General Counsel

            Telecopy No.:  (713) 324-5161

if to ExpressJet, to:

            ExpressJet Airlines, Inc.

            700 North Sam Houston Parkway West, Suite 200

            Houston, Texas 77067

            Attn: President

            Facsimile No.: (832) 353-1008

or to such other address as either party hereto may have furnished to the other party by a notice in writing in accordance with this Section 13.

14.       Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.       Entire Agreement.  Except as otherwise set forth in this Agreement, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to such subject matter.

16.            Amendment and Modification.  This Agreement may not be amended or modified in any respect except by a written agreement signed by both of the parties hereto.

17.       Third Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person shall be deemed a third party beneficiary under or by reason of this Agreement.

18.            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The Agreement may be executed by facsimile signature.

19.       Waiver.  The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted.  Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement.  No failure by either party to take any action or assert any right or privilege hereunder shall be deemed to be a waiver of such right or privilege in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

20.            Equitable Remedies.  Each of Continental and ExpressJet acknowledges and agrees that under certain circumstances the breach by Continental or any of its affiliates or ExpressJet or any of its affiliates of a term or provision of this Agreement will materially and irreparably harm the other party, that money damages will accordingly not be an adequate remedy for such breach and that the non-defaulting party, in its sole discretion and in addition to its rights under this Agreement and any other remedies it may have at law or in equity, may, notwithstanding the provisions contained in Section 10, apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any breach of the provisions of this Agreement.

21.            References; Construction.  The section and other headings and subheadings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement.  All references to days or months shall be deemed references to calendar days or months.  Unless the context otherwise requires, any reference to a “Section” shall be deemed to refer to a section of this Agreement.  The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, unless otherwise specifically provided, they shall be deemed to be followed by the words “without limitation.”  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing the document to be drafted.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized thereunto, as of the 5th day of June, 2008.

CONTINENTAL AIRLINES, INC.            EXPRESSJET AIRLINES, INC.

By:                                                                                                By: ________________________________

Name: Lawrence W. Kellner                                     Name:                         James B. Ream

Title: Chairman and                                          Title:                        President and Chief Executive Officer

Chief Executive Officer

EXHIBIT G

Use of Continental Marks and Other Identification

1.         Grant.  Continental hereby grants to Contractor, and Contractor accepts, a non-exclusive, personal, non-transferable, royalty-free right and license to adopt and use the Continental Marks and other Identification in connection with the rendering by Contractor of Regional Airline Services, subject to the conditions and restrictions set forth herein.

2.            Ownership of the Continental Marks and Other Identification.

            a.            Continental shall at all times remain the owner of the Continental Marks and the other Identification and any registrations thereof and Contractor’s use of any Continental Marks or other Identification shall clearly identify Continental as the owner of such marks (to the extent practical) to protect Continental’s interest therein.

            b.            Contractor acknowledges Continental’s ownership of the Continental Marks and the other Identification and further acknowledges the validity of the Identification.  Contractor agrees that it will not do anything that in any way infringes or abridges Continental’s rights in the Identification or directly or indirectly challenges the validity of the Identification.

3.         Use of the Continental Marks and the Other Identification.

            a.            Contractor shall use the Continental Marks and other Identification only as authorized herein by Continental and in accordance with such standards of quality as Continental may establish.

            b.            Contractor shall use the Identification on all Covered Aircraft and all facilities, equipment, uniforms and printed materials used in connection with the Regional Airline Services.

            c.            Contractor shall not use the Identification for any purpose other than as set forth in this Exhibit G, and specifically shall have no right to use the Continental Marks or other Identification on or in any Uncovered Aircraft or in connection with any other operations of Contractor.

            d.            Continental shall have exclusive control over the use and display of the Continental Marks and other Identification, and may change the Identification at any time and from time to time (including by adding or deleting marks from the list specified in this Exhibit G), in which case Contractor shall as soon as practicable make such changes as are requested by Continental to utilize the new Identification; provided that Continental shall either pay directly the reasonable costs of making such changes to the Identification or shall promptly reimburse Contractor for its reasonable expenses incurred in making such changes.

            e.            Nothing shall abridge Continental’s right to use and/or to license the Identification, and Continental reserves the right to the continued use of all the Identification, to license such other uses of the Identification and to enter into such agreements with other carriers providing for arrangements similar to those with Contractor as Continental may desire.  No term or provision of this Agreement shall be construed to preclude the use of the Continental Marks or other Identification by other persons or for similar or other uses not covered by this Agreement.

4.            Continental-Controlled Litigation.  Continental at its sole expense shall take all steps that in its opinion and sole discretion are necessary and desirable to protect the Continental Marks and other Identification against any infringement or dilution.  Contractor agrees to cooperate fully with Continental in the defense and protection of the Continental Marks and other Identification as reasonably requested by Continental.  Contractor shall report to Continental any infringement or imitation of, or challenge to, the Continental Marks and other Identification, immediately upon becoming aware of same.  Contractor shall not be entitled to bring, or compel Continental to bring, an action or other legal proceedings on account of any infringements, imitations, or challenges to any element of the Continental Marks and other Identification without the written agreement of Continental.  Continental shall not be liable for any loss, cost, damage or expense suffered or incurred by Contractor because of the failure or inability to take or consent to the taking of any action on account of any such infringements, imitations or challenges or because of the failure of any such action or proceeding.  If Continental shall commence any action or legal proceeding on account of such infringements, imitations or challenges, Contractor agrees to provide all reasonable assistance requested by Continental in preparing for and prosecuting the same.

5.            Revocation of License.  Continental shall have the right to cancel the license provided herein in whole or in part at any time and for any reason, in which event all terminated rights to use the Identification provided Contractor herein shall revert to Continental and shall not be used by Contractor in connection with any operations of Contractor.  The following provisions shall apply to the termination of the license provided herein:  (i) in the case of a termination of the license to use the globe element of the Continental Marks, Contractor shall cease all use of the globe element of the Continental Marks with respect to each Covered Aircraft within 90 days of such aircraft being withdrawn from the capacity purchase provisions of the Agreement, and shall cease all use of the globe element of the Continental Marks in all other respects within 90 days of last Covered Aircraft becoming an Uncovered Aircraft (unless this Agreement is terminated for Cause or pursuant to Section 9.03(b) or the first sentence of Section 9.03(c), in which case Contractor shall cease all use of the globe element of the Continental Marks within 45 days of the Termination Date); (ii) in the case of a termination of the license to use any other Continental Marks and Identification, Contractor shall cease all use of such other Continental Marks and Identification within 45 days of the termination of the license for such other Continental Marks and other Identification.  Within such specified period, Contractor shall change its facilities, equipment, uniforms and supplies to avoid any customer confusion or the appearance that Contractor is continuing to have an operating relationship with Continental, and Contractor shall not thereafter make use of any word, words, term, design, name or mark confusingly similar with the Continental Marks or other Identification so that any such word, words, term, design, name or mark would present a likelihood of confusion or otherwise suggest a continuing relationship between Contractor and Continental.

6.            Assignment.  The non-exclusive license granted by Continental to Contractor is personal to Contractor and may not be assigned, sub-licensed or transferred by Contractor in any manner without the written consent of a duly authorized representative of Continental.

7.            Continental Marks.  The Continental Marks are as follows:

CONTINENTAL EXPRESS

CONTINENTAL EXPRESS’S LOGO (DESIGN) IN COLOR

CONTINENTAL EXPRESS’S LOGO (DESIGN) IN BLACK & WHITE

8.         Aircraft Livery.  The aircraft livery shall be as follows, unless otherwise directed by Continental:  The colors blue, gray, white and gold are used on the aircraft.  The color white appears on the top approximate 2/3 of the body of the aircraft; the color gray appears below the color white on the remainder of the bottom portion of the body of the aircraft; the color gold is used as a stripe or band dividing the white and gray colors.  The tail of the aircraft is primarily blue with a logo design in a gold and white combination and the trade name is written in blue on the white portion of the body of the aircraft.  The color blue is the dominant aircraft interior color.

9.            Survival.  The provisions of this Exhibit G shall survive the termination of this Agreement for a period of six years.

EXHIBIT H

Use of Contractor Marks

1.         Grant.  Contractor hereby grants to Continental, and Continental accepts, a non-exclusive, personal, non-transferable, royalty-free right and license to adopt and use the Contractor Marks (as defined below) in connection with Continental’s entering into this Agreement, subject to the conditions and restrictions set forth herein.

2.            Ownership of the Contractor Marks.

            a.            Contractor shall at all times remain the owner of the Contractor Marks and any registrations thereof and Continental’s use of any Contractor Marks shall clearly identify Contractor as the owner of such marks (to the extent practical) to protect Contractor’s interest therein.

            b.            Continental acknowledges Contractor’s ownership of the Contractor Marks and further acknowledges the validity of the Contractor Marks.  Continental agrees that it will not do anything that in any way infringes or abridges Contractor’s rights in the Contractor Marks or directly or indirectly challenges the validity of the Contractor Marks.

3.         Use of the Contractor Marks.

            a.            Continental shall use the Contractor Marks only as authorized herein by Contractor and in accordance with such standards of quality as Contractor may establish.

            b.            Continental shall use the Contractor Marks as necessary or appropriate in Continental’s sole discretion in connection with the Regional Airline Services, including without limitation the sale or disposition by Continental of the seat inventory of the Scheduled Flights.

            c.            Continental shall not use the Contractor Marks for any purpose other than as set forth in this Exhibit H, and specifically shall have no right to use the Contractor Marks in connection with any other operations of Continental.

            d.            Contractor may change the Contractor Marks at any time and from time to time (including by adding or deleting marks from the list specified in this Exhibit H), in which case Continental shall as soon as practicable make such changes as are requested by Contractor to utilize the new Contractor Marks; provided that Contractor shall either pay directly the reasonable costs of making such changes to the Contractor Marks or shall promptly reimburse Continental for its reasonable expenses incurred in making such changes.

            e.            Nothing shall abridge Contractor’s right to use and/or to license the Contractor Marks, and Contractor reserves the right to the continued use of all the Contractor Marks, to license such other uses of the Contractor Marks and to enter into such agreements with other carriers providing for arrangements similar to those with Continental as Contractor may desire.  No term or provision of this Agreement shall be construed to preclude the use of the Contractor Marks by other persons or for other similar uses not covered by this Agreement.

4.            Contractor-Controlled Litigation.  Contractor at its sole expense shall take all steps that in its opinion and sole discretion are necessary and desirable to protect the Contractor Marks against any infringement or dilution.  Continental agrees to cooperate fully with Contractor in the defense and protection of the Contractor Marks as reasonably requested by Contractor.  Continental shall report to Contractor any infringement or imitation of, or challenge to, the Contractor Marks, immediately upon becoming aware of same.  Continental shall not be entitled to bring, or compel Contractor to bring, an action or other legal proceedings on account of any infringements, imitations, or challenges to any element of the Contractor Marks without the written agreement of Contractor.  Contractor shall not be liable for any loss, cost, damage or expense suffered or incurred by Continental because of the failure or inability to take or consent to the taking of any action on account of any such infringements, imitations or challenges or because of the failure of any such action or proceeding.  If Contractor shall commence any action or legal proceeding on account of such infringements, imitations or challenges, Continental agrees to provide all reasonable assistance requested by Contractor in preparing for and prosecuting the same.

5.            Revocation of License.  Contractor shall have the right to cancel the license provided herein in whole or in part at any time and for any reason, in which event all terminated rights to use the Contractor Marks provided Continental herein shall revert to Contractor and shall not be used by Continental in connection with any operations of Continental.  Continental shall cease all use of the Contractor Marks in all respects upon the last Covered Aircraft becoming an Uncovered Aircraft.  Continental shall not thereafter make use of any word, words, term, design, name or mark confusingly similar with the Contractor Marks so that any such word, words, term, design, name or mark would present a likelihood of confusion or otherwise suggest a continuing relationship between Continental and Contractor.

6.            Assignment.  The non-exclusive license granted by Contractor to Continental is personal to Continental and may not be assigned, sub-licensed or transferred by Continental in any manner without the written consent of a duly authorized representative of Contractor.

7.            Contractor Marks.  The Contractor Marks are as follows:  XJT.

8.            Survival.  The provisions of this Exhibit H shall survive the termination of this Agreement for a period of six years.

EXHIBIT I

Catering Standards

Station Services

Contractor will provide caterer oversight at Contractor Airports that are non-Chelsea Catering locations.  Continental will provide caterer oversight at Continental Airports that are non-Chelsea Catering locations.

At Contractor Airports without contract catering, Contractor will provide supplies and beverage uplift as necessary and will remove, store and re-board perishable supply and beverage items on RON/originating flights.  At Continental Airports without contract catering, Continental will provide supplies and beverage uplift as necessary and will remove, store and re-board perishable supply and beverage items on RON/originating flights.

Contractor will provide meal ordering services at Contractor Airports that are non-Chelsea Catering locations or where catering is downlined by Chelsea Catering.  Continental will provide meal ordering services at Continental Airports that are non-Chelsea Catering locations or where catering is downlined by Chelsea Catering.

Contractor will provide trained catering truck guide person for all Contractor Airports that are Chelsea Catering locations to assist with backing off the aircraft.  Continental will provide trained catering truck guide person for all Continental Airports that are Chelsea Catering locations to assist with backing off the aircraft.

Contractor will coordinate and communicate with Chelsea Catering regarding all flight activity, cancellations and irregular operations providing necessary information in a timely manner.

Onboard Services

Continental has right to determine meal/beverage service parameters and scheduling for Scheduled Flights.

Continental has right to conduct onboard service audits on Scheduled Flights to ensure service standards are being met.

Contractor flight attendants providing Regional Airline Services will be trained on meal and beverage service procedures, including liquor and duty-free sales and cash handling, and will collect all on-board revenue for liquor and duty-free sales.

Contractor will provide sufficient galley service ship's equipment to operate, such as hot jugs, coffee makers and trash bins.

EXHIBIT J

Ticket Handling Terms

1.            Passenger Ticket Stock and Accounting Procedures.  Continental will provide Contractor with Continental passenger ticket stock in accordance with the following procedures:

            A.            Continental will supply Contractor with adequate supplies of all necessary passenger ticket forms, bag tags, boarding passes, validator plates and other documents and materials necessary to enable Contractor to operate in a manner consistent with Continental procedures, upon request to the office designated by Continental from time to time.  A receipt for all ticket forms delivered to Contractor shall be signed by an appropriate representative of Contractor, and Contractor shall comply with Continental’s procedures with respect to the control of, safeguarding of and accounting for ticket stock and validator plates.  All tickets and other documents and materials supplied by Continental for use in connection with the Agreement shall be and remain the property of Continental and shall be held in trust for Continental by Contractor and issued or otherwise utilized only as provided in the Agreement.

            B.            Contractor shall be responsible for the safe and secure custody and care of all tickets and other documents and materials furnished by Continental.  The tickets and other documents of Continental shall be secured in a manner satisfactory to Continental and consistent with any applicable IATA standards and specifications.  Such tickets and documents and all records relating to them and to the sale of transportation on Continental shall at all times be made available for inspection by Continental or its designated representative.

            C.            All tickets shall be issued by Contractor in accordance with the currently effective tariffs and contract of carriage applicable to the transportation being purchased and applicable trade manuals, all in accordance with appropriate instructions, which may be issued from time to time by Continental.

            D.            All tickets shall be issued by Contractor in numerical sequence and all must be accounted for at each reporting period.  All auditors’ coupons for tickets issued by Contractor and all coupons of voided tickets shall be sent to the office or offices designated by Continental from time to time on the workday following issuance.

            E.            All checks accepted for the sale of tickets on Continental ticket stock shall be payable to Continental and acceptance of checks shall conform to Continental’s acceptance procedures.  Any losses resulting from returned checks where Contractor has failed to follow Continental’s acceptance procedures, will be charged to Contractor after Continental exhausts reasonable efforts to collect.

            F.            All tickets issued for a form of payment other than cash or check shall be supported by such documents as shall be specified by Continental.

            G.            Contractor shall assume full liability for and agrees to defend, indemnify and hold Continental harmless from and against any and all claims, demands, liability, expenses, losses, costs or damages whatsoever in any manner arising out of or attributed to Contractor’ possession, issuance, loss, misapplication, theft, or forgery of tickets, other travel documents, or supplies furnished by Continental to Contractor including but not limited to lost ticket forms, bag tags, boarding passes or other documents and errors in ticket issuance.  In the event Contractor loses or has stolen any ticket, fails to return tickets or other documents to Continental upon demand, fails to remit pursuant to the Agreement the monies to which Continental is entitled from the sale of any such ticket or document, or fails to account properly for any such tickets or document, Contractor shall be liable to Continental for the agreed value of any such ticket or document, which is agreed to be the actual damages or loss sustained by Continental from usage of any such ticket or document, as measured by the then current, non-discounted retail price of the transportation or other service obtained with the ticket or document or, if such value cannot be determined, US $[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] per ticket.

            H.            Contractor may accept all credit cards honored by Continental and is appointed Continental’s agent for such purpose, provided:

                        (i)            Contractor observes the floor limits for each credit card set by the issuer of the credit card (the “Card Issuer”) as amended by the Card Issuer from time to time;

                        (ii)            Contractor accepts each credit card within the terms of the contracts between Continental and Card Issuer;

                        (iii)            Contractor complies with 14 CFR, Part 374;

                        (iv)            Contractor does not accept blacklisted cards;

                        (v)            Contractor shall reimburse Continental for any losses incurred by Continental as a result of Contractor’ failure to observe the terms of this section or of the contracts between Continental and the Card Issuer;

                        (vi)            Contractor complies with all of Continental’s established procedures relating to credit cards; and

                        (vii)            For tickets that are not for transportation on Scheduled Flights, Contractor shall reimburse Continental for all charge backs, returns and other direct charges attributable to or arising from Contractor’ acceptance of credit cards, unless either (a) Continental has realized an offsetting credit (including through the return and cancellation of a previously issued ticket) or (b) such charge back, return or other charge resulted from the gross negligence, recklessness, or willful misconduct of Continental.

            I.            Contractor shall prepare and furnish to Continental all written reports, accounts, and documentation with regard to ticket handling that Continental may require daily or at such lesser frequency as Continental may prescribe, at its sole discretion, from time to time during the life of the Agreement.  Contractor will comply with all reasonable procedures specified by Continental with regard to ticket handling.

            J.            Within two business days after the termination of the Agreement for any reason, Contractor will return to Continental all passenger ticket forms, bag tags, boarding passes and other documents provided to Contractor by Continental pursuant to the Agreement.

2.            Deposits.  Contractor shall deposit all funds, both cash and checks, realized from the sale of tickets on Continental ticket stock by it in Continental accounts maintained at depositories from time to time designated by Continental on or before the first banking day following receipt of such funds.

3.         Ticket Acceptance.  For the term of the Agreement, Continental hereby authorizes Contractor to accept flight coupons written for CO* Flights in accordance with any applicable restrictions.  Contractor shall not endorse or refund any such coupons without Continental’s written consent, except in accordance with Continental’s contract of carriage.

EXHIBIT K

Fuel Efficiency Program

Contractor shall use commercially reasonable efforts to develop and maintain a comprehensive fuel efficiency program, acceptable to Continental, in a timely manner and with the overall objective of operating and maintaining the Covered Aircraft in a manner that maximizes fuel efficiency, with due consideration to other performance objectives.  The program will include applicable data collection and trend analysis, and will set and track target metrics.  Continental shall audit Contractor’s program at its discretion, but at no less than annual intervals.  Such audits will be based on the IATA Fuel and Emissions Efficiency Checklist, supplemented by the IATA Guidance Material and Best Practices for Fuel and Environmental Management, any applicable manufacturer material, Continental’s own fuel efficiency program applicable to its own fleet, and any other material standard in the industry.

Contractor’s fuel efficiency program shall emphasize at least the following:

1.         A “cost index” (CI) based flight planning system, or as an alternative a flight planning system that adequately balances the cost of fuel versus the cost of time on a segment specific basis.  The ability to provide the system with current and accurate applicable costs is required.

2.         Flight planning technology that accurately predicts fuel burn and optimizes lateral and vertical profiles for takeoff and landing runway, climb and descent, crossing restrictions, special use airspace, preferred routings, enroute altitude agreements, etc.

3.            Appropriate, implemented, well documented, and thoroughly trained policies and procedures for dispatchers, pilots, load planners, station agents, mechanics and management that maximize opportunities for fuel efficiency.

4.         An active interface with appropriate Air Traffic Control (ATC) facilities, management, and other personnel to minimize operational restrictions, and improve ATC handling of Contractor flights.

5.         Well-defined and fully integrated flight planning fuel policies, including statistical tracking of fuel added by pilots and dispatchers, efficient reserves, guidelines for efficient alternate selection, a “no-alternate” policy,  and target “fuel on deck”.

6.            Thorough and effective pilot and dispatcher training on aerodynamics, cruise performance and overall fuel efficient flying in initial, transition, upgrade, and recurrent programs, with an emphasis on operating the aircraft at the most efficient speeds and altitudes as well as correct descent and approach planning.

7.            Maximized use of on-board Flight Management Systems (FMS) or performance management computers as an in-flight fuel efficiency tool.   Applicable thorough and effective training is required.

8.         An effective fuel tankering program, including automated tankering suggestions and calculations, using validated methods and formulas.

9.            Thorough statistical tracking, analysis and measurement of fuel efficiency using actual data, data from flight plans, and FOQA data with a comprehensive plan to identify and correct deficiencies, including individual pilot and dispatcher issues.

10.       A designated manager charged with overall responsibility for fuel efficiency either as a stand alone position, or as a substantial element of an individual job description.

11.       The inclusion of fuel efficiency issues and targets in appropriate job descriptions and performance objectives.  Applicable work groups include, but are not limited to, pilots, dispatchers, SOCC managers, and gate and ramp personnel.

12.       A weight management program that prevents the carriage of unnecessary galley supplies, spare parts and equipment, customer service items, etc.

13.       A center of gravity management system that considers the most efficient center of gravity in load distribution.

14.            Adequate ground equipment and an APU management program that prevents unnecessary or costly operation of the APU.

15.       An engine-out taxi program both before takeoff and after landing.

16.       Fuel and operationally efficient takeoff and landing flap selection priorities.

17.       An engine maintenance program or maintenance contracts that track deterioration in Specific Fuel Consumption (SFC) and allow for cost effective early removal and repair/overhaul of high burn engines.

18.       An airframe maintenance program that measure airframe drag and corrects high drag airframes that exceed an agreed upon threshold.  An airframe maintenance program shall also include scheduled thorough aerodynamic conformity checks and corrective action.